AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 29, 2003
                                                    REGISTRATION NO.  333-109784
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                                 TENGASCO, INC.
                 -----------------------------------------------
                    (EXACT NAME OF REGISTRANT AS SPECIFIED IN
                                  OUR CHARTER)


         TENNESSEE                   1311                  87-0267438
    --------------------     --------------------     --------------------
      (STATE OR OTHER          (PRIMARY STANDARD         (I.R.S. EMPLOYER
      JURISDICTION OF      INDUSTRIAL CLASSIFICATION  IDENTIFICATION NUMBER)
     INCORPORATION OR            CODE NUMBER)
       ORGANIZATION)

                           603 MAIN AVENUE, SUITE 500
                               KNOXVILLE, TN 37902
                                 (865) 523-1124
                 ----------------------------------------------
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               RICHARD T. WILLIAMS
                                 TENGASCO, INC.
                           603 MAIN AVENUE, SUITE 500
                               KNOXVILLE, TN 37902
                                 (865) 523-1124
                 ----------------------------------------------
            (NAME, ADDRESS INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                                  GARY J. SIMON
                            HUGHES HUBBARD & REED LLP
                             ONE BATTERY PARK PLAZA
                               NEW YORK, NY 10004
                                 (212) 837-6000
                             -----------------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

                                                  PROPOSED        PROPOSED
                                                  MAXIMUM         MAXIMUM
TITLE OF EACH CLASS OF           AMOUNT           OFFERING        AGGREGATE     AMOUNT OF
SECURITIES TO BE                  TO BE           PRICE PER       OFFERING     REGISTRATION
REGISTERED                     REGISTERED         SHARE (1)       PRICE (1)        FEE
------------------------    -----------------   -------------   -----------    ------------
Nontransferable Common
Stock Purchase Rights(2)    12,100,000 rights        ---            ---(3)         ---(3)

Common Stock, par value
$.001 per share (4)         36,300,000 shares       $.76       $27,588,000(5)   $2,232(6)

(1)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.
(2)This registration statement relates to (a) nontransferable rights to purchase shares of common stock of Tengasco, Inc., which rights will be issued to holders of common stock and (b) the shares of common stock deliverable upon exercise of the rights pursuant to the rights offering.
(3)The rights are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act of 1933, no separate registration fee is required because the rights are being registered in the same registration statement as the common stock underlying the rights.
(4)Represents  the shares of common  stock  issuable  upon the  exercise  of the rights.
(5)Represents  the  gross  proceeds  from the  assumed  exercise  of all  rights issued.
(6)Includes $1,833, which was previously paid.
                             ----------------------
   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED DECEMBER __, 2003

                                   PROSPECTUS
                                 TENGASCO, INC.
                                   12,100,000
                               SUBSCRIPTION RIGHTS
                                   TO PURCHASE
                                   36,300,000
                             SHARES OF COMMON STOCK

   We are distributing to holders of our outstanding common stock, at no charge, nontransferable subscription rights to purchase up to an aggregate of 36,300,000 shares of our common stock at a cash subscription price of $0.25 per share. You will receive for each share of our common stock you own a right to purchase three shares of our common stock at an exercise price of $0.25 for each share purchased. If you exercise your rights in full, you may over-subscribe for the purchase of additional shares that remain unsubscribed at the expiration of the rights offering, subject to availability and allocation of shares among persons exercising this over-subscription privilege. In no event, however, may any subscriber purchase shares of our common stock in the offering that, when aggregated with all of the shares of our common stock otherwise owned by the subscriber and his, her or its affiliates, would immediately following the closing represent more than 50% of our issued and outstanding shares. You will not be entitled to receive any rights unless you hold of record shares of our common stock as of the close of business on _____, 2003.

   This rights offering is being made in order to obtain funds to pay non-bank indebtedness, including to Dolphin Offshore Partners, L.P., which we refer to as Dolphin, in the aggregate amount of up to approximately six million dollars (including up to $2,625,000 in principal amount plus accrued interest to Dolphin), with the balance of the net proceeds, if any, to be used to pay bank indebtedness and/or for working capital purposes. Dolphin, of which Peter E. Salas, a member of our Board of Directors, is the general partner and the controlling person, is deemed to beneficially own approximately 19.8% of our outstanding common stock. Our Board of Directors has determined that this rights offering is advisable under our present financial, operational and other circumstances. Our Board of Directors formed a special committee of its members charged with, among other things, recommending to the full Board of Directors the financial and other terms of this rights offering. We have no agreements with any persons or entities, including Dolphin, members of our Board of Directors, our management and any broker dealers, with respect to their exercise of any rights offered hereby or their participation as an underwriter, broker or dealer in this offering. See "The Rights Offering - Background of the Rights Offering."

   The rights will expire if they are not exercised by 5:00 p.m., New York City time, on _____, 2003 [not later than 30 days after the date hereof], the expected expiration date of the rights offering. We may extend the period for exercising the rights for up to an additional 30 days. Subscription amounts received will be held by the subscription agent until completion of the rights offering, during which period the right holders will not earn interest on those subscription amounts. Rights that are not exercised by the expiration date of the rights offering will expire and will have no value. Rights may not be sold or transferred except under the very limited circumstances described later in this prospectus. You should carefully consider whether to exercise your rights before the expiration date. See "The Rights Offering." Our Board of Directors makes no recommendation regarding your exercise of rights.

   Shares of our common stock are traded on the American Stock Exchange, to which application has been made for the listing of the shares offered hereby, under the symbol "TGC." On December 23, 2003, the last reported sales price for our common stock was $0.76 per share.

   AN INVESTMENT IN OUR COMMON STOCK IS VERY RISKY. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 8 OF THIS PROSPECTUS BEFORE EXERCISING YOUR RIGHTS.

                              PROCEEDS OF OFFERING

                                               PER SHARE         TOTAL
                                               ----------     ----------
Subscription Price...........................   $0.25         $9,075,000
Estimated Expenses...........................   $0.004        $150,000
Net Proceeds to Tengasco.....................   $0.246        $8,925,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              THE DATE OF THIS PROSPECTUS IS ______________ , 2003.

                                TABLE OF CONTENTS


Summary..............................1   Management.........................42
Risk Factors.........................8   Certain Relationships And Related
Forward Looking Statements..........13     Transactions.....................47
Use Of Proceeds.....................14   Principal Stockholders.............49
Price Range Of Common Stock.........15   The Rights Offering................51
Capitalization......................16   Description Of Capital Stock.......61
Selected Consolidated                    United States Federal Income Tax
  Financial Data....................17     Consequences.....................64
Management's Discussion And              Plan of Distribution...............65
  Analysis Of Financial Condition        Tennessee Anti-Takeover Law........65
  And Results Of Operations.........18   Limitation Of Liability Of
Quantitative And Qualitative               Directors........................65
  Disclosure About Market Risks.....26   Legal Matters......................67
Business............................27   Experts............................67
Production..........................39   Where You Can Find More
Legal Proceedings...................41     Information......................67
                                         Index to Financial Statements......F-1

                                     SUMMARY

   THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. THIS PROSPECTUS INCLUDES INFORMATION ABOUT OUR BUSINESS AND OUR FINANCIAL AND OPERATING DATA. BEFORE MAKING AN INVESTMENT DECISION, WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISKS DISCUSSED IN THE "RISK FACTORS" SECTION. WE ALSO ENCOURAGE YOU TO REVIEW OUR FINANCIAL STATEMENTS AND THE OTHER INFORMATION US PROVIDE IN THE REPORTS AND OTHER DOCUMENTS THAT WE FILE WITH THE SEC, AS DESCRIBED UNDER "WHERE YOU CAN FIND MORE INFORMATION."

OUR COMPANY

   We are in the business of exploring for, producing and transporting oil and natural gas in Tennessee and Kansas. We lease producing and non-producing properties with a view toward exploration and development. Emphasis is also placed on pipeline and other infrastructure facilities to provide transportation services. We utilize seismic technology to improve the discovery and recovery of reserves.

   To date, we have drilled primarily on a portion of our Tennessee leases known as the Swan Creek Field in Hancock County focused within what is known as the Knox formation, one of the geologic formations in that field. During the first nine months of 2003, we produced an average of approximately 1.2 million cubic feet of natural gas per day and approximately 2,171 barrels of oil per month from 23 producing gas wells and six producing oil wells in the Swan Creek Field. We also operate wells in the State of Kansas. During the first nine months of 2003, we produced an average of approximately .73 million cubic feet of natural gas per day and 10,531 barrels of oil per month from 59 producing gas wells and 149 producing oil wells in Kansas.

   We were initially organized under the laws of the State of Utah on April 18, 1916, under the name "Gold Deposit Mining & Milling Company." We subsequently changed our name to Onasco Companies, Inc. We were formed originally for the purpose of mining, reducing and smelting mineral ores. On November 10, 1972, we conveyed to an unaffiliated entity substantially all of our assets and we ceased all business operations. From approximately 1983 to 1991, our operations were limited to seeking out the acquisition of assets, property or businesses. In 1995 we began acquiring oil and gas assets and have since focused our efforts on the operation of these assets as well as the acquisition of additional oil and gas assets.

   We are a Tennessee corporation, the address of our principal executive office is 603 Main Avenue, Suite 500, Knoxville, TN 37902, and our telephone number at that address is (865)523-1124.

THE RIGHTS OFFERING

   You should read "Risk Factors" before you exercise your rights.

WHAT IS THE RIGHTS            The   rights   offering  is   a  distribution   to
OFFERING?                     holders  of  our common  stock,  at no charge,  of
                              nontransferable subscription rights at the rate of
                              one right (to purchase  three shares of our common
                              stock) for each share of common  stock owned as of
                              ________,  2003, the record date.  Each right will
                              be   evidenced   by   a   nontransferable   rights
                              certificate.

WHAT IS A SUBSCRIPTION        Each  subscription  right is  a  right to purchase
RIGHT?                        three  shares  of  our  common  stock and  carries
                              with it a basic subscription privilege and an over-subscription privilege.

WHAT IS THE BASIC             The  basic  subscription  privilege of  each right
SUBSCRIPTION PRIVILEGE?       entitles  you to  purchase  three  shares  of  our
                              common stock at the subscription price of $0.75 in
                              the aggregate,  or $0.25 per each share purchased.
                              You must  purchase  all three  shares  relating to
                              each outstanding share if you wish to exercise the
                              subscription     privilege    relating    thereto.
                              Fractional rights will be eliminated by rounding up to the next higher whole right.

WHAT IS THE                   We do not  expect  that all  of  our  stockholders
OVER-SUBSCRIPTION             will  exercise  all of  their  basic  subscription
PRIVILEGE?                    rights.     By     extending     over-subscription
                              privileges to our  stockholders,  we are providing
                              stockholders  that  exercise  all of  their  basic
                              subscription  privileges  with the  opportunity to
                              purchase  those  shares that are not  purchased by
                              other  stockholders  through the exercise of their
                              basic      subscription      privileges.       The
                              over-subscription privilege of each right entitles
                              you, if you fully exercise your basic subscription
                              privilege,  to subscribe for additional  shares of
                              our common  stock  unclaimed  by other  holders of
                              rights  in  the  rights  offering,   at  the  same
                              subscription  price per share.  If an insufficient
                              number of shares is available to fully satisfy all
                              over-subscription    privilege    requests,    the
                              available     shares    will    be     distributed
                              proportionately among rights holders who exercised
                              their  over-subscription  privilege  based  on the
                              number of shares each rights holder subscribed for
                              under  the  basic  subscription   privilege.   The
                              subscription agent will return any excess payments by mail without interest or deduction promptly after the expiration of the rights offering.

HOW LONG WILL THE RIGHTS      You will be  able to  exercise  your  subscription
OFFERING LAST?                rights only  during a  limited  period.  If you do
                              not exercise your subscription  rights before 5:00
                              p.m., New York City time, on  _____________,  2003
                              [not later than 30 days after the date hereof], your subscription rights will expire. We may, in our discretion, extend the rights offering for up to an additional 30 days.

IS THERE ANY LIMITATION       Yes.  In no  event  ma y any  subscriber  purchase
ON THE NUMBER OF MY           shares  of  our  common  stock  in   the  offering
RIGHTS THAT I MAY             that,  when aggregated with  all of  the shares of
EXERCISE?                     our   common    stock   otherwise   owned  by  the
                              subscriber and his, her or its affiliates, would immediately following the closing represent more than 50% of our issued and outstanding shares.

WHY IS TENGASCO ENGAGING      The net  proceeds of  the rights  offering will be
IN A RIGHTS OFFERING?         used initially  to pay  non-bank  indebtedness  in
                              the aggregate  amount of up to six million dollars
                              (including up to  $2,625,000  in principal  amount
                              plus  accrued  interest  to  Dolphin),   with  the
                              balance of the net proceeds, if any, to be used to
                              repay bank indebtedness and/or for working capital
                              purposes,  including  the  drilling of  additional
                              wells.   The   rights   offering   gives  you  the
                              opportunity to participate in this fund-raising effort and to purchase additional shares of our common stock.

WHAT HAPPENS IF I CHOOSE      You will  retain  your  current  number  of shares
NOT TO EXERCISE MY            of  common  stock  even  if  you do  not  exercise
SUBSCRIPTION RIGHTS?          your  subscription  rights.  If  you choose not to
                              exercise  your  subscription   rights,   then  the
                              percentage  of our common  stock that you own will
                              decrease.   Rights  not  exercised  prior  to  the
                              expiration of the rights offering will expire.

HOW DO I EXERCISE MY          You   may   exercise   your   rights  by  properly
SUBSCRIPTION RIGHTS?          completing     and     signing      your    rights
                              certificate.   You  must   deliver   your   rights
                              certificate  with full payment of the subscription
                              price  (including  any  amounts  in respect of the
                              over-subscription  privilege) to the  subscription
                              agent on or prior to the  expiration  date. If you
                              use the mail,  we recommend  that you use insured,
                              registered mail, return receipt requested.  If you
                              cannot  deliver  your  rights  certificate  to the
                              subscription  agent on time,  you may  follow  the
                              guaranteed  delivery  procedures  described  under
                              "The    Rights    Offering--Guaranteed    Delivery
                              Procedures" beginning on page 55.

WHAT SHOULD I DO IF I WANT    If you hold shares of our common  stock  through a
TO PARTICIPATE IN THE         broker,  custodian bank or other nominee,  we will
RIGHTS OFFERING BUT MY        ask your broker,  custodian  bank or other nominee
SHARES ARE HELD IN THE        to notify you of the rights offering.  If you wish
NAME OF MY BROKER,            to  exercise  your  rights,  you will need to have
CUSTODIAN BANK OR             your broker,  custodian  bank or other nominee act
OTHER NOMINEE?                for you.

                              To indicate your decision, you should complete and return to your broker, custodian bank or other nominee the form entitled "Beneficial Owner Election Form." You should receive this form from your broker, custodian bank or other nominee with the other rights offering materials. You should contact your broker, custodian bank or other nominee if you believe you are entitled to participate in the rights offering but you have not received this form.

WHAT  SHOULD I DO IF I        The   subscription    agent   will   mail   rights
WANT TO PARTICIPATE IN        certificates  to you if you  are a  rights  holder
THE RIGHTS OFFERING AND       whose  address is outside the United  States or if
I AM A STOCKHOLDER IN A       you  have  an Army  Post  Office  or a Fleet  Post
FOREIGN COUNTRY OR IN         Office address.  To exercise your rights, you must
THE ARMED SERVICES?           notify  the subscription agent on or prior to 5:00
                              p.m.,  New  York City time,  on  ___________ 2003,
                              and take all other steps which are necessary to exercise your rights, on or prior to that time.
                              If you do not follow these procedures prior to the expiration of the rights offering, your rights will expire.

WHAT IF THE MARKET PRICE      Consult your broker. Depending on the market price
PER SHARE OF OUR COMMON       of our common  stock,  it most likely will be more
STOCK IS LESS THAN THE        cost  effective for you to purchase  shares of our
SUBSCRIPTION PRICE PER        common stock on the American Stock Exchange rather
SHARE WHEN I AM DECIDING      than exercise your subscription rights.
TO EXERCISE MY
SUBSCRIPTION RIGHTS?

WILL I BE CHARGED A           No. We will not charge a brokerage commission or a
SALES COMMISSION OR A         fee to rights holders for exercising their rights.
FEE BY TENGASCO IF I          However,  if you  exercise  your rights  through a
EXERCISE MY SUBSCRIPTION      broker or nominee, you will be responsible for any
RIGHTS?                       fees charged by your broker or nominee.

WHAT IS THE BOARD OF          Our  board  of   directors  is  not  making  any
DIRECTORS'                    recommendation   as  to   whether   you   should
RECOMMENDATION REGARDING      exercise  your  subscription   rights.  You  are
THE RIGHTS OFFERING?          urged to make  your  decision  based on your own
                              assessment of the rights offering and Tengasco.

HOW MANY SHARES MAY I         You    will     receive     one    nontransferable
PURCHASE?                     subscription   right  for  each  share  of  common
                              stock that you owned on  ____________,  2003,  the
                              record date. Each subscription  right contains the
                              basic     subscription     privilege    and    the
                              over-subscription     privilege.     Each    basic
                              subscription  privilege  entitles  you to purchase
                              three  shares of  common  stock for $0.25 per each
                              share   purchased.   Fractional   rights  will  be
                              eliminated by rounding up to the next higher whole right. See "The Rights Offering - Subscription
                              Privileges - Basic Subscription Privilege."

                              The over-subscription privilege entitles you to subscribe for additional shares of our common stock at the same subscription price per share on a pro-rata basis to the number of shares you purchased under your basic subscription privilege, provided you fully exercise your basic subscription privilege. "Pro-rata" means in proportion to the number of shares of our common stock that you and the other rights holders electing to exercise their over-subscription privileges have purchased by exercising the basic subscription privileges on their holdings of common stock. See "The Rights Offering - Subscription Privilege -Over-Subscription
                              Privilege."

HOW WAS THE SUBSCRIPTION      The  subscription   price  per  share   has   been
PRICE ESTABLISHED?            recommended   to  our  Board  of  Directors  by  a
                              special committee of our Board charged with, among
                              other  things,   recommending  to  our  Board  the
                              financial  and other terms of this  offering.  The
                              special committee  considered a number of factors,
                              including  the historic  and then  current  market
                              price of the common stock, our business prospects,
                              our  recent  and  anticipated  operating  results,
                              general  conditions in the securities  markets and
                              the  energy   markets,   our  need  for   capital,
                              alternatives  available to us for raising capital,
                              the amount of  proceeds  desired,  the  pricing of
                              similar transactions,  the liquidity of our common
                              stock and the level of risk to our investors.  The
                              matters considered by the special committee in its
                              determination  also included  negotiations  with a
                              representative  of Dolphin,  of which Mr. Salas is
                              the controlling person, as to a subscription price
                              at  which   Dolphin  might   participate   in  the
                              offering,  although  Dolphin has not entered  into
                              any  agreement  with the Company  with  respect to
                              such   participation.   The  special   committee's
                              recommendations  regarding  subscription price per
                              share and other terms of the offering were finally
                              presented  to our  Board of  Directors  (with  Mr.
                              Salas  not  participating  with  respect  to these
                              matters)   on   December   23,   2003.    In   its
                              deliberations,  the special  committee was advised
                              by a financial  adviser  and by counsel.  See "The
                              Rights   Offering  -  Background   of  the  Rights
                              Offering."

IS EXERCISING MY              Yes.  The  exercise   of  your  r ights   involves
SUBSCRIPTION RIGHTS           risks.   Exercising  your   rights   means  buying
RISKY?                        additional   shares  of   our   common  stock  and
                              should be  considered  as  carefully  as you would
                              consider any other equity investment.  Among other
                              things,  you should  carefully  consider the risks
                              described   under  the  heading  "Risk   Factors,"
                              beginning on page 8.

MAY I TRANSFER MY RIGHTS      No.  Should   you  choose  not  to  exercise  your
IF I DO NOT WANT TO           rights,   you   may   not   sell,   give  away  or
PURCHASE ANY SHARES?          otherwise    transfer   your   rights.    However,
                              rights will be transferable to certain affiliates of the recipient and by operation of law - for example, upon death of the recipient.

AM I REQUIRED TO              No.
SUBSCRIBE IN THE RIGHTS
OFFERING?

HOW MANY SHARES WILL BE       Assuming   the    rights    offering    is   fully
OUTSTANDING AFTER THE         subscribed,  the   number  of   shares  of  common
RIGHTS OFFERING?              stock  that   will  be   outstanding   immediately
                              after the rights  offering  will be  approximately
                              48,400,000 shares, subject to any increase(s) that may occur after the date of this prospectus as a result of the exercise, conversion or exchange of outstanding stock options, convertible securities or exchangeable securities.

WHAT  HAPPENS IF THE          Any rights not  exercised after  giving  effect to
RIGHTS OFFERING IS NOT        the over-subscription privilege will expire.
FULLY SUBSCRIBED AFTER
GIVING EFFECT TO THE
OVER-SUBSCRIPTION
PRIVILEGE?

HOW WILL THE RIGHTS           The members  of our  board of directors  and their
OFFERING AFFECT OUR           affiliates  are   deemed   to   beneficially   own
BOARD'S OWNERSHIP OF OUR      4,363,661     shares   of    our   common   stock,
COMMON STOCK?                 representing    approximately    34.5%   of    our
                              outstanding  common stock.  Dolphin  is deemed  to
                              beneficially  own 2,441,019 shares  of our  common
                              stock,  representing   approximately  19.8% of our
                              outstanding    common   stock.   See    "Principal
                              Stockholders."

                              If no rights holders other than Dolphin exercise their rights in the rights offering, Dolphin will, as a result of its subscription for and purchase of the maximum number of unsubscribed shares, be limited by the terms of this offering to ownership of not more than 50% of our issued and outstanding shares, when such ownership is aggregated with the ownership of its affiliates. If no rights holders other than all of the members of our board of directors exercise their respective rights in the rights offering, our board of directors collectively will, as a result of its subscription for and purchase of all unsubscribed shares, own 81.9% of our issued and outstanding shares and be deemed to beneficially own approximately 84.1% of our common stock. See "Principal Stockholders."

AFTER I EXERCISE MY           No.   Once   you   send  in   your    subscription
RIGHTS, CAN I CHANGE MY       certificate  and  payment  you  cannot  revoke the
MIND AND CANCEL MY            exercise  of   your   rights,  even  if you  later
PURCHASE?                     learn  information about us  that you  consider to
                              be unfavorable and even if the market price of our
                              common   stock  is  below   the  $0.25  per  share
                              subscription price. You should not exercise your subscription rights unless you are certain that you wish to purchase additional shares of our common stock at a price of $0.25 per share. See
                              "The Rights Offering - No Revocation."

WHAT ARE THE FEDERAL          A holder  of  common  stock   will  not  recognize
INCOME TAX CONSEQUENCES OF income or loss for federal income tax purposes EXERCISING MY SUBSCRIPTION in connection with the receipt or exercise of
RIGHTS AS A HOLDER OF         subscription  rights   in   the  rights  offering.
COMMON STOCK?                 See   "United    States    Federal    Income   Tax
                              Consequences" on page 62.

WHEN WILL I RECEIVE MY        If you purchase  shares of  common  stock  through
NEW SHARES?                   this   rights   offering,    you   will    receive
                              certificates representing those shares as soon as practicable after the expiration of the rights offering. Subject to state securities laws and regulations, we have the discretion to delay allocation and distribution of any shares you may elect to purchase by exercise of your basic or over-subscription privilege in order to comply with state securities laws.

WILL THE NEW SHARES BE        Yes.   Our   common   stock   is   traded  on  the
INITIALLY LISTED ON THE       American  Stock Exchange  under  the symbol "TGC."
AMERICAN STOCK EXCHANGE       On December 23,  2003,  the  last  reported  sales
AND TREATED LIKE OTHER        price of  our common  stock on  the AMEX was $0.76
SHARES?                       per share.

IF THE RIGHTS OFFERING        Yes.  The   subscription   agent   will  hold  all
IS NOT COMPLETED, WILL        funds  it  receives in escrow until  completion of
MY SUBSCRIPTION PAYMENT       the  rights  offering.  If  the right  offering is
BE REFUNDED TO ME?            not  completed,   the   subscription   agent  will
                              return    promptly,    without    interest,    all
                              subscription payments.

WHAT SHOULD I DO IF I         If  you  have  questions  or  need   assistance,
HAVE OTHER QUESTIONS?         please  contact  Mellon  Investor  Services LLC,
                              the subscription agent, at: (800) 932-6798.

                              For a more complete description of the rights offering, see "The Rights Offering" beginning on page 50.

AMERICAN STOCK EXCHANGE       TGC
TRADING SYMBOL:

TO WHOM SHOULD I SEND
FORMS AND PAYMENTS



                                MELLON BANK, N.A.


            BY MAIL:                          BY HAND:

      Mellon Bank, N.A.                 Mellon Bank, N.A.
      c/o Mellon Investor Services LLC  c/o Mellon Investor Services LLC
      P.O. Box 3301                     120 Broadway, 13th Floor
      South Hackensack, NJ 07606        New York, New York 10271
      Attention: Reorganization Dept.   Attention: Reorganization Dept

            BY OVERNIGHT COURIER:

        Mellon Bank, N.A.
        c/o Mellon Investor Services LLC
        85 Challenger Road
        Overpeck Centre
        Ridgefield Park, NJ 07660
        Attention: Reorganization Dept.

        For instructions on how your subscription payment should be sent to the subscription agent, see "The Rights Offering - Required Forms of Payment of Subscription Price" on page __.

        If you have questions, need additional copies of offering documents or otherwise need assistance, please contact the information agent for this offering:

        Mellon Investor Services LLC
        85 Challenger Road
        Overpeck Centre
        Ridgefield Park, NJ 07660
        800-932-6798

        To ask other questions or to receive copies of our recent SEC filings, you also can contact us by mail or telephone, or refer to the other sources described under "Where You Can Find More Information" on the inside back cover of this prospectus.

SUMMARY CONSOLIDATED FINANCIAL DATA

   The following summary financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and notes thereto, and other financial information included elsewhere in this prospectus. Our consolidated statement of loss data set forth below for the years ended December 31, 2002 and 2001 and 2000 and the consolidated balance sheet data as of December 31, 2002 and 2001 have been derived from our audited consolidated financial statements which are included elsewhere in this prospectus. The consolidated statement of loss data set forth below for the years ended December 31, 1999 and 1998 and the consolidated balance sheet data as of December 31, 2000, 1999 and 1998 have been derived from our audited consolidated financial statements that are not included in this prospectus. The balance sheet data and the statement of loss data as of and for the nine months ended September 30, 2003 and 2002 have been derived from our unaudited financial statements, included elsewhere in this prospectus, which we believe have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, which we consider necessary for a fair presentation of the summary financial data shown.

                                                                                                       Nine Months Ended
                                              Year Ended December 31,(1)                                 September 30,
                             -------------------------------------------------------------------  -------------------------
                               2002          2001           2000          1999          1998           2003          2002
                                                                                                          (unaudited)
LOSS STATEMENT DATA
Oil and Gas Revenues         $5,437,723    $6,656,758   $5,241,076     $3,017,252     $2,078,101   $4,907,216    $3,859,050
Production Costs and Taxes   $3,094,731    $2,951,746   $2,614,414     $2,564,932     $1,943,944   $2,571,898    $2,084,597
Depreciation, Depletion
  and Amortization           $2,413,597    $1,849,963     $371,249       $283,907       $290,030   $1,887,333    $1,731,182
General and
Administrative               $1,868,141    $2,957,871   $2,602,311     $1,961,348     $1,372,132   $1,112,289    $1,527,988
Interest Expense               $578,039      $850,965     $415,376       $417,497       $574,906     $462,518      $448,046
Net Loss Before
  Cumulative Effect of a
  Change in Accounting
  Principle                 $(3,154,555)  $(2,262,787) $(1,541,884)   $(2,671,923)   $(3,083,638) $(1,897,568)  $(2,820,539)
Cumulative Effect of a
   Change in Accounting
   Principle                          -             -            -              -              -    $(351,204)            -
Net Loss Attributable to
   Common Stockholders      $(3,661,334)  $(2,653,970) $(1,799,441)   $(2,791,270)   $(3,083,638) $(2,248,772)  $(2,820,539)
Earnings Per Share Data:
Net Loss Before
  Cumulative Effect of a
  Change in Accounting
  Principle Per Share            $(0.33)       $(0.26)      $(0.19)        $(0.33)        $(0.42)      $(0.16)       $(0.26)
Cumulative Effect of a
   Change in Accounting
   Principle Per Share                -             -            -              -              -       $(0.03)            -
Net Loss Attributable to
  Common Stockholders Per
  Share                          $(0.33)       $(0.26)      $(0.19)        $(0.33)        $(0.42)      $(0.19)       $(0.26)

                                                                                                            Nine Months
                                                    As of December 31, (2) (3)                                Ended
                              ------------------------------------------------------------------------       September
                                  2002            2001           2000           1999            1998         30, 2003
                                                                                                           (unaudited)
BALANCE SHEET DATA.
Working Capital Deficit       $(7,998,835)   $(6,326,204)     $(708,317)    $(1,406,263)   $(1,929,215)    $(9,296,959)
Oil and Gas Properties,
Net                           $13,864,321    $13,269,930     $9,790,047      $8,444,036     $7,747,655     $13,096,898
Pipeline Facilities, Net      $15,372,843    $15,039,762    $11,047,038      $4,212,842     $4,019,209     $15,312,212
Total Assets                  $32,584,391    $32,128,245    $25,224,724     $15,182,712    $13,525,777     $31,662,903
Debt                          $9,867,454     $10,302,588     $9,217,085      $4,894,378     $4,693,865      $9,549,053
Asset Retirement Obligations          --              --             --              --             --        $666,421
Mandatorily Redeemable
Preferred Stock               $6,762,218      $5,459,050     $3,938,900      $1,988,900       $800,000      $6,884,257
Stockholders Equity           $14,210,623    $14,991,847    $10,864,202      $7,453,930     $7,245,090     $12,458,833

(1) All references in this table to common stock and per share data have been retroactively adjusted to reflect the 5% stock dividend declared by the Company effective as of September 4, 2001.
(2) With respect to the pipeline facilities, during the years ended December 31, 2000, 1999, and 1998, this information included portions which were under construction.
(3) No cash dividends have been declared or paid by the Company for the periods presented.

                                  RISK FACTORS

   THIS OFFERING AND AN INVESTMENT IN THE SHARES OF OUR COMMON STOCK INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS AND OTHER INFORMATION PRESENTED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK. IF WE DO NOT SUCCESSFULLY ADDRESS ANY ONE OR MORE OF THE RISKS DESCRIBED BELOW, THERE COULD BE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION, OPERATING RESULTS AND BUSINESS.

RISKS RELATED TO OUR BUSINESS

   GOING CONCERN QUALIFICATION.

   We must make substantial capital expenditures for the acquisition, exploration and development of oil and gas reserves. Historically, we have paid for these expenditures with cash from operating activities, proceeds from debt and equity financings and asset sales. Our ability to re-work existing wells and resume our drilling program in the Swan Creek Field is dependent upon our ability to fund these expenditures. Although we anticipated that by this time we would be able to fund the completion of our drilling program in the Swan Creek Field from revenues from the sales of gas, we are unable to do so. Further, the availability of additional borrowings under our credit facility with Bank One has been revoked by Bank One. As a result of Bank One's revocation of the credit facility and the corresponding demand for repayment, combined with the fact that we are still in the early stages of our oil and gas operating history, during which time we have a history of losses from operations and have an accumulated deficit of $(30,147,538) and a working capital deficit of $(9,296,959) as of September 30, 2003 our independent certified public accountants have indicated in their report on our Consolidated Financial Statements for the year ended December 31, 2002, that these circumstances raise substantial doubt about our ability to continue as a going concern, which depends upon our ability to obtain long-term debt or raise capital to satisfy our cash flow requirements.

   SIGNIFICANT CAPITAL REQUIREMENTS; NEED FOR ADDITIONAL FINANCING.

   At the present time and if and until we are able to increase our production and sales of gas, we must obtain the necessary funds to proceed with our drilling program from other sources, such as this offering as well as other equity investments, bank loans or joint ventures with other companies. In addition, our revenues or cash flows could decline in the future because of a variety of reasons, including lower oil and gas prices or the inoperability of some or all of our existing wells. If our revenues or cash flows decrease and/or we are unable to procure additional financing, we would be required to reduce production over time or would otherwise be adversely affected, which would adversely impact our ability to continue in business. Where we are not the majority owner or operator of an oil and gas project, we may have no control over the timing or amount of capital expenditures required with the particular project. If we cannot fund our capital expenditures in such projects, our interests in such projects may be reduced or forfeited. In addition to our operational cash requirements, we have a significant amount of loans and other obligations either currently due or maturing January 4, 2004 and April 4, 2004. These loans, excluding our obligations to Bank One (in outstanding principal amount in excess of $5 million), include interest-bearing loans in the aggregate principal amount of approximately $4.3 million, of which approximately $2.6 million is owed to Dolphin) plus accrued interest and past due accounts payable in the aggregate amount of approximately $1.7 million (including preferred dividends in arrears in an aggregate amount in excess of $400,000). We cannot assure you that the proceeds of this offering will be sufficient to pay all of our loans and obligations currently due or maturing as described above or that we will be able to obtain any additional funding required as described above, in either or which events we may not be able to continue as a going concern.

   DECLINES IN OIL AND GAS PRICES WILL MATERIALLY ADVERSELY AFFECT US.

   Our future financial condition and results of operations will depend in part upon the prices obtainable for our oil and natural gas production and the costs of finding, acquiring, developing and producing reserves. Prices for oil and natural gas are subject to fluctuations in response to relatively minor changes in supply, market uncertainty and a variety of additional factors that are beyond our control. These factors include worldwide political instability
(especially in the Middle East and other oil-producing regions), the foreign supply of oil and gas, the price of foreign imports, the level of drilling activity, the level of consumer product demand, government regulations and taxes, the price and availability of alternative fuels and the overall economic environment. A substantial or extended decline in oil and gas prices would have a material adverse effect on our financial position, results of operations, quantities of oil and gas that may be economically produced, and access to capital. Oil and natural gas prices have historically been and are likely to continue to be volatile. This volatility makes it difficult to estimate with precision the value of producing properties in acquisitions and to budget and project the return on exploration and development projects involving our oil and gas properties. In addition, unusually volatile prices often disrupt the market for oil and gas properties, as buyers and sellers have more difficulty agreeing on the purchase price of properties.

   UNCERTAINTY  IN  CALCULATING  RESERVES;  RATES  OF  PRODUCTION;   DEVELOPMENT
EXPENDITURES; CASH FLOWS.

   There are numerous uncertainties inherent in estimating quantities of oil and natural gas reserves and in projecting future rates of production and timing of development expenditures, which underlie the reserve estimates, including many factors beyond our control. Reserve data represent only estimates. In addition, the estimates of future net cash flows from our proved reserves and their present value are based upon various assumptions about future production levels, prices and costs that may prove to be incorrect over time. Any significant variance from the assumptions could result in the actual quantity of our reserves and future net cash flows from being materially different from the estimates. In addition, our estimated reserves may be subject to downward or upward revision based upon production history, results of future exploration and development, prevailing oil and gas prices, operating and development costs and other factors.

   OIL AND GAS OPERATIONS INVOLVE SUBSTANTIAL COSTS AND ARE SUBJECT TO VARIOUS ECONOMIC RISKS.

   Our oil and gas operations are subject to the economic risks typically associated with exploration, development and production activities, including the necessity of significant expenditures to locate and acquire producing properties and to drill exploratory wells. In conducting exploration and development activities, the presence of unanticipated pressure or irregularities in formations, miscalculations or accidents may cause our exploration, development and production activities to be unsuccessful. This could result in a total loss of our investment. In addition, the cost and timing of drilling, completing and operating wells is often uncertain.

   COSTS  INCURRED  TO  CONFORM  TO  GOVERNMENT  REGULATION  OF THE  OIL AND GAS
INDUSTRY.

   Our exploration, production and marketing operations are regulated extensively at the federal, state and local levels. We have made and will continue to make large expenditures in our efforts to comply with the requirements of environmental and other regulations. Further, the oil and gas regulatory environment could change in ways that might substantially increase these costs. Hydrocarbon-producing states regulate conservation practices and the protection of correlative rights. These regulations affect our operations and limit the quantity of hydrocarbons we may produce and sell. In addition, at the federal level, the Federal Energy Regulatory Commission regulates interstate transportation of natural gas under the Natural Gas Act. Other regulated matters include marketing, pricing, transportation and valuation of royalty payments.

   COSTS INCURRED RELATED TO ENVIRONMENTAL MATTERS.

   Our operations are subject to numerous and frequently changing laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. We own or lease, and have in the past owned or leased, properties that have been used for the exploration and production of oil and gas and these properties and the wastes disposed on these properties may be subject to the Comprehensive Environmental Response, Compensation and Liability Act, the Oil Pollution Act of 1990, the Resource
Conservation and Recovery Act, the Federal Water Pollution Control Act and analogous state laws. Under such laws, we could be required to remove or remediate previously released wastes or property contamination.

   Laws and regulations protecting the environment have generally become more stringent and, may in some cases, impose "strict liability" for environmental damage. Strict liability means that we may be held liable for damage without regard to whether we were negligent or otherwise at fault. Environmental laws and regulations may expose us to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. Failure to comply with these laws and regulations may result in the imposition of administrative, civil and criminal penalties.

   Our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. Our current permits and authorizations and ability to get future permits and authorizations may be susceptible, on a going forward basis, to increased scrutiny, greater complexity resulting in increased costs or delays in receiving appropriate authorizations.

   INSURANCE DOES NOT COVER ALL RISKS.

   Exploration for and production of oil and natural gas can be hazardous, involving unforeseen occurrences such as blowouts, cratering, fires and loss of well control, which can result in damage to or destruction of wells or production facilities, injury to persons, loss of life, or damage to property or the environment. Insurance is not available to us against all operational risks.

   WE ARE NOT COMPETITIVE WITH RESPECT TO ACQUISITIONS OR PERSONNEL.

   The oil and gas business is highly competitive. In addition, we have a weak financial condition. In seeking any suitable oil and gas properties for acquisition, or drilling rig operators and related personnel and equipment, we are not able to compete with most other companies, including large oil and gas companies and other independent operators with greater financial and technical resources and longer history and experience in property acquisition and operation.

   DEPENDENCE ON KEY PERSONNEL.

   Members of present management and certain company employees have substantial expertise in the areas of endeavor presently conducted and to be engaged in by us. To the extent that their services become unavailable, we will be required to retain other qualified personnel. We do not know whether we would be able to recruit and hire qualified persons upon acceptable terms. We do not maintain "Key Person" insurance for any of our key employees.

Risks Relating to this Rights Offering

   THE SUBSCRIPTION PRICE DETERMINED FOR THIS OFFERING IS NOT AN INDICATION OF OUR VALUE OR THE VALUE OF OUR COMMON STOCK.

   The subscription price for this rights offering has been determined to be $0.25 for each share purchased. The subscription price was determined by a special committee of our Board of Directors formed for that purpose, among others, and recommended to our full Board of Directors and does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. The matters considered by the special committee in its determination included negotiations with a representative of Dolphin as to a subscription price at which Dolphin might participate, although Dolphin has not entered into any agreement with us with respect to such participation. You should not consider the subscription price as an indication of our value. After the date of this prospectus, our common stock may trade at prices below the subscription price.

   DELISTING OF OUR COMMON STOCK FROM AMEX, WHICH IS POSSIBLE, WOULD ADVERSELY AFFECT US AND HOLDERS OF THOSE SHARES.

   Our common stock is listed on the American Stock Exchange, which we refer to as AMEX. To maintain listing of securities, AMEX requires satisfaction of certain maintenance criteria that we are not sure that we will continue to be able to satisfy. For example, AMEX may require prior shareholder approval of this offering. If we are unable to satisfy such maintenance criteria in the future, or if AMEX requires prior shareholder approval and we fail to comply, our common stock may be delisted from trading on AMEX. If our common stock is delisted from trading on AMEX, then trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. (the "NASD") and consequently an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

   The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Commission regulations generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exception. Such exceptions include any equity security listed on a national securities exchange and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

   In addition, if our common stock is not listed on AMEX, or if we do not meet the other exceptions to the penny stock regulations cited above, trading in our common stock, including exercising the rights offered hereby, would be covered by the Commission's Rule 15g-9 under the Exchange Act for non-national securities exchange listed securities. Under this rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

   If the our common stock becomes subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected. In such event, the regulations on penny stocks could limit the ability of broker/dealers to sell our common stock and thus the ability of purchasers of our common stock to sell their shares in the secondary market.

   IF YOU EXERCISE YOUR RIGHTS, YOU MAY LOSE MONEY IF THERE IS A DECLINE IN THE TRADING PRICE OF OUR SHARES OF COMMON STOCK.

   The trading price of our common stock in the future may decline below the subscription price. We cannot assure you that the subscription price will remain below any future trading price for the shares of our common stock. Future prices of the shares of our common stock may adjust negatively depending on various factors including our future revenues and earnings, changes in earnings estimates by analysts, our ability to meet analysts' earnings estimates, speculation in the trade or business press about our operations, and overall conditions affecting our businesses, economic trends and the securities markets.

   YOU MAY NOT REVOKE THE EXERCISE OF YOUR RIGHTS EVEN IF THERE IS A DECLINE IN OUR COMMON STOCK PRICE PRIOR TO THE EXPIRATION DATE OF THE SUBSCRIPTION PERIOD.

   Even if our common stock price declines below the subscription price for the common stock, resulting in a loss on your investment upon the exercise of rights to acquire shares of our common stock, you may not revoke or change your exercise of rights after you send in your subscription forms and payment.

   YOU MAY NOT REVOKE THE EXERCISE OF YOUR RIGHTS EVEN IF WE DECIDE TO EXTEND THE EXPIRATION DATE OF THE SUBSCRIPTION PERIOD.

   We may, in our discretion, extend the expiration date of the subscription period for up to an additional 30 days. During any potential extension of time, our common stock price may decline below the subscription price and result in a loss on your investment upon the exercise of rights to acquire shares of our common stock. If the expiration date is extended after you send in your subscription forms and payment, you still may not revoke or change your exercise of rights.

   YOU WILL NOT RECEIVE INTEREST ON SUBSCRIPTION FUNDS RETURNED TO YOU.

   If we cancel the rights offering, neither we nor the subscription agent will have any obligation with respect to the subscription rights except to return, without interest, any subscription payments to you.

   BECAUSE WE MAY TERMINATE THE OFFERING, YOUR PARTICIPATION IN THE OFFERING IS NOT ASSURED.

   Once you exercise your subscription rights, you may not revoke the exercise for any reason unless we amend the offering. If we decide to terminate the offering, we will not have any obligation with respect to the subscription rights except to return any subscription payments, without interest.

   YOU MUST CAREFULLY FOLLOW SUBSCRIPTION INSTRUCTIONS OR YOUR SUBSCRIPTION MAY BE REJECTED.

   Stockholders who desire to purchase shares in this rights offering must act promptly to ensure that all required forms and payments are actually received by the subscription agent prior to 5:00 p.m., New York City time, on______, 2003 [not later than 30 days after the date hereof], the expiration date. If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your desired transaction the subscription agent may, depending on the circumstances, reject your subscription or accept it to the extent of the payment received. Neither we nor our subscription agent undertakes to you concerning, or attempt to correct, an incomplete or incorrect subscription form or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

   OUR ABILITY TO USE OUR NET OPERATING LOSS CARRYFORWARDS MAY BE SUBSTANTIALLY REDUCED AS A RESULT OF THIS OFFERING.

   Section 382 of the Internal Revenue Code of 1986 imposes a limitation on a corporation's use of net operating loss ("NOL") carryforwards if the corporation has undergone an "ownership change." Depending on a number of circumstances, including the extent to which the rights offered hereby are exercised out of proportion to existing common stock ownership, this offering may create an ownership change in us for purposes of Section 382 and therefore substantially reduce the amount of NOL carryforwards that we may use in future years to offset our taxable income. At December 31, 2002, we had federal tax NOL carryforwards of $7,139,000. Because we previously have taken a full valuation reserve for our deferred tax assets on our financial statements, an ownership change would not have an immediate impact on our reported earnings for financial accounting purposes.

                           FORWARD LOOKING STATEMENTS

   The statements contained in this prospectus that are not purely historical are forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements regarding our "expectations," "anticipations," "intentions," "beliefs," or "strategies" regarding the future. Forward-looking statements also include statements regarding revenue, margins, expenses, and earnings analysis for 2003 and thereafter; our going concern qualification; oil and gas prices; reserve calculation and valuation;
exploration activities; development expenditures; costs of regulatory compliance; environmental matters; technological developments; future products or product development; our products and distribution development strategies; potential acquisitions or strategic alliances; liquidity and anticipated cash needs and availability; prospects for success of this offering; impact of this offering on our financial condition or prospects or the market for or price of our common stock; and control of our company. All forward-looking statements included in this prospectus are based on information available to us as of the date of this prospectus, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from the forward-looking statements. Among the factors that could cause results to differ materially are the factors discussed in "Risk Factors."

   There are numerous uncertainties inherent in estimating quantities of oil and gas reserves and in projecting future rates of production and the timing of development expenditures. The total amount or timing of actual future production may vary significantly from reserves and production estimates. The drilling of exploratory wells can involve significant risks, including those related to timing, success rates and cost overruns. Lease and rig availability, complex geology and other factors can also affect these risks. Additionally, fluctuations in oil and gas prices, or a prolonged period of low prices, may substantially adversely affect our financial position, results of operations and cash flows.

   This prospectus is part of a registration statement filed with the SEC. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal for us to sell these securities.

                                 USE OF PROCEEDS

   Assuming that stockholders exercise subscription rights for all of the common stock that we are offering, we will receive gross proceeds of approximately $9,075,000. We will pay estimated expenses of approximately $150,000 in connection with the rights offering. We intend to use the net proceeds from this offering initially to pay non-bank indebtedness in the aggregate amount of up to approximately six million dollars (including up to $2,625,000 in principal amount plus accrued interest to Dolphin), and to apply the balance of such proceeds, if any, to repay bank indebtedness to some extent and/or for working capital purposes, possibly including the drilling of additional wells. In the event that less than all $9,075,000 of gross proceeds is received in the offering, we intend to apply the received gross proceeds, unless the offering is terminated by us by reason of the insufficiency of investor participation or any other reason in our discretion, first for the repayment of non-bank indebtedness, including to Dolphin, with secured non-bank indebtedness to be repaid before unsecured non-bank indebtedness, and next to pay bank indebtedness to some extent and/or for working capital purposes in our discretion. The non-bank indebtedness to be discharged with the proceeds hereof includes secured loans from Dolphin from time to time since December 2002 in the aggregate principal amount of $2,125,000 bearing interest at 12% per annum and maturing January 4, 2004, unsecured convertible loans from Dolphin and others in the aggregate principal amount of $1,150,000 bearing interest at 8% per annum and maturing January 4, 2004, and due and payable unsecured loans in the aggregate principal amount of $300,000 bearing interest at 8% per annum (the lenders of which include Messrs. Akos and Devereux), all of which loans were made to us to provide working capital and to cover certain due and payable liabilities and accounts payable. See `Certain Relationships and Related Transactions." There can be no assurance that the net proceeds of this offering will provide sufficient working capital to us for any minimum period of time. See "Risk Factors - Going Concern Qualification" and "- Significant Capital Requirements; Need for Additional Financing."

                           PRICE RANGE OF COMMON STOCK

   Our common stock is listed on the American Stock Exchange under the symbol "TGC." The following table sets forth the high and low closing sales prices per share of our common stock for the periods indicated. The prices for the first three quarters of 2001 have been retroactively adjusted by a 5% reduction to take into account the 5% stock dividend declared by us payable on October 1, 2001 to all stockholders of record as of September 4, 2001.

                                                                 HIGH      LOW
                                                                -----     -----
Year Ending December 31, 2003

      First Quarter........................................     $2.00     $1.00

      Second Quarter.......................................      1.23      0.36

      Third Quarter........................................      1.28      0.65

      Fourth Quarter (through December 23, 2003)...........      0.94      0.63

Year Ended December 31, 2002

      First Quarter........................................      8.19      5.80

      Second Quarter.......................................      6.49      2.71

      Third Quarter........................................      3.45      2.20

      Fourth Quarter.......................................      2.90      1.05

Year Ended December 31, 2001

      First Quarter........................................     14.20      9.69

      Second Quarter.......................................     15.01     11.16

      Third Quarter........................................     13.69      7.60

      Fourth Quarter.......................................     10.54      7.39

                                 CAPITALIZATION

   The following table sets forth our summary capitalization as of September 30, 2003, and our summary capitalization as of September 30, 2003 as adjusted to reflect the assumed sale of 36,300,000 shares of our common stock (the maximum number of shares offered) in this rights offering at an offering price of $0.25 per share and the application of the estimated net proceeds therefrom, after deducting estimated offering expenses of $150,000.

                                                            September 30, 2003
                                                          -----------------------
                                                                            As
                                                            Actual       Adjusted
                                                          ---------     ----------
Total Debt:
   Long-term debt, less current maturities..............   $ 590,055     $  590,055
                                                         ------------  -------------

Mandatorily Redeemable Preferred Stock:
   Cumulative convertible redeemable preferred;
   redemption value $7,072,000; 70,720 shares
   outstanding..........................................   6,884,257      6,884,257
Stockholders Equity:
   Common Stock, $0.001 par value, 50,000,000
   shares authorized....................................      12,065         48,365
   Additional paid-in capital...........................  42,855,693     51,744,393
   Treasury stock, at cost..............................    (145,887)      (145,887)
   Accumulated other comprehensive loss.................    (115,500)      (115,500)
   Accumulated deficit.................................. (30,147,538)   (30,147,538)
                                                         ------------  -------------
         Total stockholders' equity.....................  12,458,833     21,383,833
                                                         ------------  -------------

Total capitalization.................................... $19,933,145   $ 28,858,145
                                                         ============  =============

                      SELECTED CONSOLIDATED FINANCIAL DATA

   The following selected consolidated financial data should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the consolidated financial statements and notes thereto, and other financial information included elsewhere in this prospectus. Our consolidated statement of loss data set forth below for the years ended December 31, 2002, 2001 and 2000 and the consolidated balance sheet data as of December 31, 2002 and 2001 have been derived from our audited consolidated financial statements which are included elsewhere in this prospectus. The consolidated statement of loss data set forth below for the years ended December 31, 1999 and 1998 and the consolidated balance sheet data as of December 31, 2000, 1999, and 1998 have been derived from our audited consolidated financial statements that are not included in this prospectus. The balance sheet data and the statement of loss data as of and for the nine months ended September 30, 2003 and 2002 have been derived from our unaudited financial statements included elsewhere in this prospectus, which we believe have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, which we consider necessary for a fair presentation of the selected financial data shown.

                                                                                                           Nine Months Ended
                                                  Year Ended December 31, (1)                                September 30,
                             ----------------------------------------------------------------------   ----------------------------
                               2002           2001            2000           1999           1998            2003           2002
                                                                                                               (unaudited)
LOSS STATEMENT DATA.
Oil and Gas Revenues         $5,437,723     $6,656,758     $5,241,076      $3,017,252     $2,078,101    $4,907,216     $3,859,050
Production Costs and Taxes   $3,094,731     $2,951,746     $2,614,414      $2,564,932     $1,943,944    $2,571,898     $2,084,597
Depreciation, Depletion
and Amortization             $2,413,597     $1,849,963       $371,249        $283,907       $290,030    $1,887,333     $1,731,182
General and
Administrative               $1,868,141     $2,957,871     $2,602,311      $1,961,348     $1,372,132    $1,112,289     $1,527,988
Interest Expense               $578,039       $850,965       $415,376        $417,497       $574,906      $462,518       $448,046
Net Loss Before
  Cumulative Effect of a
  Change in Accounting
  Principle                 $(3,154,555)   $(2,262,787)   $(1,541,884)    $(2,671,923)   $(3,083,638)  $(1,897,568)   $(2,820,539)
Cumulative Effect of a
   Change in Accounting
   Principle                          -              -              -               -              -     $(351,204)             -
Net Loss Attributable to
   Common Stockholders      $(3,661,334)   $(2,653,970)   $(1,799,441)    $(2,791,270)   $(3,083,638)  $(2,248,772)   $(2,820,539)
Earnings Per Share Data:
Net Loss Before
  Cumulative Effect of a
  Change in Accounting
  Principle
  Per Share                      $(0.33)        $(0.26)        $(0.19)         $(0.33)        $(0.42)       $(0.16)        $(0.26)
Cumulative Effect of a
   Change in Accounting
   Principle Per Share                -              -              -               -              -        $(0.03)             -
Net Loss Attributable to
  Common Stockholders Per
  Share                          $(0.33)        $(0.26)        $(0.19)         $(0.33)        $(0.42)       $(0.19)        $(0.26)

                                                                                                             Nine Months
                                                    As of December 31,(2)(3)                                  Ended
                              -------------------------------------------------------------------------     September 30,
                                  2002            2001           2000           1999            1998            2003
                                                                                                            (unaudited)
BALANCE SHEET DATA.
Working Capital Deficit       $(7,998,835)   $(6,326,204)     $(708,317)    $(1,406,263)   $(1,929,215)     $(9,296,959)
Oil and Gas Properties,
Net                           $13,864,321    $13,269,930     $9,790,047      $8,444,036     $7,747,655      $13,096,898
Pipeline Facilities, Net      $15,372,843    $15,039,762     $11,047,038     $4,212,842     $4,019,209      $15,312,212
Total Assets                  $32,584,391    $32,128,245     $25,224,724    $15,182,712    $13,525,777      $31,662,903
Debt                           $9,867,454    $10,302,588     $9,217,085      $4,894,378     $4,693,865       $9,549,053
Asset Retirement Obligations           --             --             --              --             --         $666,421
Mandatorily Redeemable
Preferred Stock                $6,762,218     $5,459,050     $3,938,900      $1,988,900       $800,000       $6,884,257
Stockholders Equity           $14,210,623    $14,991,847     $10,864,202     $7,453,930     $7,245,090      $12,458,833

(1)All references in this table to common stock and per share data have been retroactively adjusted to reflect the 5% stock dividend declared by the Company effective as of September 4, 2001.
(2)With respect to the pipeline facilities, during the years ended December 31, 2000, 1999, and 1998, this included portions which were under construction.
(3)No cash dividends have been declared or paid by the Company for the periods presented.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   This section should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus. Comments on the results of operations and financial condition below refer to our continuing operations.

OVERVIEW

   We are in the business of exploring for, producing and transporting oil and natural gas in Tennessee and Kansas. We lease producing and non-producing properties with a view toward exploration and development. Emphasis is also placed on pipeline and other infrastructure facilities to provide transportation services. We utilize seismic technology to maximize the recovery of reserves.

   Our activities in the oil and gas business commenced in May 1995 with the acquisition of oil and gas leases in Hancock, Claiborne, Knox, Jefferson and Union counties in Tennessee. Our current lease position in these areas in Tennessee is approximately 41,088 acres. In addition, in 1997, we acquired approximately 32,000 acres of leases in the vicinity of Hays, Kansas.

   To date, we have drilled primarily on a portion of our Tennessee leases known as the Swan Creek Field in Hancock County focused within what is known as the Knox formation, one of the geologic formations in that field. During the first nine months of 2003, we produced an average of approximately 1.2 million cubic feet of natural gas per day and approximately 2,171 barrels of oil per month from 23 producing gas wells and six producing oil wells in the Swan Creek Field. We also operate wells in the State of Kansas. During the first nine months of 2003, we produced an average of approximately .73 million cubic feet of natural gas per day and 10,531 barrels of oil per month from 59 producing gas wells and 149 producing oil wells in Kansas.

   The availability of additional borrowings under our credit facility with Bank One has been revoked by Bank One. As a result of Bank One's revocation of the credit facility and the corresponding demand for payment, combined with the fact that we are still in the early stages of our oil and gas operating history, during which time we have a history of losses from operations and have an accumulated deficit of $(30,147,538) and a working capital deficit of $(9,296,959) as of September 30, 2003, our independent certified public accountants have indicated in their report on our Consolidated Financial Statements for the year ended December 31, 2002, that these circumstances raise substantial doubt about our ability to continue as a going concern, which depends upon our ability to obtain long-term debt or raise capital to satisfy our cash flow requirements. See "Risk Factors - Going Concern Qualification."

   A reporting issue has arisen regarding the application of certain provisions of SFAS No. 141 and SFAS No. 142 to companies in the extractive industries, including oil and gas companies. The issue is whether SFAS No. 142 requires registrants to classify the costs of mineral rights held under lease or other contractual arrangement associated with extracting oil and gas as intangible assets in the balance sheet, apart from other capitalized oil and gas property costs, and provide specific footnote disclosures. Historically, we have included the costs of such mineral rights associated with extracting oil and gas as a component of oil and gas properties. If it is ultimately determined that SFAS No. 142 requires oil and gas companies to classify costs of mineral rights held under lease or other contractual arrangement associated with extracting oil and gas as a separate intangible assets line item on the balance sheet, we would be required to reclassify approximately $453,000 at September 30, 2003 and $346,000 at December 31, 2002, respectively, out of oil and gas properties and into a separate intangible assets line item. Our cash flows and results of operations would not be affected since such intangible assets would continue to be depleted and assessed for impairment in accordance with full cost accounting rules. Further, we do not believe the classification of the costs of mineral rights associated with extracting oil and gas as intangible assets would have any impact on compliance with covenants under our debt agreements.

RESULTS OF OPERATIONS

   NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

   KANSAS During the first nine months of 2003, we produced and sold 94,782 barrels of oil and 196,373 Mcf of natural gas from our Kansas Properties, which are comprised of 149 producing oil wells and 59 producing gas wells. The first nine months production of 94,782 barrels of oil compares to 106,683 barrels produced in the first nine months of 2002. The first nine months production of 196,373 Mcf of gas compares to 214,859 Mcf produced in the first nine months of 2002. In summary, the first nine months production reflected expected continued relatively stable production levels from the Kansas Properties, which have been in production for many years. The decrease in production reflects a normal decline curve for the Kansas properties. The revenues from the Kansas properties were $2,959,430 in the first nine months of 2003 as compared to $2,438,136 for the first nine months of 2002. The increase in revenues is due to a significant increase in the price of oil and gas during the period.

   TENNESSEE During the first nine months of 2003, we produced gas from 23 wells in the Swan Creek Field, which gas was sold to our two industrial customers in Kingsport, Tennessee, BAE SYSTEMS Ordnance Systems Inc. as operator of the Holston Army Ammunition Plant, or BAE, and Eastman Chemical Company. Natural gas production from the Swan Creek Field for the first nine months of 2003 was an average of 1.195 million cubic feet per day during that period as compared to
2.114 million cubic feet per day during the first nine months of 2002. The first nine months production reflected expected natural decline in production from the existing Swan Creek gas wells, which were first brought into production in mid-2001 upon completion of our pipeline. Although this decline is normal, the reduced production volume was not replaced as we had expected by additional drilling. In order for overall field production to remain steady or grow, new wells must be brought online. We expect that any of the new wells we drill would also experience the same harmonic (i.e. a relatively steep initial decline curve followed by longer periods of relatively flat or stable production) decline like other natural wells in formations similar to the Knox formation, so continuous drilling is vital to maintaining or increasing initial levels of production. We have not drilled any new wells to date in 2003. The decrease in our pipeline transportation revenues is directly related to the decrease in our gas production volumes.

   We recognized $5,053,454 in oil and gas revenues from our Kansas Properties and the Swan Creek Field during the first nine months of 2003 compared to $4,059,165 in the first nine months of 2002. The increase in revenues was due to a significant increase in price from oil and gas sales. Oil prices averaged $28.60 per barrel in 2003 as compared to $22.98 during the comparable period in 2002. Gas prices averaged $5.31 per Mcf in 2003 as compared to $2.89 during the comparable period in 2002. The Swan Creek Field produced 322,739 Mcf and 570,883 Mcf in the first nine months of 2003 and 2002, respectively. This decrease was due to the declines in production, which could not be offset due to the lack of funds to continue drilling wells.

   We realized a net loss attributable to common stockholders of $2,248,772 (($0.19) per share of common stock) during the first nine months of 2003 compared to a net loss in the first nine months of 2002 attributable to common stockholders of $2,820,539 (($0.26) per share of common stock). A non-cash charge of $351,204 was recognized as a cumulative effect of a change in accounting principle during the first quarter of 2003 relating to the implementation of SFAS 143. See "--Recent Accounting Pronouncements" and the Notes to the Consolidated Financial Statements contained elsewhere in this Prospectus.

   Production costs and taxes in the first nine months of 2003 of $2,571,898 were consistent with production costs and taxes of $2,084,597 in the first nine months of 2002. The difference of $487,301 was due to a reclassification of insurance cost relating to field activities of $148,098 from general and administrative to production costs. Part of the increase in production costs in 2003 was due to the fact that our field personnel cost was capitalized as we were drilling new wells in 2002, as compared to 2003 when all employees were working to maintain production. Field salaries in Swan Creek was $209,563 in the first nine months of 2003. The remaining increase was due to increased property taxes on the pipeline as a result of its higher assessed value after completion.

   Depreciation, Depletion, and Amortization expense for the first nine months of 2003 was $1,887,333 compared to $1,731,182 in the first nine months of 2002. The December 31, 2002, Ryder Scott Company, L.P. reserve reports were used as a basis for the 2003 estimate. We review our depletion analysis and industry oil and gas prices on a quarterly basis to ensure that the depletion estimate is reasonable. The depletion taken in the first nine months of 2003 was $1,072,926 as compared to $1,019,138 in the first nine months of 2002. We also amortized $153,633 of loan fees relating to the Bank One loan and convertible notes in the first nine months of 2003 as compared to $129,540 in the same period of 2002.

   During  the  first  nine   months  of  2003,   we  reduced  our  general  and
administrative costs significantly by $415,699 from those of the first nine months of 2002. Management has made an effort to control costs in every aspect of its operations. Some of these cost reductions included the closing of our New York office and a reduction in personnel from 2002 levels. Professional fees have remained at a high level, primarily due to costs incurred for legal and accounting services as a result of the Bank One lawsuit. Dividends on preferred stock have increased from $372,595 during the first nine months of 2002 to $402,583 during the first nine months of 2003 as a result of the increase in the amount of preferred stock outstanding from new private placements occurring during the second quarter of 2002. Our 2003 public relations costs were reduced by $146,967 from those of 2002 as part of our efforts to cut costs.

   FISCAL YEARS ENDED DECEMBER 31, 2002, 2001 AND 2000

   We realized oil and gas revenues of $5,437,723 in 2002 as compared to $6,656,758 in 2001 and $5,241,076 in 2000. The decrease in revenues in 2002 from 2001 was due to a decrease in volumes produced in 2002 from the volumes produced in 2001. Gas produced from the Swan Creek Field was 717,701 MCF in 2002 as compared to 966,967 MCF in 2001, resulting in approximately $800,000 in reduced revenues. Oil production from the Swan Creek Field was 20,122 barrels in 2002, down from 30,323 barrels in 2001, resulting in approximately $200,000 in reduced revenues. Gas production from the Kansas Properties was 287,198 MCF in 2002 compared to 324,915 MCF in 2001, resulting in approximately $100,000 in reduced revenues. Oil production from the Kansas Properties was 137,851 barrels in 2002 compared to 147,029 barrels in 2001, resulting in approximately $200,000 in reduced revenues. The reason for the decrease in volumes produced in 2002 was our disputed credit reduction by Bank One, which significantly limited our ability to drill new wells to maintain or increase production volumes. The increased revenues in 2001 of $6,656,758 compared to $5,241,076 in 2000 was primarily due to gas sales from the Swan Creek field of $2,563,935 being made for the first time during 2001. However, oil sales decreased by approximately $951,000 in 2001 from 2000 levels due to price decreases, as the number of barrels produced remained constant.

   Our subsidiary, TPC, had pipeline transportation revenues of $259,677 in 2002, a decrease compared to $296,331 in 2001, the first year of transportation revenues.

   Our production costs and taxes have increased each year from 2000 to 2002 as additional costs have been incurred to maintain the Kansas Properties and to begin production from the Swan Creek Field in 2001 and to maintain it in 2002. The production costs and taxes increased from $2,951,746 in 2001 to $3,094,731 in 2002. An increase in 2001 of $337,332 in production costs and taxes as compared to 2000 was due primarily to the commencement of production from the Swan Creek Field.

   Depletion, depreciation, and amortization increased significantly in 2002 to $2,413,597 over 2001 and 2000 levels of $1,849,963 and $371,249, respectively.
The primary reason for the increase from 2002 over 2001 was due to depreciation being taken for the first time for a full year on our pipeline facilities in 2002, whereas only a half year of depreciation was taken in 2001 after the pipeline was placed in service in mid-year. Also, approximately $186,000 of loan fees were amortized in 2002. The primary increase in 2001 from 2000 was due to significant increases in depletion expense during 2001 ($1,142,000) as a result of the following: decreases in reserve estimates on oil and gas properties arising from declining commodity prices; certain of our gas wells had decreased production levels at year-end due to problems encountered with liquids in the wells. This decreased production level at year-end was factored into the estimated future proved reserves calculation performed as of December 31, 2001, resulting in a lower future proved reserves estimate. Additionally, in 2001 we depreciated the pipeline for the first time ($220,371).

   We significantly reduced our general administrative costs to $1,868,141 in 2002 from $2,957,871 in 2001. Management has made a significant effort to control costs in every aspect of its operations. Some of these cost reductions include the closing of the New York office and a reduction in personnel from 2001 levels. General and administrative expenses had increased to $2,957,871 in

2001 from $2,602,311 in 2000. The increases in 2001 from 2000 were attributable to an increase in insurance of approximately $400,000 in 2001 to expand coverage including blowout insurance and the addition of company provided medical insurance for employees.

   Interest expense for 2002 decreased significantly over 2001 levels due to the reduced interest rate on the Bank One loan over the rate applicable under previous financing arrangements. Interest expense in 2002 was $578,039 compared to $850,965 in 2001. Interest expense for 2001 had in turn increased significantly from $415,376 in 2000. This increase was due to additional interest cost associated with financing for the completion of Phase II of our 65-mile pipeline. The increase in 2001 was reduced by interest cost of approximately $148,000 which was capitalized in the first three months of 2001 during construction of the pipeline. Interest of $128,000 was capitalized in 2000.

   Public relations costs were significantly reduced in 2002 to $193,229 from $293,448 in 2001 as we applied cost saving methods in the preparation of our annual report to stockholders and in publishing of press releases. Public relations costs increased to $293,448 in 2001 as compared to 2000 costs of $106,195 due to costs associated with producing the annual report, the proxy statement and press releases.

   Professional fees increased to $707,296 in 2002 from $355,480 in 2001 due to legal and accounting services primarily related to the Bank One litigation and new accounting regulations. Professional fees had decreased substantially in 2001 from 2000 fees of $719,320 which included a charge in 2000 of $242,000 for stock options issued in 2000 to non-employees.

   Dividends on preferred stock increased to $506,789 in 2002 from $391,183 in 2001 and from $257,557, in 2000 as a result in the increase in the amount of preferred stock outstanding.

LIQUIDITY AND CAPITAL RESOURCES

   In November 2001, Bank One extended to us a line of credit of up to $35 million. The initial borrowing base under such credit agreement was $10 million. In April 2002, we received a notice from Bank One stating that it had redetermined and reduced the borrowing base under the credit agreement to approximately $3.1 million and requiring a $6 million reduction of the outstanding loan. The schedule of reserve reports required by the Credit Agreement upon which such redeterminations were to be based specifically established a procedure involving an automatic monthly principal payment of $200,000 commencing February 1, 2002. As of December 1, 2003, the outstanding principal balance under the credit agreement was approximately $5.1 million.

   As a result of Bank One's unexpected reduction of the borrowing base and the corresponding demand for payment of $6 million, combined with the fact that we are still in the early stages of our oil and gas operating history during which time we have had a history of losses from operations and have an accumulated deficit of $(29,491,533) and a working capital deficit of $(9,194,357) as of June 30, 2003, our independent auditors indicated in their report on the audit of our consolidated financial statements for the year ended December 31, 2002 that our ability to continue as a going concern is uncertain. Our ability to continue as a going concern depends upon our ability to obtain long-term debt or raise capital and satisfy cash flow requirements.

   In May 2002, we filed suit against Bank One in federal court in the Eastern District of Tennessee, Northeastern Division at Greeneville, Tennessee to restrain Bank One from taking any steps pursuant to the credit agreement to enforce its demand that we reduce our loan obligation or else be deemed in default and for actual and punitive damages resulting from the demand. See "Legal Proceedings" for a discussion of this action. Although the parties continue to discuss settlement of all outstanding issues, no settlement has been reached. At a scheduling conference held by the Court in August 2003, a procedural schedule was set leading toward a trial date in June 2004 in the event settlement is not concluded. Even if we conclude a settlement with Bank One, we do not anticipate that we will be able to either increase the borrowing base under the Bank One credit agreement or borrow any additional sums from Bank One. To fund additional drilling and to provide additional working capital, we are required to pursue other options. Although we intend to apply the net proceeds from this offering initially to repay outstanding non-bank indebtedness and to apply the balance of such proceeds, if any, to repay bank indebtedness to some extent and/or to fund the drilling of additional wells, there can be no assurances that such net proceeds will be sufficient for such purposes or that we will be able to resolve the difficulties currently preventing us from drilling additional wells and increasing production volumes of natural gas from the Swan Creek Field. See "Use of Proceeds."

   If funding for drilling becomes sufficiently available, as to which there can be no assurance, we plan to drill wells in the Swan Creek Field and in new locations in Ellis and Rush Counties, Kansas on existing leases in response to drilling activity in the area establishing new areas of oil production. Although we drilled a well in Kansas in 2001 and completed the well as an oil well, we were not able to drill any new wells in Kansas in or since 2002 due to lack of funds.

   As of September 30, 2003, we had total stockholders' equity of $12,458,833 on total assets of $31,662,903. We had a net working capital deficiency at September 30, 2003 of $(9,296,959) as compared to a net deficiency of $(7,998,835) at December 31, 2002.

   Net cash used in operating activities increased from $221,176 in 2001 to $566,017 in 2002. Net cash used in operating activities was $(724,084) during the first nine months of 2002 as compared to net cash provided by operating activities during the first nine months of 2003 of $543,258. Our net loss in 2002 increased to $(3,154,555) from $(2,262,787) in 2001 and decreased from $(2,447,944) during the first nine months of 2002 to $(1,494,985) during the first nine months of 2003.

   Net cash used in investing activities amounted to $2,889,937 for 2002 compared to net cash used in the amount of $9,408,684 for 2001 and $386,681 for the first nine months of 2003 as compared to $2,549,984 for the first nine months of 2002. The decrease in net cash used for investing activities during 2002 is primarily attributable to the construction of Phase II of the pipeline of $4,213,095 in 2001 as compared to $841,750 in 2002 and additions to oil and gas properties of $4,821,883 in 2001 as compared to $1,982,529 in 2002.

   Net cash provided by financing activities decreased to $3,246,633 in 2002 from $8,419,336 in 2001. Net cash used in financing activities amounted to $8,522 during the first nine months of 2003 as compared to net cash provided by financing activities of $3,203,156 during the first nine months of 2002. The decrease over the full years was due, in part, to our inability to enter into new financing arrangements in 2002 as a result of our dispute with Bank One as discussed above. The decrease over the nine-month periods was a result, in part, of the private placements of common stock and preferred stock during the earlier period in the aggregate amount of $3,980,168 as compared to only $250,000 during the recent period. In 2001 the primary sources of financing included proceeds from borrowings of $10,442,068 as compared to $2,063,139 in 2002 and net proceeds of issuances of common stock of $3,900,000 in 2001 as compared to $2,677,000 in 2002. In addition, proceeds from exercise of options were $2,341,000 in 2001 as compared to zero in 2002 as the market price of our stock fell below the exercise price of the earlier granted options. The primary use of cash in financing activities in 2001 was the use of the funds received from Bank One to repay our prior borrowings of $8,833,325 as compared to 2002 when $2,378,273 was used primarily to make payments to Bank One.

   We must make substantial capital expenditures for the acquisition, exploration and development of oil and gas reserves. We are presently unable to fund the resumption of our drilling program in the Swan Creek Field. At the present time and until we are able to increase our production and sales of gas and to resolve our dispute with Bank One, we must obtain the necessary funds to proceed with our drilling program from other sources, such as this offering as well as equity investment, bank loan or a joint venture with other companies, as to which there can be no assurances. Although we intend to apply the net proceeds from this offering initially to repay non-bank indebtedness and to apply the balance of such proceeds, if any, to repay in part bank indebtedness and/or other working capital purposes, including the drilling of additional wells, there can be no assurances that such net proceeds will be sufficient for such purposes or that we will be able to resolve the financial difficulties currently preventing us from drilling wells and increasing production volumes of natural gas from the Swan Creek Field. In addition, our revenues or cash flows could be reduced because of a variety of reasons, including lower oil and gas prices or the inoperability of some or all of our existing wells, as to which there can be no assurances. We do not know that we will be able to obtain additional funding. In addition to our operational cash requirements, we have a significant amount of loans and other obligations either currently due or maturing January 4, 2004 and April 4, 2004. See "Risk Factors - Significant Capital Requirements; Need for Additional Financing."

CRITICAL ACCOUNTING POLICIES

   Our accounting policies are described in the Notes to Consolidated Financial Statements contained in this prospectus. We prepare our Consolidated Financial Statements in conformity with accounting principles generally accepted in the

United States of America, which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ fro those estimates. We consider the following policies to be the most critical in understanding the judgments that are involved in preparing our financial statements and the uncertainties that could impact our results of operations, financial condition and cash flows.

   FULL COST METHOD OF ACCOUNTING

   We follow the full cost method of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all productive and non-productive costs incurred in connection with the acquisition of, exploration for and development of oil and gas reserves for each cost center are capitalized. Capitalized costs include lease acquisitions, geological and geophysical work, daily rentals and the costs of drilling, completing and equipping oil and gas wells. We capitalized $45,312, $1,982,529, $4,821,883 and $1,456,996 of these costs for the first nine months of 2003 and for the years ended December 31, 2002, 2001 and 2000, respectively. Costs, however, associated with production and general corporate activities are expensed in the period incurred. Interest costs related to unproved properties and properties under development are also capitalized to oil and gas properties. Gains or losses are recognized only upon sales or dispositions of significant amounts of oil and gas reserves representing an entire cost center. Proceeds from all other sales or dispositions are treated as reductions to capitalized costs.

   OIL AND GAS RESERVES/DEPLETION DEPRECIATION AND AMORTIZATION OF OIL AND GAS PROPERTIES

   The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves and estimated costs of plugging and abandonment, net of estimated salvage value, are amortized on the unit-of-production method based on total proved reserves. The costs of unproved properties are excluded from amortization until the properties are evaluated, subject to an annual assessment of whether impairment has occurred.

   Our proved oil and gas reserves as at December 31, 2002 were estimated by Ryder Scott Company, L.P., oil and gas consultants. The Company's discounted present value of its proved oil and gas reserves requires subjective judgments. Estimates of our reserves are in part forecasts based on engineering data, projected future rates of production and timing of future expenditures. The process of estimating oil and gas reserves requires substantial judgment, resulting in imprecise determinations, particularly for new discoveries. Different reserve engineers may make different estimates of reserve quantities based on the same data. The passage of time provides more qualitative information regarding estimates of reserves and revisions are made to prior estimates to reflect updated information. Given the volatility of oil and gas prices, it is also reasonably possible that our estimate of discounted net cash flows from proved oil and gas reserves could change in the near term. If oil and gas prices decline significantly this will result in a reduction of the valuation of our reserves. For 2002, Ryder Scott Company, L.P., based on production results and the increase of oil and gas prices, increased our estimated value of reserves of gas in the Swan Creek Field from its reserve report for the year ended December 31, 2001. See "Business--Reserve Analyses."

   CONTINGENCIES

   We account for contingencies in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 5, "Accounting Contingencies." SFAS No. 5 requires that we record an estimated loss from a loss contingency when information available prior to the issuance of our financial statements indicate that it is probable an asset has been impaired or a liability has been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Accounting for contingencies such as environmental, legal and income tax matters requires our management to use its judgment. While our management believes that our accrual for these matters are adequate, if the actual loss from a loss contingency is significantly different from the estimated loss, our results of operations may be over or understated. The primary area in which we have to estimate contingent liabilities is with respect to legal actions brought against us. See "Legal Proceedings."

RECENT ACCOUNTING PRONOUNCEMENTS

   A reporting issue has arisen regarding the application of certain provisions of SAFS No. 141 and SFAS No. 142 to companies in the extracting industries including oil and gas companies. The issue is whether SFAS No. 142 regulates registrants to classify the costs of mineral rights held under lease or other contractual arrangement associated with extracting oil and gas as intangible assets in the balance sheet, apart from other capitalized oil and gas property owned and provide specific footnote disclosures. Historically, we had included the costs of such mineral rights associated with extracting oil and gas as a component of oil and gas properties. If it is ultimately determined that SFAS No. 142 requires oil and gas companies to classify cost of mineral rights held under lease or other contractual arrangement associated with extracting oil and gas as a separate intangible asset line item on the balance sheet, we would be required to reclassify approximately $453,000 at September 30, 2003 and $346,000 at December 31, 2002, respectively, out of oil and gas properties and into a separate intangible asset line item. Our cash flows and results of operations would not be affected since such intangible assets would continue to be depleted and amortized for impairment in accordance with full cost accounting rules.
Further, we do not believe the classification of the cost of mineral rights associated with extracting oil and gas as intangible assets would have any impact on compliance with covenants under our debt agreements.

   In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations "SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement cost. This statement requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the periods in which it is incurred. The liability is capitalized as part of the related long-lived assets carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. Our asset retirement obligations relate primarily to the plugging, dismantlement, removal site reclamation and similar activities of our oil and gas properties. Prior to adoption of this statement, such obligations were accrued ratably over the productive lives of the assets through our depreciation, depletion and amortization for oil and gas properties without recording a separate liability for such amounts. The impact of applying this statement as of January 1, 2003 and September 30, 2003 is discussed in the Notes to the Consolidated Financial Statements contained elsewhere in this Prospectus.

   In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of SFAS No. 4, 44, 64, Amendment of SFAS No. 13, and Technical Corrections" ("SFAS 145"). SFAS 4, which was amended by SFAS 64, required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result of SFAS 145, the criteria in Accounting Principles Board opinion 30 will now be used to classify those gains and losses. SFAS 13 was amended to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The adoption of SFAS 145 will not have a current impact on our consolidated financial statements.

   In July 2002, FASB issued SFAS No. 146, Accounting for Cost Associated with Exit or Disposal Activities. The standard requires companies to recognize cost associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. Examples of cost covered by the standard include lease termination costs and certain employee severance costs that are associated with restructuring, discontinued operation, plant closing, or other exit or disposal activity. Previous accounting guidance was provided by EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Statement 146 replaces Issue 94-3. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. We do not currently have any plans for exit or disposal activities, and therefore do not expect this standard to have a material effect on our consolidated financial statements upon adoption.

   In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45. "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which clarifies disclosure and recognition/measurement requirements related to certain guarantees. The disclosure requirements are effective for financial statements issued after December 15, 2002 and here cognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have an impact on our financial position or results of operations.

   In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based compensation -- Transition and Disclosure -- an amendment of FASB Statement No. 123 ("Statement 148"). This amendment provides two additional methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, more prominent disclosures in both annual and interim financial statements are required for stock-based employee compensation. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of Statement 148 did not have a material impact on our consolidated financial statements.

   In January 2003, the FASB issued FASB Interpretation No. (FIN) 46, "Consolidation of Variable Interest Entities." This interpretation of Accounting Research Bulletin No. 51 "Consolidated Financial Statements" consolidation by business enterprises of variable interest entities, which possess certain characteristics. The Interpretation requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. This Interpretation applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. We do not have any ownership in any variable interest entities.

   In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 requires three types of freestanding financial instruments to be classified as liabilities in statements of financial position. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominately to a variable such as a market index, or varies inversely with the value of the issuer's shares. The majority of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. In accordance with SFAS No. 150, we adopted this standard on July 1, 2003. Adoption of SFAS No. 150 did not have a material impact on our consolidated financial statements.

                          QUANTITATIVE AND QUALITATIVE
                          DISCLOSURE ABOUT MARKET RISKS

COMMODITY RISK

   Our major market risk exposure is in the pricing applicable to our oil and gas production. Realized pricing is primarily driven by the prevailing worldwide price for crude oil and spot prices applicable to natural gas production. Historically, prices received for oil and gas production have been volatile and unpredictable and price volatility is expected to continue. Monthly oil price realizations ranged from a low of $18.56 per barrel to a high of $27.49 per barrel during 2002. Gas price realizations ranged from a monthly low of $1.91 per Mcf to a monthly high of $4.01 per Mcf during 2002.

   As required by our credit agreement with Bank One, we entered into hedge agreements on December 28, 2001 on notional volumes of oil and natural gas production for the first six months of 2002 in order to manage some exposure to oil and gas price fluctuations. Realized gains or losses from our price risk management activities were recognized in oil and gas production revenues when the associated production occurred. Notional volumes associated with our derivative contracts were 27,000 barrels and 630,000 MMBTU's for oil and natural gas, respectively. We do not generally hold or issue derivative instruments for trading purposes. These hedge agreements expired in June 2002 and have not been renewed. Hedging activities resulted in a loss to the Company of approximately $118,000 for the year ended December 31, 2002 and had no impact on operations for the first nine months of 2003. We currently have no hedging arrangements.

INTEREST RATE RISK

   At December 31, 2002, we had debt outstanding of approximately $9.9 million. The interest rate on the revolving credit facility of $7.5 million at December 31, 2002 is variable based on the financial institution's prime rate plus 0.25%. The remaining debt of $2.4 million has fixed interest rates ranging from 6% to 11.95%. As a result, our annual interest costs in 2002 fluctuated based on short-term interest rates. The impact of interest expense and our cash flows of a ten percent increase in the financial institution's prime rate (approximately
0.5 basis points) would be approximately $32,000, assuming borrowed amounts under the credit facility remain at $7.5 million. We did not have any open derivative contracts relating to interest rates at September 30, 2003.

                                    BUSINESS

OVERVIEW

   We are in the business of exploring for, producing and transporting oil and natural gas in Tennessee and Kansas. We lease producing and non-producing properties with a view toward exploration and development. Emphasis is also placed on pipeline and other infrastructure facilities to provide transportation services. We utilize seismic technology to improve the recovery of reserves.

   Our activities in the oil and gas business commenced in May 1995 with the acquisition of oil and gas leases in Hancock, Claiborne, Knox, Jefferson and Union counties in Tennessee. Our current lease position in these areas in Tennessee is approximately 41,088 acres.

   To date, we have drilled primarily on a portion of our Tennessee leases known as the Swan Creek Field in Hancock County focused within what is known as the Knox formation, one of the geologic formations in that field. During the first nine months of 2003, we produced an average of approximately 1.2 million cubic feet of natural gas per day and 2,171 barrels of oil per month from 23 producing gas wells and six producing oil wells in the Swan Creek Field.

   In 2001, our wholly-owned subsidiary, Tengasco Pipeline Corporation, or TPC, completed a 65-mile intrastate pipeline from the Swan Creek Field to Kingsport, Tennessee. Until our pipeline was completed, the gas wells that had been drilled in the Swan Creek Field could not be placed into actual production and the gas transported and sold to our industrial customers in Kingsport. We initially believed that the production of natural gas from the Swan Creek Field would be significantly higher than the actually experienced production. The reasons for the lower production volumes include initial production problems caused by naturally occurring fluids entering the well bore, slower than anticipated production of the wells due to underground reservoir characteristics that became apparent only when the wells were placed into actual production, and our inability to drill additional wells due to shortage of available capital. We have taken steps to minimize fluid problems in existing wells by mechanical means and to avoid them in future wells by drilling and completion techniques. Management believes, however, that the only way to increase production volumes of gas from this field is to drill additional wells to drain the underground reservoirs of the full reserves of gas, and our ability to do so is dependent upon raising additional capital for drilling. Although we intend to apply the net proceeds from this offering initially to repay outstanding non-bank indebtedness and to apply the balance of such proceeds, if any, to repay in part bank indebtedness and/or to fund in part the drilling of additional wells, there can be no assurances that such net proceeds will be sufficient for such purposes or that we will be able to resolve the difficulties currently preventing us from drilling additional wells and increasing production volumes of natural gas from the Swan Creek Field.

   In 1998, we acquired from AFG Energy, Inc., or AFG, a private company, approximately 32,000 acres of leases in the vicinity of Hays, Kansas. Included in that acquisition were 273 wells, including 208 working wells, of which 149 were producing oil wells and 59 were producing gas wells, a related 50-mile pipeline and gathering system, three compressors and 11 vehicles. The total purchase price of these assets was approximately $5.5 million. During the first six months of 2003, our Kansas properties produced an average of approximately ..13 MMcf of natural gas per day and 10,800 barrels of oil per month. Net revenues from our Kansas properties were an average of approximately $342,000 per month during the first six months of 2003.

HISTORY OF THE COMPANY

   We were initially organized under the laws of the State of Utah in 1916, under the name "Gold Deposit Mining & Milling Company." We were formed for the purpose of mining, reducing and smelting mineral ores. In 1972, we conveyed to an unaffiliated entity substantially all of our assets and we ceased all business operations. From approximately 1983 to 1991, our operations were limited to seeking out the acquisition of assets, property or businesses.

   In 1995, we acquired certain oil and gas leases, equipment, securities and vehicles owned by Industrial Resources Corporation, a Kentucky corporation, changed our name from "Onasco Companies, Inc." to "Tengasco, Inc.", and changed our domicile from the State of Utah to the State of Tennessee by merging into Tengasco, Inc., a Tennessee corporation, formed by us solely for this purpose.

   During 1996, we formed TPC to manage the construction and operation of our pipeline, as well as other pipelines planned for the future.

GENERAL

   THE SWAN CREEK FIELD

   Amoco Production Company, during the late 1970's and early 1980's acquired approximately 50,500 acres of oil and gas leases in the Eastern Overthrust in the Appalachian Basin, including the area now referred to as the Swan Creek Field. In 1982, Amoco successfully drilled two natural gas discovery wells in the Swan Creek Field to the Knox Formation at approximately 5,000 feet of total depth. These wells, once completed, had a high pressure and apparent volume of deliverability of natural gas. In the mid-1980's, however, a substantial decline in worldwide oil and gas prices occurred and further exacerbated the high cost of constructing a necessary 23-mile pipeline across three rugged mountain ranges and crossing the environmentally protected Clinch River from Sneedville to the closest market in Rogersville, Tennessee. In 1987, Amoco farmed out our leases to Eastern American Energy Company which held the leases until July 1995. In July 1995 we commenced a legal action, under laws passed by the Tennessee legislature, as to our right to lease Amoco's prior acreage. In July 1995 pursuant to such action, we acquired the Swan Creek leases. These leases provide for a landowner royalty of 12.5%.

   SWAN CREEK PIPELINE FACILITIES. In July 1998, we completed Phase I of our pipeline from the Swan Creek Field, a 30-mile pipeline made of six- and eight-inch steel pipe running from the Swan Creek Field into the main city gate of Rogersville, Tennessee. With the assistance of the Tennessee Valley Authority, or TVA, we were successful in utilizing TVA's right-of-way along its main power line grid from the Swan Creek Field to the Hawkins County Gas Utility District located in Rogersville. The cost of constructing Phase I of the pipeline was approximately $4,200,000.

   In April 2000, construction commenced on Phase II of our pipeline. This was an additional 35 miles of eight- and 12-inch pipe laid at a cost of approximately $11.1 million extending our pipeline from a point near the terminus of Phase I and connecting to an existing pipeline and meter station at Eastman Chemical Company's chemical plant. The pipeline system was completed in March 2001 at an overall cost of approximately $15.3 million and extends 65 miles from our Swan Creek Field to Kingsport, Tennessee.

   SWAN CREEK CONTRACTUAL ARRANGEMENTS. In November 1999, we entered into an agreement with Eastman Chemical Company that provides that Eastman would purchase daily from the Swan Creek Field at Eastman's plant in Kingsport a minimum of the lesser of (i) 5,000 MMBtu's (MMBtu means one million British thermal units, which is the equivalent of approximately one thousand cubic feet of gas) or (ii) forty percent (40%) of the natural gas requirements of Eastman's plant and a maximum of 15,000 MMBtu's per day. Under the terms of the agreement, we had the option to install facilities to treat the delivered gas so that the total non-hydrocarbon content of the delivered gas is not greater than two percent (2%). This would have allowed the gas to be used in certain processes in the Eastman plant requiring low levels of non-hydrocarbons. If we elected to perform this option by installing additional facilities, the minimum daily amount of gas to be purchased by Eastman from us would increase to the lesser of
(i)10,000 MMBtu's or (ii) eighty percent (80%) of the natural gas requirements of Eastman's chemical plant.

   In March 2000, we signed an amendment to the agreement with Eastman permitting us a further option with respect to the allowable level of non-hydrocarbons in the delivered gas from the Swan Creek Field. This amendment gives us the further option to tender gas without treatment, at a minimum volume of 10,000 MMBtu's per day, in consideration of which we agreed to accept a price reduction of five cents per MMBtu for the volumes per day between 5,000 and 10,000 MMBtu's per day under the pricing structure in place under the original agreement. To date, to our knowledge, none of the gas sold by us to Eastman exceeds the allowable level of non-hydrocarbons permitted under the agreement and no such gas requires treatment.

   Under the agreement as amended in March 2000, Eastman agreed to pay us the index price plus $0.10 for all natural gas quantities up to 5,000 MMBtu's delivered per day, the index price plus $0.05 for all quantities in excess of 5,000 MMBtu's per day and the index price for all quantities in excess of 15,000 MMBtu's per day. The index price means the price per MMBtu published in McGraw-Hill's INSIDE F.E.R.C Gas Market Report equal to the Henry Hub price index as shown in the table labeled Market Center Spot Gas Prices. The agreement with Eastman is for an initial term of twenty years and will be automatically extended, if the parties agree, for successive terms of one year. The initial term of the agreement commenced in March 2001.

   In January 2000, TPC, signed a franchise agreement to install and operate new natural gas utility services for residential, commercial and industrial users in Hancock County, Tennessee for the Powell Valley Utility District, which we refer to as the District. The District had no existing natural gas facilities and the system to be installed by TPC was initially intended to extend to schools and small customers and gradually be expanded over time to serve as many of the 6,900 residents of the County as is economically feasible. TPC purchases gas from us on behalf of the District, which gas is to be resold at an average retail price of about $8.00 Mcf. Under the franchise agreement, which has an initial term of ten years and may be renewed by us for an additional ten years, TPC will receive 95% of the gross proceeds of the sale of gas for our services under the agreement. In June 2000, TPC began installation of the necessary facilities to begin to serve residential and industrial consumers in the City of Sneedville, county seat of Hancock County. Our existing eight-inch main line from our Swan Creek Field passes through the city limit of Sneedville. A one-half mile of interconnecting pipeline from our existing pipeline was installed, as well as an additional four miles of pipeline as the initial phase of the distribution system. The construction was completed and delivery of initial volumes of gas into the system from the Swan Creek field occurred in December 2000. The cost of construction of these facilities was approximately $300,000. Upon enactment of initial rate schedules by the District, initial sales began in January 2001 to a small number of residential and small commercial customers.

   In March 2002, we began delivering gas to our first commercial customer, Kiefer Built, Inc, an Iowa-based manufacturer of livestock and industrial trailers, in a new industrial park in Sneedville. Although there can be no assurance, we hope to be able to supply gas to other District customers who may move into that industrial park. At this time, however, no gas sales agreements for large volume or base load sales have been signed and there can be no assurances that such agreements will be signed and if signed, we are not able to predict when such sales may begin, if at all, or what the overall volumes of gas sold may be. Due to the small number of existing customers and relatively high operating costs, we experienced a loss of approximately $35,000 attributable to the operation of this system in 2002. Although there can be no assurance, we intend to either expand the operation of this system so as to increase revenues or to sell these assets to neighboring utilities or the City of Sneedville. In the event of such a sale, we could still sell gas to the District.

   In March 2001, we signed a contract to supply natural gas to BAE Systems Ordnance Systems Inc., or BAE, operator of the Holston Army Ammunition Plant in Kingsport, Tennessee for a period of twenty years. Natural gas is used at the Holston Army ammunition facility to fire boilers and furnaces for steam production and process operations utilized in the manufacture of explosives by BAE for the United States military. Under the agreement, BAE's daily purchases of natural gas may be between 1.8 million and five million cubic feet, and volume could, although there can be no assurance, increase over the life of the agreement as BAE conducts additional operations at the Holston facility. The contract calls for a price based on the monthly published index price for spot sales of gas at the Henry Hub plus five cents per MMBtu in the same manner as the price is calculated in the contract between us and Eastman.

   We have the only gas pipeline located on the grounds of the 6,000-acre Holston facility. A portion of the Holston facility is being developed by BAE as the new Holston Business and Technology Park, which is expected to serve as a location for additional commercial and industrial customers. Although there can be no assurance, our presence at the Holston Business and Technology Park is expected to position us to provide gas service to those customers and we understand that our presence is considered by BAE to be a favorable factor in the development of the Park.

   SWAN CREEK PRODUCTION AND DEVELOPMENT. We began delivering gas through our pipeline to BAE in April 2001 and to Eastman in May 2001. Daily production in June 2001 averaged 4,936.2 Mcf and in July 2001 daily production averages increased to 5,497 Mcf per day. Although our gas production in mid-2001 was at anticipated levels, we were unable to maintain those production levels for the remainder of 2001 and since then. This was due primarily to three problems:

   o    initial fluid problems in some wells;

   o natural and expected production declines from the type of reservoir that exists in the Swan Creek field; and

   o our inability to offset expected natural declines in production by drilling new wells because of inadequate capital.

   As to the first of these problems, we experienced the in-flow of substantially more fluids in the existing wells than had been expected when they were first brought into continuous production in 2001. These fluids entered the wells from the boreholes. The fluids obstructed and significantly reduced the flow of gas from the existing wells in the Swan Creek Field and required substantial additional work and repairs to increase the production from existing wells. First, we installed a drip tank system to eliminate the fluids in the pipeline. Next, we installed mechanical devices in many of the existing wells to reduce the fluid problems. Many of the existing wells had to be shut down while the repairs were made. Gas lifts have been installed in 15 of our existing wells and act as mechanisms to remove the fluids and stabilize erratic behavior, such as large swings in individual well production. These measures have had only limited success in increasing production from existing wells. We expect that techniques used in addressing these fluid problems will be applied in our future wells in the Swan Creek Field and we anticipate, although there can be no assurance, that this will minimize or prevent these problems.

   As to the second problem, we experienced an expected and we believe normal decline in initial production from existing wells in the newly-producing Swan Creek Field. We believe that all types of gas wells experience some type of decline as in the course of initial production. These declines were expected and do not diminish either the shut-in pressure or our actual reserves in the Swan Creek Field. The declines, however, suggest the production rates from some of our smaller wells will continue to be slower, which may result in such wells lasting longer than we originally expected.

   As to the third problem, the declines in production have not been addressed and replaced by additional drilling as we had planned. We believe that in order for overall field production to remain steady or grow in a field such as the Swan Creek Field, new wells must be brought online to offset the normal production declines in wells as described above. We anticipate, although there can be no assurances, that any new wells drilled by us would experience a similar harmonic (i.e. a relatively steep initial decline curve followed by longer periods of relatively flat or stable production) decline as a normal function. Consequently, continuous drilling is important to maintaining or increasing initial levels of production. Only two gas wells were added by us in 2002. We anticipate that the natural decline of production from existing wells is now predictable in the Swan Creek Field, that the total volume of our reserves remains largely intact, and that these reserves can be extracted through both existing wells and by additional well drilled by us, subject to the availability of requisite funding. Although we intend to apply the net proceeds from this offering initially to repay outstanding non-bank indebtedness and to apply the balance of such proceeds, if any, to repay in part bank indebtedness and/or to fund such net proceeds will be sufficient for such purposes or that the drilling of additional wells, there can be no assurance that such net proceeds will be sufficient for such purposes or that we will have or be able to further raise sufficient capital to fund our proposed drilling program to successfully increase production from the Swan Creek Field.

   Due to natural and expected declines that continue to occur in ongoing production from any oil and gas well, some additional declines are expected to occur in production from our existing wells in the Swan Creek Field. Although there can be no assurance, we expect these natural declines to be less than the decline experienced to date, and that ongoing production from existing wells will tend to level off. This expectation is based on two factors:

   o    first, repairs have been performed on many of the existing wells, and

   o second, the natural production decline from any well is normally greatest during the initial producing periods, which initial periods have largely elapsed.

   Natural gas production from the Swan Creek Field during 2002 averaged 2.567 million cubic feet per day in the first quarter; 2.553 million cubic feet per day in the second quarter; 2.224 million cubic feet per day in the third quarter; and, 1.467 million cubic feet per day in the fourth quarter. Natural gas production from the Swan Creek Field for the first nine months of 2003 averaged 1.195 million cubic feet per day. This production history reflects a combination of natural and expected decline from initial production from existing wells, partially offset in the second and third quarters by the addition of production from two new gas wells. During the fourth quarter of 2002 and the first nine months of 2003, no wells were added to offset the natural and expected declines in production from existing wells.

   We also experienced reductions or declines in our sales volumes during certain times in 2002 for reasons unrelated to the production capability of our wells or fields. These declines were caused by reductions in our customers' usage requirements and/or by delivery restrictions. During a period in 2002, Eastman temporarily ceased purchases from us because we were delivering most of our then available volumes to supply BAE's newly-increased requirements. During that period, we were unable to sell to Eastman all volumes of gas exceeding BAE's increased requirements, although we were able to produce these volumes, because Eastman requires a minimum volume for its meters that available volumes did not meet and a uniform rate of delivery that taking short-term volumes would interrupt. During the time Eastman was not purchasing gas from us, BAE purchased additional volumes until BAE experienced a partial equipment outage in July 2002 and reduced our purchased volumes. As a result of these occurrences, which were not within our control, our sales volume to BAE and Eastman in July 2002 declined to 42,382 Mcf or an average of 1,367 Mcf per day. In order to increase the volumes of gas for delivery from the Swan Creek Field, we must drill additional wells. However, even if additional wells are drilled, we anticipate based on all information acquired to date, although there can be no assurance, that deliverability from the Swan Creek Field, once stabilized, may not exceed approximately three million cubic feet per day, and there can be no assurances as to any minimum productivity.

   During 2002, we had 30 producing gas wells and seven producing oil wells in the Swan Creek Field. Miller Petroleum, Inc. and others had a participating interest in twelve of these wells. In total, we have completed 45 wells in the Swan Creek Field. The majority of these gas wells were drilled prior to the completion of the pipeline system so only test data was available prior to full production. Of the completed wells, twelve are shut-in or currently not producing because these wells are either not presently producing commercial quantities of hydrocarbons, or are awaiting workover or tie-in to our pipeline. However, certain of these wells may not be tied in to our pipeline since the expense of connection over rough terrain may not be justified in view of the expected volumes to be produced. During the first nine months of 2003, we produced gas from 23 gas wells in the Swan Creek Field.

   We were not able to drill a substantial number of additional gas or oil wells at Swan Creek in 2002 because we did not have sufficient funds to do so. Although we had expected to commence and continue our drilling program in 2002, we were forced to postpone any further drilling until additional funds are available and our dispute with Bank One is resolved, as to which there can be no assurance. Because the Knox formation has been defined by the accumulation of data from previously drilled wells and seismic data, new locations and new wells when drilled are expected, although there can be no assurances, to contribute to achieving increases in production totals. We believe, although there can be no assurance, that new wells can be strategically based on information we have developed from our existing wells as to the shape and key producing horizons of the Knox formation. We have obtained approval from the Tennessee regulatory authorities with jurisdiction over spacing of wells to drill additional wells on smaller spacing in the field, effectively allowing more wells to be drilled and the reservoir to produce more quickly but with no decrease in the long term efficiency of production of the maximum amount of reserves from the reservoir. We are hopeful that production from these new wells will be in line with our more productive existing wells in the Swan Creek Field and will have a noticeable effect on increasing the total production from the Field. Although there can be no assurance, our strategy is that once this work is completed and the new wells are drilled production from the Swan Creek Field will increase. Even if such production increases, however, the deliverability from the Swan Creek Field will not be sufficient to meet our entire daily requirements under the contracts with BAE and Eastman.

   Our strategy also includes commencing drilling in other formations in our Swan Creek Field. To date, drilling in the Swan Creek Field has focused on production of gas primarily from the Knox formation. Immediately adjacent to this formation, however, and shallower over these formations, are other formations that we believe, although there can be no assurance, have a potential for gas production. These other formations hold the possibility for yielding both oil and gas and have produced some gas to date and have not been a primary target for gas production. The shallower depths needed for drilling in these other formations and the moderate gas production from them may make the production of additional gas feasible. As noted above, we can not proceed with such drilling until such time as funding is available, as to which there can be no assurance.

THE KANSAS PROPERTIES

   In 1997, we acquired the Kansas Properties, which presently include 134 producing oil wells and 51 producing gas wells in the vicinity of Hays, Kansas and a gathering system including 50 miles of pipeline. We also acquired 37 other wells, which now serve as saltwater disposal wells in the vicinity of Hays, Kansas. Saltwater wells are used to store saltwater encountered in the drilling process that would otherwise have to be transported out of the area. These saltwater disposal wells reduce operating costs by eliminating the need for transport. The aggregate production for the Kansas Properties at present is approximately 800 Mcf and 336 barrels of oil per day. Revenue for the Kansas Properties was approximately $275,000 per month in 2002.

   We employ a full time geologist in Kansas to oversee operations of the Kansas Properties. We have identified five new locations for drilling wells in Ellis and Rush Counties, Kansas on our existing leases in response to drilling activity in the area indicating new areas of production. In 2001 we successfully drilled the Dick No. 7 well in Kansas and completed the well as an oil well. We did not drill any new wells in Kansas in 2002 or the first nine months of 2003 due to lack of funds available for such drilling. We are also engaged in gathering for a fee the gas produced from wells owned by others located in Kansas adjacent to our wells and near our gathering lines. Our plans for our Kansas properties include maintaining the current productive capacity of our existing wells through normal workovers and maintenance of the wells, performing gathering or sales services for adjacent producers, and expanding our own production through drilling these additional wells. Such plans are subject to the availability of funds, in addition to the funds raised by this offering, to finance the work.

   In addition, there are several capital development projects that we have considered with respect to the Kansas Properties, including recompletion of wells and major workovers to increase current production. Although there can be no assurances, these projects when completed might increase production in Kansas. Management, however, has made the decision not to undertake any of these projects, as we do not presently have the necessary funds. We will, however, reconsider our decision if such funds become available.

OTHER AREAS OF DEVELOPMENT

   We are presently exploring other geological structures in the East Tennessee area that are similar to the Swan Creek Field and which we believe, although there can be no assurance, have a high probability of producing hydrocarbons. We have either acquired seismic data on these structures from third-party sources or are conducting our own seismic studies with our own trucks and equipment. The seismic analysis is continuing and related leasing activities have begun based on initial analysis of seismic results. We plan to conduct exploration activities in these areas. The first of these locations was in Cocke County, Tennessee which is approximately 40 miles southeast of the Swan Creek Field. In 2002, we, in conjunction with Southeast Gas & Oil Corp. of Newport, Tennessee, drilled an approximately 6,000-foot exploratory well to the Knox formation. This well did not result in any commercial quantities of hydrocarbons. Although these and other exploratory efforts have commenced or are under consideration, there can be no assurances that any such efforts will be completed or will be commercially successful.

GOVERNMENTAL REGULATIONS

   We are subject to numerous state and federal regulations, environmental and otherwise, that may have a substantial negative effect on our ability to operate at a profit. For a discussion of the risks involved as a result of such regulations, see, "Effect of Existing or Probable Governmental Regulations on Business" below.

PRINCIPAL PRODUCTS OR SERVICES AND MARKETS

   The principal markets for our crude oil are local refining companies, local utilities and private industry end- users. The principal markets for our natural gas are local utilities, private industry end-users and natural gas marketing companies.

   Gas production from the Swan Creek Field can presently be delivered through our completed pipeline to the Powell Valley Utility District in Hancock County, Eastman and BAE in Sullivan County, as well as other industrial customers in the Kingsport area. We believe, although there can be no assurance, that we have acquired all necessary regulatory approvals and necessary property rights for the pipeline system. Our pipeline would not only provide transportation service for gas produced from our wells, but would provide transportation of gas for small independent producers in the local area as well. We also could, although there can be no assurance, sell our products to certain local towns, industries and utility districts.

   Natural gas from the Kansas Properties is delivered to Kansas-Nebraska Energy, Inc. in Bushton, Kansas. At present, crude oil is sold to the National Cooperative Refining Association in McPherson, Kansas, 120 miles from Hays. National Cooperative is solely responsible for transportation of the oil it purchases whether by truck or pipeline.

DRILLING EQUIPMENT

   We purchased an Ingersoll Rand RD20 drilling rig and related equipment from Ratliff Farms, Inc., an affiliate of Malcolm E. Ratliff, who at that time was our Chief Executive Officer and Chairman of the Board of Directors. We also receive contract drilling services from Miller Petroleum, Inc. and Union Drilling in the Swan Creek Field.

DISTRIBUTION METHODS OF PRODUCTS OR SERVICES

   Crude oil is normally delivered to refineries in Tennessee and Kansas by tank truck and natural gas is distributed and transported via pipeline.

COMPETITIVE BUSINESS CONDITIONS, COMPETITIVE POSITION IN THE INDUSTRY AND METHODS OF COMPETITION

   Our contemplated oil and gas exploration activities in the States of Tennessee and Kansas will be undertaken in a highly competitive and speculative business atmosphere. In seeking any other suitable oil and gas properties for acquisition, we will be competing with a number of other companies, including large oil and gas companies and other independent operators with greater financial resources. Management does not believe that our initial competitive position in the oil and gas industry will be significant.

   Our principal competitors in the State of Tennessee are Nami Resources, LLC, Miller Petroleum, Inc., Knox Energy Development and Penn Virginia Corporation. We believe that we are in a favorable position in the area in which our pipeline is located. Within that area, we own leases on approximately 41,088 acres.

   There are numerous producers in the area of the Kansas Properties. Some are larger with greater technological and financial resources.

   Although we do not now foresee any difficulties in procuring drilling rigs or the manpower to run them in the area of our operation, several factors, including increased competition in the area, may limit the availability of drilling rigs, rig operators and related personnel and/or equipment in the future. Such limitations would have a natural adverse effect on our operations.

   The prices of our products are controlled by the world oil market and the United States natural gas market. Thus, competitive pricing behaviors are considered unlikely; however, competition in the oil and gas exploration industry exists in the form of competition to acquire the most promising acreage blocks and obtaining the most favorable prices for transporting the product. We believe that we are well-positioned in these areas because of the transmission lines that run through and adjacent to the properties leased by us and because we hold relatively large acreage blocks in our areas of current operation.

SOURCES AND AVAILABILITY OF RAW MATERIALS

   Excluding the development of oil and gas reserves and the production of oil and gas, our operations are not dependent on the acquisition of any raw materials .

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

   We presently are dependent upon a small number of customers for the sale of gas from the Swan Creek Field, principally Eastman and BAE, and other industrial customers in the Kingsport area with which we may enter into gas sales contracts.

   Natural gas from the Kansas Properties is delivered to Kansas-Nebraska Energy, Inc. in Bushton, Kansas. At present, crude oil from the Kansas Properties is being trucked and transported through pipelines to the National Cooperative Refining Association in McPherson, Kansas, 120 miles from Hays, Kansas. National Cooperative is solely responsible for transportation of products whether by truck or pipeline.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS, INCLUDING DURATION

   Royalty agreements relating to oil and gas production are standard in the industry. The amounts of our royalty payments vary from lease to lease.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

   Although none of the principal products offered by us require governmental approval, permits are required for drilling oil or gas wells.

   The transportation service offered by TPC is subject to regulation by the Tennessee Regulatory Authority to the extent of certain construction, safety, tariff rates and charges, and nondiscrimination requirements under state law. These requirements are typical of those imposed on regulated utilities. TPC has been granted a certificate of public convenience and necessity to operate as a pipeline utility in Hancock, Hawkins, and Claiborne counties, Tennessee. In addition, TPC was authorized to construct and operate the portion of Phase II of the pipeline to Eastman by resolution of the City of Kingsport in May, 2000. This resolution was approved by the Tennessee Regulatory Authority as required by state law. All approvals for our pipeline have been granted.

   The City of Kingsport, Tennessee has also enacted an ordinance granting to TPC a franchise for twenty years to construct, maintain and operate a gas system to import, transport, and sell natural gas to the City of Kingsport and inhabitants, institutions and businesses for domestic, commercial, industrial and institutional uses. This ordinance and the franchise agreement it authorizes also require approval of the Tennessee Regulatory Authority under state law. We will not initiate the required approval process for the ordinance and franchise agreement until such time that we can supply gas to the City of Kingsport. Although we anticipate that regulatory approval will be granted, there can be no assurance that it will be granted, or that such approval may be granted in a timely manner, or that such approval may not be limited in some manner by the Tennessee Regulatory Authority.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON BUSINESS

   Exploration and production activities relating to oil and gas leases are subject to numerous environmental laws, rules and regulations. The Federal Clean Water Act requires us to construct a fresh water containment barrier between the surface of each drilling site and the underlying water table. This involves the insertion of a seven-inch diameter steel casing into each well, with cement on the outside of the casing. We have complied with this environmental regulation, the cost of which is approximately $10,000 per well.

   The State of Tennessee also requires the posting of a bond to ensure that our wells are properly plugged when abandoned. A separate $2,000 bond is required for each well drilled. We currently have the requisite amount of bonds on deposit with the State of Tennessee.

   As part of our purchase of the Kansas Properties we acquired a statewide permit to drill in Kansas. Applications under such permit are applied for and issued within one to two weeks prior to drilling. At the present time, the State of Kansas does not require the posting of a bond either for permitting or to insure that our wells are properly plugged when abandoned. All of the wells in the Kansas Properties have all permits required and we believe that we are in substantial compliance with the laws of the State of Kansas.

   Our exploration, production and marketing operations are regulated extensively at the federal, state and local levels. We have made and will continue to make expenditures in our efforts to comply with the requirements of environmental and other regulations. Further, the oil and gas regulatory environment could change in ways that might substantially increase these costs. Hydrocarbon-producing states regulate conservation practices and the protection of correlative rights. These regulations affect our operations and limit the quantity of hydrocarbons we may produce and sell. In addition, at the federal level, the Federal Energy Regulatory Commission regulates interstate transportation of natural gas under the Natural Gas Act. Other regulated matters include marketing, pricing, transportation and valuation of royalty payments.

   Our operations are subject to numerous and frequently changing laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. We own or lease, and have in the past owned or leased, properties that have been used for the exploration and production of oil and gas and these properties and the wastes disposed on these properties may be subject to the Comprehensive Environmental Response, Compensation and Liability Act, the Oil Pollution Act of 1990, the Resource
Conservation and Recovery Act, the Federal Water Pollution Control Act and analogous state laws. Under such laws, we could be required to remove or remediate previously released wastes or property contamination.

   Laws and regulations protecting the environment have generally become more stringent and, may in some cases, impose "strict liability" for environmental damage. Strict liability means that we may be held liable for damage without regard to whether we were negligent or otherwise at fault. Environmental laws and regulations may expose us to liability for the conduct of or conditions caused by others or for acts that were in compliance with all applicable laws at the time they were performed. Failure to comply with these laws and regulations may result in the imposition of administrative, civil and criminal penalties.

   While we believe that our operations are in substantial compliance with existing requirements of governmental bodies, our ability to conduct continued operations is subject to satisfying applicable regulatory and permitting controls. Our current permits and authorizations and ability to get future permits and authorizations may be susceptible, on a going forward basis, to increased scrutiny, greater complexity resulting in increased costs or delays in receiving appropriate authorizations.

   The foregoing is only a brief summary of some of the existing environmental laws, rules and regulations to which our business operations are subject, and there are many others, the effects of which could have an adverse impact on us. Future legislation in this area will no doubt be enacted and revisions will be made in current laws. No assurance can be given as to what effect these present and future laws, rules and regulations will have on our current and future operations.

RESEARCH AND DEVELOPMENT

   We have not expended any material amount in research and development activities during the last two fiscal years. Research done in conjunction with our exploration activities would consist primarily of conducting seismic surveys on the lease blocks. This work would be performed by our geology and engineering personnel and other employees and would not be expected to have a material cost of above their standard salaries.

NUMBER OF TOTAL EMPLOYEES AND NUMBER OF FULL-TIME EMPLOYEES

   We presently have 25 full time employees and no part-time employees.

PROPERTY LOCATION, FACILITIES, SIZE AND NATURE OF OWNERSHIP

   SWAN CREEK FIELD. Our Swan Creek leases are on approximately 41,088 acres in Hancock, Claiborne, Knox, Jefferson, Morgan and Union Counties in Tennessee. The initial terms of these leases vary from one to five years. Some of them will terminate unless we have commenced drilling. In 2002, we reduced the acreage comprising the Swan Creek Field from approximately 50,500 acres to the present 41,088 acres. This reduction in acreage was a result of our improved understanding of the geological and geophysical makeup of the Swan Creek Field. We believe that the acreage eliminated from the field does not have the potential to produce commercial quantities of oil or gas and that the reduction of this acreage does not affect the reserves of the Swan Creek Field. Further, the elimination of the leases for this acreage is expected to result in cost savings to us.

   Morita Properties, Inc., an affiliate of Shigemi Morita, a former Director, currently has a 25% overriding royalty in nine of our existing wells, and a 50% overriding royalty and 6% overriding royalty, respectively, in two of our other existing wells. All of these wells are located in the Swan Creek Field and all but two are presently producing wells. In addition, to those interests, Morita Properties, Inc. previously owned a 25% working interest in three of our other existing wells and 12.5% working interest in another of our wells all of which subsequently have been sold.

   An individual who is not an affiliate of us purchased 25% working interests in two other wells located in the Swan Creek Field that are presently producing wells.

   Another individual has a 29% revenue interest in a producing well located in the Swan Creek Field by virtue of having contributed her unleased acreage to the drilling unit and paying her proportionate share of the drilling costs of the well. We were obligated to allow that individual to participate on that basis in accordance with both customary industry practice and the requirements of the procedures of the Tennessee Oil and Gas Board in a forced pooling action brought by us to require the acreage to be included in the unit so that the well could be drilled. The forced pooling procedure was concluded by her contribution of acreage and agreement to pay proportionate share of drilling costs.

   We also entered into a farmout agreement with Miller Petroleum, Inc. for ten wells to be drilled in the Swan Creek Field and we have an option to award up to an additional ten future wells. All locations were to be mutually agreed upon. Net revenues, as defined, are to be 81.25% to Miller. Our subsidiary TPC will transport Miller's gas. We reserved all offset locations to wells drilled under the farmout agreement. All ten wells have been drilled under the farmout agreement. We acquired back from Miller a 50% working interest in nine of those ten wells in addition to our rights under the farmout agreement. In addition, we along with Miller have drilled two additional wells on a 50-50 basis, although we declined to exercise our option for a ten-well extension of the farmout agreement. Of the wells in which Miller owns an interest, six are presently producing.

   Other than the working interests described or referred to above, we retain all other working interests in wells drilled or to be drilled in the Swan Creek Field.

   Other working interest owners in oil and gas wells in which we have working interests are entitled to market their respective shares of production to purchasers other than purchasers with whom we have contracted. Absent such contractual arrangements being made by the working interest owners, we are authorized but are not required to provide a market for oil or gas attributable to working interest owners' production. At this time, we have not agreed to market gas for any working interest owner to customers other than our customers. If we agree to market gas for working interest owners to our customers, we will have to agree, at that time, to the terms of such marketing arrangements and it is possible that as a result of such arrangements, our revenues from such customers may be correspondingly reduced. If the working interest owners make their own arrangements to market their natural gas to other end users along the pipeline which have been served by East Tennessee Natural Gas, an interstate pipeline, such gas would be transported by TPC at published tariff rates. The current published tariff rate is for firm transportation at a demand charge of five cents per MMBtu per day plus a commodity charge of $0.80 per MMBtu. If the working interest owners do not market their production, either independently or through us, then their interest will be treated as not yet produced and will be balanced either when marketing arrangements are made by such working interest owners or when the well ceases to produce in accordance with customary industry practice.

   KANSAS PROPERTIES. The Kansas Properties contain 138 leases totaling 32,158 acres in the vicinity of Hays, Kansas. The original terms on these leases were from one to ten years and in most cases have expired. Most of these leases, however, are still in effect because they are being held by production. We maintain a 100% working interest in most wells. The leases provide for a landowner royalty of 12.5%. Some wells are subject to an overriding royalty interest from 0.5% to 9%.

   Although we do not pay any taxes on our Swan Creek Leases, we pay ad valorem taxes on our Kansas Properties. We have general liability insurance for the Kansas Properties and the Swan Creek Field.

   We lease our principal executive offices, consisting of approximately 5,647 square feet located at 603 Main Avenue, Suite 500, Knoxville, Tennessee at a rental of $4,705.83 per month and an office in Hays, Kansas at a rental of $500 per month. During 2002 and the first nine months of 2003, we closed a field office in Sneedville, Tennessee and an office in New York City we had previously leased at an aggregate rental of $3,100 per month.

RESERVE ANALYSES

   Ryder Scott Company, L.P. of Houston, Texas has performed reserve analyses of all our productive leases. Ryder Scott Company, L.P. and its employees and its registered petroleum engineers have no interest in the Company, and performed these services at their standard rates. The net reserve values used hereafter were obtained from a reserve report dated February 10, 2003, which we refer to as the Report, prepared by Ryder Scott Company, L.P. as of December 31, 2002. In substance, the Report used estimates of oil and gas reserves based upon standard petroleum engineering methods which include production data, decline curve analysis, volumetric calculations, pressure history, analogy, various correlations and technical judgment. Information for this purpose was obtained from owners of interests in the areas involved, state regulatory agencies, commercial services, outside operators and files of Ryder Scott Company, L.P. The net reserve values in the Report were adjusted to take into account the working interests that have been sold by us in various wells in the Swan Creek Field. The Report provides that proved reserves in the Swan Creek Field are 30,360 MMcf of natural gas and 226,456 barrels of oil. According to the Report, the value of the future gross revenues of our interest in the Swan Creek Field as of December 31, 2002 is $103,667,886 before production taxes and $100,557,852 after production taxes. The Report further provides that as of December 31, 2002 the value of the future net income before income taxes of our interest in the Swan Creek Field is $80,798,842 and discounting the future net income by 10% results in a present value of $36,230,728.

   The Report reflects that the amount of proved natural gas net reserves in the Swan Creek Field of 23,499 MMcf remained essentially unchanged from net reserves of 23,006 MMcf reported in the Ryder Scott Company, L.P. report dated March 28, 2002 reporting values as of December 31, 2001. The Report also reflects a decrease in the amount of proved oil reserves to 167,432 barrels in 2002 from 224,745 barrels reported in the earlier Ryder Scott Company, L.P. report for values as of December 31, 2001. This decrease was primarily due to estimates for the Colson #1 well which was included in the earlier Ryder Scott Company, L.P. report as of December 31, 2001, but was not included in the current Report as that well was subsequently taken off-line and reclassified as unproved. The Report reflects an increase from the Ryder Scott Company, L.P. Report for the year ended December 31, 2001 in the value of the future gross revenues of our interest in the Swan Creek Field from $57,832,005 to $103,667,886 before production taxes and $56,097,044 after production taxes to $100,557,852. The Report also indicates an increase in the discounted (at 10% per annum compounded monthly) present value of the reserves of the Swan Creek Field from $19,302,590 as of December 31, 2001 to $36,230,728 as of December 31, 2002. These increases in values reported by Ryder Scott Company, L.P. in the Report are due to an increase in oil and gas prices for 2002 making a larger portion of the Field's undeveloped reserves more economical for future development. Gas prices for the year-end 2001 Ryder Scott Company, L.P. report utilized gas prices of $2.35 per Mcf and oil prices of $16.25 per barrel as opposed to the $4.22 per Mcf price and $26.90 per barrel price utilized in the current Report for the year ended December 31, 2002. In addition, we drilled two wells in 2002, the Colson #2 and the Paul Reed #9, which added 936 MMcf to our gas reserves in the Swan Creek Field.

   Ryder Scott Company, L.P. also performed a reserve analysis of the Kansas Properties. The Report provides that as of December 31, 2002 the net proved reserves for the Kansas Properties are 3,100 MMcf of natural gas and 1,308,467 barrels of oil. According to the Report, the value of the future gross revenues of our interest in the Kansas Properties as of December 31, 2002 is $48,511,771 before production taxes and 48,066,045 after production taxes. The Report further provides that as of December 31, 2002 the value of the future net income before income taxes of our interest in the Kansas Properties is $18,163,162 and, discounting the future net income by 10% results in a present value of $10,417,292.

   The current Report reflects a substantial increase from the Ryder Scott Company, L.P. report analyzing the reserves of the Kansas Properties as of December 31, 2001 in (i) the number of barrels of oil attributed to our net interest in the Kansas Properties from 831,930 barrels to 1,308,467 barrels and
(ii) the value of the future gross revenues of our interest in the Kansas Properties from $20,463,797 to $48,511,771 before production taxes and $19,586,607 after production taxes to $48,066,045. The current Report also indicates an increase in the discounted (at 10% per annum compounded monthly) net present value of our oil and gas reserves in the Kansas Properties from $2,431,317 as of December 31, 2001 to $10,417,292 as of December 31, 2002. These
increases are due primarily to two factors. First, the increased price and future speculative market for energy prices have driven both oil and gas prices higher. The 2001 Ryder Scott Company, L.P. report used a gas price of $2.13 per Mcf in determining the value of reserves in contrast to the $4.13 per Mcf price used in the current Report and an oil price of $17.24 per barrel in 2001 contrasted to the $27.29 per barrel price used in 2002. Second, an increase in the number of barrels occurred because the current Report for December 31, 2002 included the production and reserves from approximately thirty producing oil wells that had not been included in the prior Ryder Scott Company, L.P. report for December 31, 2001. At the time of the earlier report, the calculated operating expenses for those producing wells matched or exceeded the oil price utilized in that report and therefore, those wells were not considered commercially viable for purposes of that earlier report. As a result of the increase in the price of oil, those wells and associated reserves are included in the current Report. We anticipate that future reports of the net present value of the Kansas Properties should remain stable, and may even increase and will continue to include the consideration of reserves attributable to all of our wells in Kansas, which are still producing in accordance with their extended production history, provided that the market price of oil and gas remains constant or increases.

   We believe that the reserve analysis reports prepared by Ryder Scott Company, L.P. for us for the Swan Creek Field and Kansas Properties provide an essential basis for review and consideration of our producing properties by all potential industry partners and all financial institutions across the country. It is standard in the industry for reserve analyses such as these to be used as a basis for financing of drilling costs. Reserve analyses, however, are at best speculative, especially when based upon limited production; no assurance can be given that the reserves attributed to these leases exist or will be economically recoverable. The result of any reserve analysis is dependent upon the forecast of product prices utilized in the analysis which may be more or less than the actual price received during the period in which production occurs.

   We have not filed the reserve analysis reports prepared by Ryder Scott Company, L.P. or any other reserve reports with any Federal authority or agency other than the Securities and Exchange Commission. We, however, have filed the information in the Report of our reserves with the Energy Information Service of the Department of Energy in compliance with that agency's statutory function of surveying oil and gas reserves nationwide.

                                   PRODUCTION

   The following tables summarize for the past three fiscal years the volumes of oil and gas produced to our interests, our operating costs and our average sales prices for our oil and gas. The information does not include volumes produced to royalty interests or other working interests.

                                    Tennessee

                                            COST OF
     YEAR ENDED                            PRODUCTION            AVERAGE
     DECEMBER 31       PRODUCTION         (PER BOE)(2)         SALES PRICE
     -----------       ----------         ------------         -----------
                     OIL         GAS                        OIL         GAS
                     ---         ---                        ---         ---
                    (BBL)       (MCF)                      (BBL)     (PER MCF)
                  -----------------------                 --------------------

     2002........ 15,111.54   521,834.35     $4.10(2)     $21.85      $3.22

     2001........ 22,776.21   703,073.56     $0.31        $16.05      $2.55

     2000........ 37,210.67     2,411.00     $0.69        $20.32      $2.86


Gas volumes and prices for 2000 reflect only the nominal purchases made by Hawkins County Gas Utility District upon completion of Phase I of Tengasco Pipeline Company's pipeline system.

-------------------------

(1) A "BOE" is a barrel of oil equivalent. A barrel of oil contains approximately 6 Mcf of natural gas by heating content. The volumes of gas produced have been converted into "barrels of oil equivalent" for the purposes of calculating costs of production.

(2) The increase in cost of production in 2002 was a result of this being the first full year of production in the Swan Creek Field.

                                     Kansas

                                            COST OF
     YEAR ENDED                            PRODUCTION            AVERAGE
     DECEMBER 31       PRODUCTION         (PER BOE)(2)         SALES PRICE
     -----------       ----------         ------------         -----------
                     OIL         GAS                        OIL         GAS
                     ---         ---                        ---         ---
                    (BBL)       (MCF)                      (BBL)     (PER MCF)
                  -----------------------                 --------------------

   2002.......... 105,473.54  246,510.98    $  8.71        $23.89      $2.96

   2001.......... 112,495.88  278,884.66    $ 10.72        $23.50      $4.12

   2000.......... 111,734.81  291,096.22    $  9.68        $28.06      $3.75


OIL AND GAS DRILLING ACTIVITIES

   Our oil and gas developmental drilling for the past three fiscal years are as set forth in the following tables. During the fiscal years ending December 31, 2000 and 2001 we did not drill any exploratory wells. In 2002, we drilled one exploratory well in Cocke County, Tennessee which did not result in finding commercial quantities of hydrocarbons. The information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of wells drilled, quantities of reserves found or economic value.

GROSS AND NET WELLS

   The following tables set forth for the fiscal years ending December 31, 2000, 2001, and 2002 the number of gross and net development wells drilled by us. The dry hole set forth in the table below is the Cocke County well referred to above. The term gross wells means the total number of wells in which we own an interest, while the term net wells means the sum of the fractional working interests we own in gross wells.

                                       Year ended December 31,
                       ------------------------------------------------------
                            2002                2001                2000
                       ---------------    ----------------    ---------------
                       Gross      Net     Gross       Net     Gross      Net
                       -----     -----    -----      -----    -----     -----
TENNESSEE
---------
Productive Wells....     3       2.625      19        11.42     9       4.0515
Dry Holes...........     1        .50        0         0        0       0

KANSAS
------
Productive Wells....     0       0           3         2.594    0       0
Dry Holes...........     0       0           0         0        0       0


PRODUCTIVE WELLS

   The following table sets information regarding the number of productive wells in which we held a working interest as of December 31, 2002. Productive wells are either producing wells or wells capable of commercial production although currently shut-in. One or more completions in the same bore hole are counted as one well.

                                       Gas                      Oil
                                -----------------        -----------------
                                Gross        Net         Gross        Net
                                -----       -----        -----       -----
Tennessee...............         31          18.9          12         6.18

Kansas..................         52         43.45         128        110.5


DEVELOPED AND UNDEVELOPED OIL AND GAS ACREAGE

   As of December 31, 2002, we owned working interests in the following developed and undeveloped oil and gas acreage. Net acres refer to our interest less the interest of royalty and other working interest owners.

                                Developed                     Undeveloped
                       -------------------------     --------------------------
                       Gross Acres     Net Acres     Gross Acres      Net Acres
                       -----------     ---------     -----------      ---------
Tennessee..........      1,840.00       1,065.38        41,088        35,952

Kansas.............      9,666.00       8,080.44        22,711        18,995.48

                                LEGAL PROCEEDINGS

   In November 2001, we signed a credit facility with Bank One, N.A. in Houston, Texas whereby Bank One extended to us a revolving line of credit of up to $35 million. The initial borrowing base under the facility was $10 million. In April 2002, we received a notice from Bank One stating that it had redetermined and reduced the then-existing borrowing base under the credit agreement by $6 million to approximately $3.1 million. Bank One demanded that we pay the $6 million within thirty days. In May 2002, we filed suit in federal court in the Eastern District of Tennessee, Northeastern Division at Greeneville to restrain Bank One from taking any steps to enforce its demand that we reduce our loan obligation or else be deemed in default and for damages resulting from the demand. We sought a jury trial and actual damages sustained by it as a result of the wrongful demand in the amount of $51 million plus punitive damages in the amount of $100 million.

   In July 2002, Bank One filed its answer and counterclaim, alleging that its actions were proper under the terms of the credit agreement and seeking to recover all amounts it alleges to be owed under the credit agreement, including principal, accrued interest, expenses and attorney's fees in the approximate amount of $9 million. No hearings have occurred or been scheduled in the court proceeding. We have filed initial written discovery requests upon Bank One. We have continued to pay $200,000 per month of principal due under the original terms of the credit agreement, plus interest, and have reduced the principal now outstanding to approximately $5.1 million. Although the parties continue to discuss settlement of all outstanding issues, no settlement has been concluded. At a scheduling conference held by the Court in August 2003, a procedural schedule was set leading toward a trial date in June 2004 in the event settlement is not reached.

   In November 2002, we and our then Chief Executive Officer, Malcolm E. Ratliff, were served with a complaint filed in the United States District Court for the Eastern District of Tennessee, Knoxville, entitled PAUL MILLER V. M. E. RATLIFF AND TENGASCO, INC., DOCKET NUMBER 3:02-CV-644. The complaint seeks certification of a class action to recover on behalf of the class of all persons who purchased shares of our common stock between August 1, 2001 and April 23, 2002, damages in an amount not specified that were allegedly caused by violations of the federal securities laws, specifically Rule 10b-5 under the Securities Exchange Act of 1934 as to us and Mr. Ratliff, and Section 20(a) of that Act as to Mr. Ratliff. The complaint alleges that documents and statements made to the investing public by us and Mr. Ratliff misrepresented material facts regarding our business and finances. We believe that the allegations in the complaint are without merit. We intend to vigorously defend against all of the allegations. We have filed a motion to dismiss the action based on the failure of the complaint to meet the requirements of the Securities Litigation Reform Act of 1995.

   We, our former Chief Executive Officer, Malcolm E. Ratliff, and one of our attorneys, Morton S. Robson, were named as defendants in an action commenced on June 18, 1998 in the Supreme Court of the State of New York, New York County entitled MAUREEN COLEMAN, JOHN O. KOHLER, CHARLES MASSOUD, JONATHAN SARLIN, VON GRAFFENRIED A.G. AND VPM VERWATUNGS A.G., PLAINTIFFS V. TENGASCO, INC., MORTON
S. ROBSON AND MALCOLM E. RATLIFF, DEFENDANTS, INDEX NO. 603009/98. In that action, the plaintiffs, stockholders of the Company, allege that they were entitled to sell their shares of our common stock in the open market pursuant to Rule 144 promulgated under the Securities Act of 1933, but they were precluded from doing so by the defendants' purported wrongful refusal to remove the restrictive legends from their shares. The plaintiffs own in the aggregate 35,000 shares of our common stock. The plaintiffs are seeking damages in an amount equal to the difference between the amount for which they would have been able to sell their shares if the defendants had acted to remove the restrictive legends when requested and the amount they will receive on the sale of their shares. The plaintiffs are also seeking punitive damages in an amount they claim to be in excess of $500,000, together with interest, costs and disbursements of bringing the action, including reasonable attorneys fees. We do not believe that we wrongfully withheld our approval of the removal of the restrictive legends at the times such removal was requested by the stockholders. The plaintiffs have not taken any action in this matter for several years.

                                   MANAGEMENT

Executive Officers and Directors

   The following table sets forth certain information regarding our executive officers and directors.

NAME                           AGE          POSITION
----                           ---          --------
Richard T. Williams(3)(4)      52           Chairman of the Board and Chief
                                            Executive Officer
Jeffrey R. Bailey(3)(4)        46           President and Director
Mark A. Ruth                   45           Chief Financial Officer
Robert M. Carter               66           President - Tengasco Pipeline
                                            Corporation
Cary V. Sorensen               55           General Counsel, Vice President and
                                            Secretary
Stephen W. Akos(1)(2)          49           Director
Joseph Earl Armstrong(3)       46           Director
John A. Clendening(1)(2)(4)    70           Director
Robert L. Devereux(1) (2)      43           Director
Bill W. Harbert                80           Director
Peter E. Salas                 49           Director
Charles M. Stivers(1)          41           Director

(1) Audit Committee, Compensation Committee and Special Committee Member
(2) Stock Option Committee Member
(3) Field Safety Committee Member
(4) Frontier Exploration Committee Member

   DR. RICHARD T. WILLIAMS has been a member of the faculty of the Department of Geological Sciences at The University of Tennessee in Knoxville, Tennessee, since 1987, after holding faculty positions at West Virginia University and the University of South Carolina since 1979. He has been engaged in reflection seismology and geophysical studies in the Appalachian Overthrust since 1980. He earned his Ph.D. in Geophysics from Virginia Tech in 1979. Dr. Williams was elected as a director effective June 28, 2002. He was appointed Chief Operating Officer on January 10, 2003, and on February 3, 2003, he was elected our Chief Executive Officer.

   JEFFREY R. BAILEY graduated in 1980 from New Mexico Institute of Mining and Technology with a B.S. degree in Geological Engineering. Upon graduation he joined Gearhart Industries as a field engineer working in Texas, New Mexico, Kansas, Oklahoma and Arkansas. Gearhart Industries later merged with Halliburton Company. In 1993 after 13 years working in various field operations and management roles primarily focused on reservoir evaluation, log analysis and log data acquisition he assumed a global role with Halliburton as a Petrophysics instructor in Fort Worth, Texas. His duties were to teach Halliburton personnel and customers around the world log analysis and competition technology and to review analytical reservoir problems. In this role Mr. Bailey had the opportunity to review reservoirs in Europe, Latin America, Asia Pacific and the Middle East developing a special expertise in carbonate reservoirs. In 1997 he became technical manager for Halliburton in Mexico focusing on finding engineering solutions to the production challenges of large carbonate reservoirs in Mexico. Mr. Bailey left Halliburton and joined us as our Chief Geological Engineer on March 1, 2002. He was elected our President on July 17, 2002 and as a director on February 28, 2003.

   MARK A. RUTH is a certified public accountant with 22 years accounting experience. He received a B.S. degree in accounting with honors from the University of Tennessee at Knoxville. He has served as a project controls engineer for Bechtel Jacobs Company, LLC; business manager and finance officer for Lockheed Martin Energy Systems; settlement department head and senior accountant for the Federal Deposit Insurance Corporation; senior financial analyst/internal auditor for Phillips Consumer Electronics Corporation; and, as an auditor for Arthur Andersen and Company. From December 14, 1998 to August 31, 1999 he served as the Company's Chief Financial Officer. On August 31, 1999 he was elected as a Vice-President of the Company and on November 8, 1999 he was again appointed as the Company's Chief Financial Office, which office he has occupied since then.

   ROBERT M. CARTER attended Tennessee Wesleyan College and Middle Tennessee State College between 1954 and 1957. For 35 years he was an owner of Carter Lumber & Building Supply Company and Carter Warehouse in Loudon County, Tennessee. He has been with us since 1995 and during that time has been involved in many phases of our business, including pipeline construction, leasing, financing and the negotiation of acquisitions. Mr. Carter was elected Vice-President in March, 1996, Executive Vice-President in April 1997 and President on March 13, 1998 until he resigned from that position on October 19, 1999. On August 8, 2000 he again was elected as President and served in that capacity until July 31, 2001. He has served as President of Tengasco Pipeline Corporation, our wholly-owned subsidiary, from June 1, 1998 to the present.

   CARY V. SORENSEN is a 1976 graduate of the University of Texas School of Law and has undergraduate and graduate degrees from North Texas State University and Catholic University in Washington, D.C. Prior to joining us in July 1999, he had been continuously engaged in the practice of law in Houston, Texas relating to the energy industry since 1977, both in private law firms and a corporate law department, most recently serving for seven years as senior counsel with the litigation department of a major Houston energy corporation before entering private practice in June 1996 and continuing a general civil law practice until June 1999. He has represented many of the major oil companies headquartered in Houston, as well as local distribution companies and electric utilities in a variety of litigation and administrative cases before state and federal courts and agencies in numerous states. These matters involved gas contracts, gas marketing, exploration and production disputes involving royalties or operating interests, land titles, oil pipelines and gas pipeline tariff matters at the state and federal levels, and general operation and regulation of interstate and intrastate gas pipelines. He has served as General Counsel of the Company since July 9, 1999.

   STEPHEN W. AKOS has over twenty years experience in the financial services industry with an expertise in fixed income securities. Since August of 2000, he has been First Vice President, Institutional Fixed Income Sales, Robert W. Baird & Co., St. Louis, Missouri. Between February 2000 and June 2000, Mr. Akos was employed at J.C. Bradford & Co., an investment bank, as a Vice President and Investment Limited Partner. Prior thereto commencing in 1993, he was a Vice President with Mercantile Bank of St. Louis and its predecessor, Mark Twain Bank. Before 1993 he was a broker, among other things, at brokerage firms Dean Witter, Shearson Lehman Hutton, Drexel Burnham Lambert, and Kidder Peabody. He received an MBA in Finance from Washington University in 1979, and a B.S. in Business Administration, Accounting, from Washington University in 1976. He was elected as a director on February 28, 2003.

   JOSEPH EARL ARMSTRONG is a resident of Knoxville, Tennessee. He is a graduate of the University of Tennessee and Morristown College where he received a Bachelor of Science Degree in Business Administration. From 1988 to the present, he has been an elected State Representative for Legislative District 15 in Tennessee. He has served as director since 1997.

   DR. JOHN A. CLENDENING received B.S (1958), M.S. (1960) and Ph. D. (1970) degrees in geology from West Virginia University. He was employed as a Palynologist-Coal Geologist at the West Virginia Geological Survey from 1960 until 1968. He joined Amoco in 1968 and remained with Amoco as a senior geological associate until 1992. Dr. Clendening has served as President and other offices of the American Association of Stratigraphic Palynologists and the Society of Organic Petrologists. From 1992 - 1998 he was engaged in association with Laird Exploration Co., Inc. of Houston, Texas, directing exploration and production in south central Kentucky. In 1999 he purchased all the assets of Laird Exploration in south central Kentucky and operates independently. While with Amoco Dr. Clendening was instrumental in Amoco's acquisition in the early 1970's of large land acreage holdings in Northeast Tennessee, based upon his geological studies and recommendations. His work led directly to the discovery of what is now our Paul Reed # 1 well. He further recognized the area to have significant oil and gas potential and is credited with discovery of the field which is now known as our Swan Creek Field. Dr. Clendening previously served as a director from September 1998 to August 2000. He was again elected as a director on February 28, 2003.

   ROBERT L. DEVEREUX graduated in 1982 from St. Louis University with a Bachelor's Degree in Business Administration with a major in finance. He received his law degree from St. Louis University in 1985. For the past eighteen years, Mr. Devereux has been actively engaged in the practice of law, specializing in commercial litigation. Since 1994, he has been a principal in the law firm of Devereux Murphy LLC located in St. Louis, Missouri. For the past eight years Mr. Devereux has also been a principal of and has served as the Chief Executive Officer of Gateway Title Company, Inc. He was elected as a director on February 28, 2003.

   BILL L.  HARBERT  earned a B.S.  degree  in  civil  engineering  from  Auburn
University in 1948. In 1949 he was one of the founders of Harbert Construction Company. He managed that company's construction operations, both domestic and foreign, and served as our Executive Vice-President until 1979. From 1979 until July, 1990 he served as President and Chief Operating Officer and from July 1990 through December 1991 he served as Vice Chairman of the Board of Harbert International, Inc. He then purchased a majority of the international operations of Harbert International, Inc. and formed Bill Harbert International Construction, Inc. He served as Chairman and Chief Executive Officer of that corporation until retiring from us in 2000. Mr. Harbert's companies built pipeline projects in the United States and throughout the world. They also built many other projects including bridges, commercial buildings, waste water treatment plants, airports, including an air base in Negev, Israel and embassies for the United States government in, among other places, Tel Aviv, Hong Kong, and Baku. Mr. Harbert has also served as president (1979) and Director (1980) of the Pipe Line Contractors Association, USA and for seven years as Director, Second Vice-President and First Vice-President (2001-2002) of the International Pipe Line Contractors Association. Mr. Harbert has been active in service to a variety of business associations, charities and the arts in the Birmingham area for many years. He was elected as a director on April 2, 2002.

   PETER E. SALAS has been President of Dolphin Asset Management Corp. and associated companies since 1988. Prior to establishing Dolphin, he was with J.P. Morgan Investment Management, Inc. for ten years, becoming Co-manager, Small Company Fund and Director-Small Cap Research. He received an A.B. degree in Economics from Harvard in 1978. Mr. Salas was elected as a director on October 8, 2002.

   CHARLES M. STIVERS is a Certified Public Accountant with 18 years accounting experience. In 1984 he received a B.S. degree in accounting from Eastern Kentucky University. From 1983 through July 1986 he served as Treasurer and CEO for Clay Resource Company. From August 1986 through August 1989 he served as a senior tax and audit specialist for Gallaher and Company. From September 1989 to date he has owned and operated Charles M. Stivers, C.P.A., a regional accounting firm. Mr. Stiver's firm specializes in the oil and gas industry and has clients in eight states. The oil and gas work performed by his firm includes all forms of SEC audit work, SEC quarterly financial statement filings, oil and gas consulting work and income tax services. Mr. Stiver's firm has also represented oil and gas companies with respect to Federal and State income tax disputes in 15 states over the past 12 years. In September 2001, he was elected as a director and is the chairman of our audit committee.

EXECUTIVE COMPENSATION

   The following sets forth certain information regarding compensation awarded to, earned by or paid to, and options granted to, repriced or exercised by, the Company's Chief Executive Officers during fiscal years ended December 31, 2002, December 31, 2001 and December 31, 2000. During that period, none of the Company's other executive officers earned compensation in excess of $100,000 per annum for services rendered to us in any capacity.

Summary Compensation Table

                                                                                   Securities
                                                                      Restricted   Underlying
        Name and                                      Other Annual    Stock        Options/                All Other
  Principal Position(1)    Year    Salary    Bonus    Compensation    Awards       SARS(#)      Payouts   Compensation
------------------------   ----    -------   -----    ------------    ----------   ----------   -------   ------------
Malcolm E.  Ratliff        2002    $80,000    $0             $0        -0-          59,062        -0-          -0-
Chief Executive Officer    2001    $80,000    $0         $1,000        -0-          52,500        -0-          -0-
                           2000    $70,000    $0           $500        -0-          52,500        -0-          -0-

--------------

(1) Malcolm E. Ratliff served as our Chief Executive Officer throughout 2002. Richard T. Williams, our current Chief Executive Officer replaced Mr. Ratliff on February 3, 2003.

OPTION GRANTS FOR FISCAL 2002

   The following table sets forth information concerning options to purchase shares of our common stock granted to the named executive officer in 2002.

                              INDIVIDUAL GRANTS
                      ------------------------------                           Potential Realizable
                       Number of    Percent of Total                           Value At Assumed
                       Securities     Options/SARs                             Annual Rates of Stock
                       Underlying      Granted to     Exercise or              PRICE APPRECIATION(1)
                      Options/SARs    Employees in     Base Price  Expiration  ---------------------
NAME                  GRANTED (#)     FISCAL 2002        ($/SH)       DATE        5%($)      10%($)
-----                 -----------   ----------------  -----------  ----------  ----------   --------

Malcolm E.  Ratliff      6,562             4%            $2.86       8/4/05      $2,952      $6,233



------------

   (1) These options expired by their terms 90 days following the resignation on March 10, 2003 of Mr. Ratliff from our Board of Directors.

AGGREGATE OPTION EXERCISES FOR FISCAL 2002 AND YEAR END OPTION VALUES

   The following table sets forth the number of shares received upon exercise of stock options by the names executive officer during the last completed fiscal year and the aggregate options to purchase shares of our common stock held by the named executive officer at December 31, 2002.

                                                       Number of Securities (1)
                                                        Underlying Unexercised       Value (2) of Unexercised
                                                            Options/SARs at          In-the-Money Options/SARs
                          Shares                           December 31, 2002            at December 31,2002
                         Acquired      Value ($)
NAME                    ON EXERCISE    REALIZED (3)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(4)
----                    -----------    ------------    -------------------------   ----------------------------

Malcolm E.  Ratliff         -0-             -0-               59,062/-0-                     $-0-/-0-


------------

(1) Number of shares underlying the unexercised options has been retroactively adjusted for a 5% stock dividend declared by us as of September 4, 2001.

(2) Unexercised options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option. The fair market value of the Common Stock was $1.10 per share on December 31, 2002, as reported by The American Stock Exchange. The exercise price of the unexercised options granted to Malcolm E. Ratliff, the Chief Executive Officer of the Company, were $8.69 and $2.86 per share. As a result, the unexercised options are for purposes of this table deemed to have no value.

(3) Value realized in dollars is based upon the difference between the fair market value of the underlying securities on the date of exercise, and the exercise price of the option.

(4) These options expired by their terms 90 days following the resignation on March 10, 2003 of Mr. Ratliff from our Board of Directors.

LONG TERM INCENTIVE PLANS

   We do not have any long-term incentive programs or plans. We adopted an employee health insurance plan in August 2001. We do not presently have a pension or similar plan for our directors, executive officers or employees. Management is considering adopting a 401(k) plan and full liability insurance for directors and executive officers. However, there are no immediate plans to do so at this time.

COMPENSATION OF DIRECTORS

   The Board of Directors has resolved to compensate members of the Board of Directors for attendance at meetings at the rate of $250 per day, together with direct out-of-pocket expenses incurred in attendance at the meetings, including travel. The Directors, however, have waived such fees due to them as of this date for prior meetings.

   Members of the Board of Directors may also be requested to perform consulting or other professional services for us from time to time. The Board of Directors has reserved to itself the right to review all directors' entitlement to compensation on an ad hoc basis.

   Directors who are on our Audit, Compensation and Stock Option Committees are independent and therefore, do not receive any consulting, advisory or compensatory fees from us. However, such board members may receive fees from us for their services on those committees. The Company intends to implement a plan for the payment of those committee members for their services on an annual basis.

EMPLOYMENT CONTRACTS

   We have entered into an employment contract with our Chief Executive Officer, Richard T. Williams, for a period of two years through December 31, 2004 at an annual salary of $80,000. There are presently no other employment contracts relating to any member of management. However, depending upon our operations and requirements, we may offer long term contracts to directors, executive officers or key employees in the future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   From time to time, we have entered into transactions with related parties. Certain of those transactions are described below. Our Board of Directors has not adopted any general policy with respect to these transactions, many of which were effected on our behalf by senior management prior to consideration by our Board of Directors in light of senior management's perceived urgency of the funding requirements, the availability of alternative sources and the terms of such transactions, which senior management viewed as at least as favorable to us as could have been obtained through arms-length negotiations with unaffiliated third parties. In each of the loans to us by Dolphin as described below, Peter Salas, a member of our Board, negotiated with our senior management as to the terms thereof and did not participate in any Board action with respect thereto.

   On each of January 21, 2002 and April 9, 2002, Bill L. Harbert, who owns more than ten percent of our outstanding common stock and is now, but was not at those dates, a director, purchased from us in a private placement, 100,000 shares of our common stock, at prices of $6.32 and $4.80 per share, respectively. The proceeds from those private placements were used as working capital. The market prices of our common stock as measured by the closing prices on the American Stock Exchange on January 21 and April 9, 2002 were $7.74 and $5.80 per share, respectively. We believe that these sales were made on terms at least as favorable to us as could have been obtained through arm's length negotiations with unaffiliated third parties.

   On July 5, 2002 and July 23, 2002, Dolphin Offshore Partners, L.P., which we refer to as Dolphin and which owns more than ten percent of our outstanding common stock, and whose general partner, Peter E. Salas, is a director, purchased from us in a private placement, 400,000 and 250,000 shares of our common stock, respectively, at a price of $2.50 per share. The proceeds from those private placements were used as working capital. The market prices of our common stock as measured by the closing prices on the American Stock Exchange on July 5 and 23, 2002 were $2.80 and $2.50 per share, respectively. We believe that these sales were made on terms at least as favorable to us as could have been obtained through arm's length negotiations with unaffiliated third parties.

   On August 8, 2002, Dolphin purchased 718,820 shares of our common stock in an open market transaction. In connection with that purchase, Dolphin entered into an agreement, which was later amended in October 2002, with Industrial Resources Corporation, which we refer to as IRC, which owns more than ten percent of our outstanding common stock and whose sole stockholder and president, Malcolm E. Ratliff, was at the time of this transaction our Chief Executive Officer and a director. Pursuant to that agreement, Dolphin granted IRC an option commencing on April 11, 2003 and expiring on May 12, 2003 to purchase up to 373,900 shares of our common stock that had been purchased by Dolphin at a price of $2.386 per share. The agreement further provided that if the option were not exercised during the option period, then IRC could then be required by Dolphin to purchase from Dolphin at price of $2.495 per share the same number of shares that had been the subject of the option. We were not a party to this agreement. As a result of IRC's default on this obligation, in June 2003, Dolphin received 400,000 shares of our common stock from an escrow account established by IRC with IRC's shares of our common stock as security for IRC's obligations to Dolphin.

   In October 2002, Dolphin in consideration of a loan to us was issued an unsecured convertible promissory note from us in the principal amount of $500,000 bearing 8% interest, with interest only payable quarterly and principal payable January 4, 2004. The principal amount of the note is convertible into our common stock at the rate of $2.88 per share. The proceeds from this loan were used to provide working capital for our operations. The market price of our common stock as measured by the closing prices on the American Stock Exchange during October 2002 ranged from $2.20 to $2.90 per share. We believe that this sale was made on terms at least as favorable to us as could have been obtained through arm's length negotiations with unaffiliated third parties.

   In December 2002, Dolphin loaned us the sum of $250,000, which funds were used to pay the principal and interest due that month from us to Bank One and to provide working capital. We issued a promissory note to Dolphin bearing interest at the rate of 12% per annum, with interest only payable quarterly and the principal balance payable on January 4, 2004. The obligations under the loan are secured by an undivided 10% interest in our Tennessee and Kansas pipelines.

   In January 2003, Bill L. Harbert, a director, purchased 227,275 shares of our common stock from us in a private placement at a price of $1.10 per share. The proceeds from this sale were used by us to pay the principal and interest due that month from us to Bank One and to provide working capital. The market price of our common stock as measured by the closing price on the American Stock Exchange on January 7, 2003, the date of the transaction, was $1.20 per share. We believe that this sale was made on terms at least as favorable to us as could have been obtained through arm's length negotiations with unaffiliated third parties.

   On each of February 3, 2003 and February 28, 2003, Dolphin loaned us the sum of $250,000, which we used to pay the principal and interest due from us to Bank One for February and March 2003, respectively, and for working capital. Each of these loans is evidenced by a separate promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on January 4, 2004. The obligations under the loans are secured by an undivided 10% interest in our Tennessee and Kansas pipelines.

   On May 20, 2003, Dolphin loaned us the sum of $750,000 and Jeffrey R. Bailey, our President and a director, loaned us $84,000, which aggregate amount of $834,000 we used to pay the principal and interest due from us to Bank One for June 2003 and for working capital. These loans are evidenced by separate promissory notes bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on January 4, 2004. The obligations under the loans are secured by an undivided 30% and 3.36% interest, respectively, in our Tennessee and Kansas pipelines.

   On August 6, 2003, Dolphin loaned us the sum of $150,000, which we used for working capital. This loan is evidenced by a separate promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on January 4, 2004. The obligations under the loan are secured by an undivided 6% interest in our Tennessee and Kansas pipelines

   From December 2002 through December 9, 2003, Dolphin acquired a total of 85% undivided interest in our Tennessee and Kansas pipelines as collateral for a series of seven loans. In the first five of these transactions, Peter E. Salas, a member of our board and the general partner and controlling person of Dolphin, negotiated the terms of the loans directly with our management on an arm's length basis, which terms were approved by our management in view of our immediate needs, financial condition and prospective alternatives and under circumstances in which Dolphin was not generally engaged in the business of lending money. These loans were made on terms that we believe were at least as favorable to us as we could have obtained through arm's length negotiations with unaffiliated third parties. Our board approved the sixth and seventh loans on December 3 and 9, 2003, in the amounts of $225,000 and $250,000, respectively, with no participation by Mr. Salas in the meeting or the vote, which was unanimous by the seven other directors present at the meeting. In addition, we have entered into a continuing security agreement, which was approved by our board with no participation by Mr. Salas in the meeting or vote, which was unanimous by the seven other directors present at the meeting, providing the terms of Dolphin's security interest collateralizing all of its loans.

   From April 1 through June 30, 2003, we issued 10,363 shares of our common stock to holders of our Series A 8% Cumulative Convertible Preferred Stock in lieu of cash quarterly interest payments due to those holders, with such shares valued at the market price thereof. Also during that period, certain members of our board of directors exercised options granted to them pursuant to the Tengasco, Inc. Stock Incentive Plan and purchased the following number of shares of our common stock at the exercise price of $0.50 per share. Richard T. Williams - 10,000 shares, Bill L. Harbert - 24,000 shares and John A. Clendening
- 24,000 shares.

   In this offering Dolphin, as well as our directors (certain of whom are also officers), will have the right to purchase additional shares of common stock at the offering. Dolphin and these officers and directors will receive the same terms as the other stockholders in this rights offering. See "The Rights Offering - Effects of Rights Offering on Dolphin's Securities and Ownership."

                             PRINCIPAL STOCKHOLDERS

   The following table sets forth information, as of December __, 2003, concerning the beneficial ownership of our common stock by (a) each director,
(b) each executive officer named in our summary compensation table above, (c) all directors and executive officers as a group, and (d) each person known by us to beneficially own more than five percent of our common stock. Unless otherwise indicated, each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name and has an address at c/o Tengasco, Inc. 603 Main Avenue, Knoxville, Tennessee 37902.

Name of                                  Amount Beneficially     Percent of
BENEFICIAL OWNER                             OWNED (1)(2)        CLASS (%)
----------------                             ------------        ---------

Stephen W. Akos.......................          47,439(1)            *

Joseph Earl Armstrong.................          39,450(2)            *

Jeffrey R. Bailey.....................          83,125(3)            *

John A. Clendening....................          24,000               *

Robert L. Devereux....................          80,882(4)            *

Dolphin Offshore Partners, L.P........       2,441,019(5)            19.8

Bill L. Harbert.......................       1,513,496(6)            12.5

Malcolm E. Ratliff....................       2,250,487(7)            18.7

Peter E. Salas........................       2,465,019(8)            19.9

Charles M. Stivers....................          37,125(9)            *

Richard T. Williams...................          73,125(10)           *

All Officers and Directors as a group.       4,363,661               34.5

------------
* Indicates holdings of less than 1%.

(1) Consists of 14,081 shares held directly (certain of which are jointly owned with spouse); options to purchase 24,000 shares and 9,358 shares underlying convertible promissory notes owned jointly with his spouse and by a limited partnership. The shares underlying the note held by the limited partnership have been adjusted to reflect Mr. Akos' ownership interest in the limited partnership.

(2)  Consists of 4,950  shares  held  directly  and  options to purchase  34,500 shares.

(3)  Consists of 10,000  shares  held  directly  and options to purchase  73,125 shares.

(4) Consists of 34,562 shares held directly and jointly with his spouse; options to purchase 24,000 shares; 12,448 shares underlying a convertible note held jointly with his spouse; 6,753 shares owned by a limited liability company; and 3,119 shares underlying a convertible promissory note held by a limited liability company. The shares owned by the limited liability company and underlying the note held by the limited liability company have been adjusted to reflect Mr. Devereux's ownership interest in the limited liability company.

(5) Mr. Salas, a director, is the general partner and controlling person of Dolphin. The share amount indicated consists of 2,139,720 shares held by Dolphin; 10,500 shares underlying a warrant held by Dolphin; 173,611 shares underlying a convertible promissory note held by Dolphin; and 117,188 shares underlying 9,000 shares of our series B 8% cumulative convertible preferred stock held directly by Dolphin that are convertible into our common stock. The indicated amount includes 400,000 shares transferred in May 2003 to Dolphin from Industrial Resources Corporation, a corporation that we believe is affiliated with M.E. Ratliff, pursuant to the terms of an agreement between that corporation and Dolphin. The Company was not a party to that agreement.

(6) Consists of 1,428,942 shares held directly, 71,429 shares underlying 5,000 shares of our series A 8% cumulative convertible preferred stock held directly, which shares are convertible into our common stock, and an option to purchase 13,125 shares.

(7)  Includes  80,171 shares owned  directly by Mr.  Ratliff and 849,744  shares owned by Industrial Resources Corporation, which is controlled by Mr. Ratliff, 1,289,072 shares owned by Ratliff Farms, Inc., which is controlled by Mr. Ratliff, and 31,500 shares owned directly by a trust of which Mr. Ratliff's wife is a trustee and the children of Mr. Ratliff are the beneficiaries. The information regarding these shares was previously provided to us by Mr. Ratliff when he was our Chairman of the Board and
     Chief Executive Officer. We are not aware of any changes in the information, except for the transfer of 400,000 shares from Industrial Resources Corporation to Dolphin described in footnote 5 above.

(8) Mr. Salas, a director, is the general partner and controlling person of Dolphin. Consists of 2,139,720 shares held by Dolphin; options held by Mr. Salas to purchase 24,000 shares; a warrant held by Dolphin to purchase 10,500 shares at $7.68 per share; 173,611 shares underlying a convertible promissory note held by Dolphin; and 117,188 shares underlying 9,000 shares of our series B 8% cumulative convertible preferred stock held by Dolphin, which shares are convertible into our common stock at the rate of $7.68 per share.

(9)  Consists of 24,000 shares and options to purchase 13,125 shares.

(10) Consists of 10,000 shares and options to purchase 63,125 shares.

                               THE RIGHTS OFFERING

Background of the Rights Offering

   Our Board of Directors proposed that we attempt to raise equity capital through a rights offering to all of our stockholders. The primary reason for the rights offering is to pay non-bank indebtedness in the approximate amount of up to six million dollars (including up to $2,625,000 in principal amount plus accrued interest to Dolphin), with the balance of the net proceeds, if any, to be used to pay bank indebtedness to some extent and/or for working capital purposes, possibly including the drilling of wells. The board's proposal was based upon our financial, operating and other circumstances and the limited prospects of capital-raising alternatives.

   In proposing the rights offering, our Board of Directors considered a number of factors, including the following:

     o the need to pay our outstanding indebtedness, including to Dolphin, and repaying certain other outstanding indebtedness, including perhaps a portion of our credit facility with Bank One and/or providing certain, albeit not necessarily sufficient, capital usable toward resuming our drilling program;

     o    the difficulty of refinancing our outstanding indebtedness;

     o the possible need to refinance all or a portion of the credit facility in light of the impediment to other capital-raising created by the dispute with Bank One;

     o the commercial and other risks and uncertainties associated with a restructuring or recapitalization and the impact of those alternatives on our shareholders and our creditors; and

     o the belief that the transaction was the best alternative reasonably available to us from the perspective of our public shareholders.

   The preceding discussion of the information and factors considered and given weight by our Board of Directors is not intended to be exhaustive. In reaching its decision to propose the rights offering, our Board of Directors did not assign any relative or specific weights to the factors they considered. Individual directors may have given different weights to different factors.

   Following its proposal of a rights offering, our Board of Directors formed a special committee consisting of Stephen W. Akos, John A. Clendening, Robert L. Devereux and Charles M. Stivers. None of these directors is an employee of us nor has any personal interest in the rights offering, except by virtue of their existing share ownership and the fact that Messrs. Akos and Devereux are owed $25,000 and up to $100,000, respectively, pursuant to loans made to us by them and others in 1998 in the aggregate principle amount of $300,000, which loans remain due and payable. We intend to use the net proceeds of this offering to repay these loans. The special committee has been charged by the Board with determining the financial and other terms and feasibility of the rights offering and making recommendations regarding such matters to the Board of Directors. Although Mr. Salas participated in our Board's preliminary discussions regarding a proposed rights offering, he has not participated in any Board discussions in connection with the receipt of the special committee's determinations and recommendations regarding the terms hereof and did not participate in any Board discussions in connection with the receipt on December 23, 2003 of the special committee's final determinations and recommendations regarding the terms hereof.

   The subscription price per share has been recommended to our Board by the special committee. In addition to the factors considered by the Board as described above, the special committee considered a number of factors, including the historic and then current market price of our common stock, our business prospects, our recent and anticipated operating results, general conditions in the securities markets and the energy markets, our need for capital, alternatives available to us for raising capital, the amount of proceeds desired, the pricing of similar transactions, the liquidity of our common stock and the level of risk to our investors. In particular, the special committee also considered its arm's length negotiations with a representative of Dolphin, of which Mr. Salas is the controlling person, regarding a subscription price at which Dolphin might participate in the offering, although Dolphin has not proposed or entered into any agreement with the special committee or us with respect to such participation.

   In connection with all of the foregoing considerations by the special committee, it received the advice of both a financial advisor and counsel, each of which was engaged specifically by the special committee for these purposes. The special committee's recommendations regarding subscription price per share and other terms of the offering were finally presented to our Board of Directors (with Mr. Salas not participating with respect to these matters) on December 23, 2003.

   An investment in our common stock must be made according to your own evaluation of your best interests. Accordingly, our Board of Directors does not make any recommendation to you about whether you should exercise your rights. In addition, we have not retained a financial advisor to make any recommendation to you about whether you should exercise your rights.

THE RIGHTS

   We will distribute to each holder of record of our common stock on _____, 2003, at no charge, one nontransferable subscription right for each share of our common stock they own. The rights will be evidenced by rights certificates. Each right will allow such holder to purchase three additional shares of our common stock at a price of $0.25 per such purchased share.

LIMITATION ON EXERCISE OF THE RIGHTS

   In no event may any subscriber purchase shares of our common stock in the offering that, when aggregated with all of the shares of our common stock otherwise owned by the subscriber and his, her or its affiliates, would immediately following the closing represent more than 50% of our issued and outstanding shares.

EXPIRATION OF THE RIGHTS OFFERING

   You may exercise your subscription privilege at any time before 5:00 p.m., New York City time, on ______, 2003 [not later than 30 days following the date hereof], the expiration date for the rights offering. If you do not exercise your rights before the expiration date, your unexercised rights will be null and void. We will not be obligated to honor your exercise of rights if the subscription agent receives the documents relating to your exercise after the rights offering expires, regardless of when you transmitted the documents, except when you have timely transmitted the documents under the guaranteed delivery procedures described below. We may extend the expiration date by up to 30 days by giving oral or written notice to the subscription agent on or before the scheduled expiration date. If we elect to extend the expiration of the rights offering, we will issue a press release announcing the extension no later than 9:00 a.m., New York City time, on the next business day after the most recently announced expiration date.

NO INTEREST ON SUBSCRIPTION AMOUNTS

   Once you send in your subscription certificate and payment, you cannot revoke the exercise of your rights, even if you later learn information about us that you consider to be unfavorable and even if the market price of our common stock is below the $0.25 per share subscription price, unless we amend the offering. During this period of no revocation, subscription amounts received will be held by the subscription agent until completion, expiration or termination of the rights offering, during which period the rights holders will not earn interest on those subscription amounts. Further, we may terminate the offering at any time, for any reason at our sole discretion. Circumstances under which we may terminate the rights offering include without limitation insufficient subscription levels.

SUBSCRIPTION PRIVILEGES

   BASIC SUBSCRIPTION PRIVILEGE. With your basic subscription privilege, you may purchase three shares of our common stock per right, upon delivery of the required documents and payment of the subscription price of $0.75 in the aggregate, or $0.25 per share. You must purchase all three shares underlying a right if you want to exercise that right. Fractional rights will be rounded up to the next higher whole right. The number of rights subject to the rights offering has been arbitrarily increased to 12,100,000, which number exceeds the number of outstanding shares of our common stock on the record date of 12,049,977, to cover increases resulting from rounding up. You are not required to exercise all of your rights. We will deliver to you certificates representing the shares that you purchased with your basic subscription privilege as soon as practicable after the rights offering has expired.

   OVER-SUBSCRIPTION PRIVILEGE. If you exercise your basic subscription privilege in full, you may also subscribe for additional shares that other shareholders have not purchased under their basic subscription privilege. You may purchase a percentage of the unsubscribed shares equal to the percentage of shares purchased by you under the basic subscription privilege, as compared to the total number of shares purchased by all shareholders, including you, who are exercising their oversubscription privilege. If there are not enough shares available to fill all subscriptions for additional shares, then the available shares will be allocated pro rata, in successive rounds, based on the number of shares each subscriber for additional shares has purchased under his, her or its basic subscription privilege.

      For example, if there are 900,000 available shares under the oversubscription privilege and the only oversubscribing shareholders are a 10% shareholder subscribing for 500,000 additional shares and a 5% shareholder subscribing for 500,000 additional shares, then the 10% shareholder would receive 500,000 shares and the 5% shareholder would receive the remaining
400,000 shares, as follows: the subscription agent will initially allocate 500,000 shares to the 10% shareholder and 250,000 to the 5% shareholder according to their relative 2:1 ownership percentages and, thereafter, will allocate the remaining shares to the 5% shareholder since he, she or it was the only shareholder to subscribe for these shares. We will not allocate to you more than the number of shares you have actually subscribed and paid for. As soon as practicable after the expiration date, Mellon Bank, N.A., acting as our subscription agent, will determine the number of shares that you may purchase pursuant to the oversubscription privilege.

   You are not entitled to exercise the oversubscription privilege unless you have fully exercised your basic subscription privilege. For this purpose, you would only count the shares you own in your own name, and not other shares that might, for example, be jointly held by you with a spouse, held as a custodian for someone else, or held in an individual retirement account.

   You can elect to exercise the oversubscription privilege only at the same time you exercise your basic subscription privilege in full.

   In exercising the oversubscription privilege, you must pay the full subscription price for all of the shares you are electing to purchase. If we do not allocate to you all of the shares you have subscribed for under the oversubscription privilege, we will refund to you, by mail, any payment you have made for shares which are not being made available to you, promptly after completion of this offering. Interest will not be payable on amounts refunded.

   Banks, brokers and other nominees who exercise the oversubscription privilege on behalf of beneficial owners of shares must report certain information to us and the subscription agent, Mellon Bank, N.A., and report certain other information received from each beneficial owner exercising shares. Generally, banks, brokers and other nominees must report:

     o the number of shares held on the record date on behalf of each beneficial owner;

     o the number of shares as to which the basic subscription privilege has been exercised on behalf of each beneficial owner;

     o that each beneficial owner's basic subscription privilege, held in the same capacity, has been exercised in full; and

     o the number of shares subscribed for, pursuant to the oversubscription privilege, by each beneficial owner, if any.

   If you complete the portion of the subscription certificate required for you to exercise the oversubscription privilege, you will be representing and certifying that you have fully exercised your basic subscription privilege as described above. You must exercise your oversubscription privilege at the same time you exercise your basic subscription privilege.

   In some circumstances, in order to comply with applicable state securities laws, we may not be able to honor your basic and/or oversubscription privileges, even if we have shares available and the above conditions are met.

NON-TRANSFERABILITY OF THE RIGHTS

   Except in the limited circumstances described below, only you may exercise the basic subscription privilege and the over-subscription privilege. You may not sell, give away or otherwise transfer the basic subscription privilege or the over-subscription privilege.

   Notwithstanding the foregoing, you may transfer your rights to any affiliate of yours and your rights also may be transferred by operation of law; for example a transfer of rights to the estate of the recipient upon the death of the recipient would be permitted. If the rights are transferred as permitted, evidence satisfactory to us that the transfer was proper must be received by us prior to the expiration date of the rights offering.

METHOD OF SUBSCRIPTION--EXERCISE OF RIGHTS

   You may exercise your rights by delivering the following to the subscription agent, at or prior to 5:00 p.m., New York City time, on ________, 2003 [not later than 30 days after the date hereof], the date on which the rights expire:

     o your properly completed and executed rights certificate with any required signature guarantees or other supplemental documentation; and

     o your full subscription price payment for each share subscribed for under your basic subscription privilege and your over-subscription privilege.

MAILING OF SUBSCRIPTION CERTIFICATES AND RECORD HOLDERS

   We are sending a subscription certificate to each record holder, together with this prospectus and related instructions to exercise the rights. In order to exercise rights, you must fill out and sign the subscription certificate and timely deliver it to the subscription agent, together with full payment for the shares to be purchased. Only the holders of record of our common stock as of the close of business as of the record date may exercise rights.

   A depository bank, trust company or securities broker or dealer which is a record holder for more than one beneficial owner of shares may divide or consolidate subscription certificates to represent shares held as of the record date by their beneficial owners, upon providing the subscription agent with certain required information.

   If you own shares held in a brokerage, bank or other custodial or nominee account, in order to exercise your rights you must promptly send the proper instruction form to the person holding your shares. Your broker, dealer, depository or custodian bank or other person holding your shares is the record holder of your shares and will have to act on your behalf in order for you to exercise your rights. We have asked your broker, dealer or other nominee holder of our common stock to contact the beneficial owner(s) thereof and provide them with instructions concerning the rights the beneficial owner(s) it represents are entitled to exercise.

PROCEDURES TO EXERCISE RIGHTS

   Please do not send subscription certificates or related forms to us. Please send the properly completed and executed form of subscription certificate with full payment to the subscription agent for this offering, Mellon Bank, N.A., or to the record holder of your shares (such as your broker, nominee or other custodial holder, if applicable).

   You should read carefully the subscription certificate and related instructions and forms which accompany this prospectus. You should contact Mellon Investor Services LLC, the information agent for this offering, at the address and telephone number listed below under the caption "The Rights Offering
- Questions and Assistance Concerning the Rights," promptly with any questions you may have.

   You may exercise your rights by delivering to the subscription agent (or to the record holder of your shares, if applicable), at the address specified below and in the instructions accompanying this prospectus, on or prior to the expiration date, the following:

     o Properly completed and executed subscription certificate(s) which evidence your rights. See "The Rights Offering - Delivery of Subscription Certificates" below, for instructions on where to send these;

     o    Any required signature guarantees; and

     o Payment in full of the subscription price for each share you wish to purchase under your basic subscription privilege and your oversubscription privilege. See "The Rights Offering - Required Forms of Payment of Subscription Price" below, for payment instructions.

REQUIRED FORMS OF PAYMENT OF SUBSCRIPTION PRICE

   The subscription price is $0.25 per share subscribed for, payable in cash. All payments must be cleared on or before the expiration date.

   If you exercise any rights, you must deliver to the subscription agent (or the record holder of your shares, if applicable) full payment in the form of a personal check, certified or cashier's check or bank draft drawn upon a U.S. bank, or a U.S. postal money order, payable to Mellon Investor Services LLC (acting on behalf of Mellon Bank, N.A. as subscription agent).

   In order for you to timely exercise your rights, the subscription agent must actually receive good funds, in payment of the subscription price, before the expiration date.

   Funds paid by uncertified personal check may take at least five business days to clear. Accordingly, if you pay the subscription price by means of uncertified personal check, you should make payment sufficiently in advance of the expiration date to ensure that your check actually clears and the payment is received before such date. We are not responsible for any delay in payment by you and suggest that you consider payment by means of certified or cashier's check or bank draft drawn upon a U.S. bank, or a U.S. postal money order.

DELIVERY OF SUBSCRIPTION CERTIFICATES

   All subscription certificates, payments of the subscription price and nominee holder certifications and Depository Trust Company participant oversubscription exercise forms, to the extent applicable to your exercise of rights, must be delivered to the subscription agent, Mellon Bank, N.A., as follows:

BY MAIL:                                 BY HAND:

Mellon Bank, N.A.                        Mellon Bank, N.A.
c/o Mellon Investor Services LLC         c/o Mellon Investor Services LLC
P.O. Box 3301                            120 Broadway, 13th Floor
South Hackensack, NJ 07606               New York, New York 10271
Attention: Reorganization Dept.          Attention: Reorganization Dept

BY OVERNIGHT COURIER:
Mellon Bank, N.A.
c/o Mellon Investor Services LLC
85 Challenger Road
Overpeck Centre
Ridgefield Park, NJ 07660
Attention: Reorganization Dept.

PROHIBITION ON FRACTIONAL SHARES

   Each right entitles you to purchase three shares at the subscription price. We will accept any inadvertent subscription indicating a purchase of fractional shares, by rounding down to the nearest whole share and promptly refunding, without interest, any payment received for a fractional share.

INSTRUCTIONS TO NOMINEE HOLDERS

   If you are a broker, trustee, depository for securities or other nominee holder for beneficial owners of our common stock, we are requesting that you contact such beneficial owners as soon as possible to obtain instructions and related certifications concerning their rights. Our request to you is further explained in the suggested form of letter of instructions from nominee holders to beneficial owners accompanying this prospectus.

   To the extent so instructed, nominee holders should complete appropriate subscription certificates on behalf of beneficial owners and, in the case of any exercise of the oversubscription privilege, the related form of "Nominee Holder Certification", and submit them on a timely basis to the subscription agent, Mellon Bank, N.A., with the proper payment.

RISK OF LOSS ON DELIVERY OF SUBSCRIPTION CERTIFICATE FORMS AND PAYMENTS

   Each holder of rights bears all risks of the method of delivery, to the subscription agent, of subscription certificates and payments of the subscription price. If subscription certificates and payments are sent by mail, you are urged to send these by registered mail, properly insured, with return receipt requested, and to allow a sufficient number of days to ensure delivery, to the subscription agent, and clearance of payment prior to the expiration date.

   Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check or bank draft drawn upon a U.S. bank, or a U.S. postal money order.

HOW PROCEDURAL AND OTHER QUESTIONS ARE RESOLVED

   We are entitled to resolve all questions concerning the timeliness, validity, form and eligibility of any exercise of rights. Our determination of such questions will be final and binding. We, in our reasonable discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any right because of any defect or irregularity.

   Subscription certificates will not be considered received or accepted until all irregularities have been waived or cured within such time as we determine, in our reasonable discretion. Neither we nor the subscription agent have any duty to give you notification of any state required pre-clearance or approval, nor any defect or irregularity in connection with the submission of subscription certificates or any other required document or payment, although we may elect to do so. Neither we nor the subscription agent will incur any liability for failure to give such notification.

   We reserve the right to reject any exercise of rights if the exercise does not comply with the terms of this offering, is not in proper form, or if the exercise of rights would be unlawful or materially burdensome to us.

ISSUANCE OF SHARES OF OUR COMMON STOCK

   Shares of our common stock purchased in this offering will be issued as soon as practicable after the expiration date. The subscription agent will deliver subscription payments to us only after consummation of this offering and the issuance of certificates to our shareholders that exercised rights.

FEES AND EXPENSES

   We will pay all fees charged by the subscription agent and information agent. You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your subscription rights. None of the subscription agent, the information agent or us will pay these expenses.

SUBSCRIPTION AGENT

   We have appointed Mellon Bank, N.A. as subscription agent for this offering. The subscription agent's addresses for packages sent by hand, mail or overnight courier are:


BY MAIL:                                 BY HAND:

Mellon Bank, N.A.                        Mellon Bank, N.A.
c/o Mellon Investor Services LLC         c/o Mellon Investor Services LLC
P.O. Box 3301                            120 Broadway, 13th Floor
South Hackensack, NJ 07606               New York, New York 10271
Attention: Reorganization Dept.          Attention: Reorganization Dept.

BY OVERNIGHT COURIER:

Mellon Bank, N.A.
c/o Mellon Investor Services LLC
85 Challenger Road
Overpeck Centre
Ridgefield Park, NJ 07660
Attention: Reorganization Dept.

   The subscription agent's telephone number is 800-932-6798. You should deliver your subscription certificate and payment of the subscription price only to the subscription agent, except if your shares are held on record by a broker, dealer, nominee or other custodial. We will pay the fees and expenses of the subscription agent, information agent and printer, which we estimate will total $15,000. We have also agreed to indemnify the subscription agent from any liability which it may incur in connection with the offering.


                                    IMPORTANT

   Please carefully read the instructions accompanying the subscription certificate and follow those instructions in detail. Do not send subscription certificates directly to us. You are responsible for choosing the payment and delivery method for your subscription certificate, and you bear the risks associated with such delivery. If you choose to deliver your subscription certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you mail your subscription certificate and payment a sufficient number of days prior to the record date. Because uncertified personal checks may take at least five business days to clear, we strongly urge you to pay, or arrange for payment, by means of certified or cashier's check or bank draft drawn upon a U.S. bank, or a U.S. postal money order.

QUESTIONS AND ASSISTANCE CONCERNING THE RIGHTS

   If you have any questions or need assistance concerning the procedures for exercising your subscription rights, or if you would like additional copies of this prospectus or the instructions, you should contact us or the information agent, as follows:
--------------------------------------------------------------------------------


             TENGASCO, INC.                   MELLON INVESTOR SERVICES LLC
            603 Main Avenue                        85 Challenger Road
               Suite 500                             Overpeck Centre
          Knoxville, TN 37902                   Ridgefield Park, NJ 07660
              865-523-1124                            800-932-6798
--------------------------------------------------------------------------------

CALCULATION OF RIGHTS EXERCISED

   If you do not indicate the number of rights being exercised, or do not forward full payment of the total subscription price for the number of rights that you indicate are being exercised, then you will be deemed to have exercised your basic subscription privilege with respect to the maximum number of rights that may be exercised with the aggregate subscription price payment you delivered to the subscription agent. If we do not apply your full subscription price payment to your purchase of shares of our common stock, we will return the excess amount to you by mail without interest or deduction as soon as practicable after the expiration date of the rights offering.

DETERMINATIONS REGARDING THE EXERCISE OF YOUR RIGHTS

   We will decide all questions concerning the timeliness, validity, form and eligibility of your exercise of your rights and our determinations will be final and binding. We, in our sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine. We may reject the exercise of any of your rights because of any defect or irregularity. We will not receive or accept any subscription until all irregularities have been waived by us or cured by you within such time as we decide, in our sole discretion.

   Neither we nor the subscription agent will be under any duty to notify you of any defect or irregularity in connection with your submission of rights certificates and we will not be liable for failure to notify you of any defect or irregularity. We reserve the right to reject your exercise of rights if your exercise is not in accordance with the terms of the rights offering or in proper form. We will also not accept your exercise of rights if our issuance of shares of our common stock to you could be deemed unlawful under applicable law or is materially burdensome to us.

REGULATORY LIMITATION

   We will not be required to issue to you shares of common stock pursuant to the rights offering if, in our opinion, you would be required to obtain prior clearance or approval from any state or federal regulatory authority to own or control such shares if, at the time the subscription rights expire, you have not obtained such clearance or approval.

EXPIRATION DATE, EXTENSIONS AND TERMINATION

   We may extend the rights offering and the period for exercising your rights for up to 30 days, in our sole discretion. The rights will expire at 5:00 p.m., New York City time, on _________ 2003 [not later than 30 days after the date hereof], unless we decide to extend the rights offering. If the commencement of the rights offering is delayed, the expiration date will be similarly extended. If you do not exercise your basic subscription privilege prior to that time, your rights will be null and void. We will not be required to issue shares of common stock to you if the subscription agent receives your subscription certificate or your payment after that time, regardless of when you sent the subscription certificate and payment, unless you send the documents in compliance with the guaranteed delivery procedures described above.

SHARES OF COMMON STOCK OUTSTANDING AFTER THE RIGHTS OFFERING

   Approximately 48.2 million shares of our common stock will be issued and outstanding after the rights offering, assuming exercise in full of all rights. Approximately 12.1 million shares of our common stock are issued and outstanding as of the date hereof.

EFFECTS OF RIGHTS OFFERING ON OUR STOCK OPTION PLANS AND OTHER PLANS

   As of December 15, 2003, there were outstanding options to purchase approximately 453,000 shares of our common stock issued or committed to be issued pursuant to stock options granted by the Company and its predecessors. None of the outstanding options has antidilution or other provisions for adjustment to exercise price or number of shares which will be automatically triggered by the rights offering. Each outstanding and unexercised option will remain unchanged and will be exercisable for the same number of shares of common stock and at the same exercise price as before the rights offering.

EFFECTS OF RIGHTS OFFERING ON OUR PREFERRED STOCK

   As of December 15, 2003, there were issued and outstanding an aggregate of 70,720 shares of our preferred stock as follows:

     o 28,679 shares of our Series A Cumulative Convertible Preferred Stock, with each share having a liquidation preference of $100 and convertible into shares of our common stock at an initial conversion rate of $7.00 of liquidation preference per one share of common stock. As a result of adjustments made to date pursuant to the anti-dilution provisions of such preferred stock, the current conversion rate is $5.13 of liquidation preference per one share of common stock. Assuming that the rights offering is exercised in full, as a result of such anti-dilution provisions the conversion rate will be further reduced to $1.49 of liquidation preference per one share of common stock.

     o 27,550 shares of our Series B Cumulative Convertible Preferred Stock, with each share having a liquidation preference of $100 and convertible into shares of our common stock at an initial conversion rate of $9.00 of liquidation preference per one share of common stock. As a result of adjustments made to date pursuant to the anti-dilution provisions of such preferred stock, the current conversion rate is $7.68 or $11.04 of liquidation preference per one share of common stock, depending upon when such preferred stock was issued. Assuming that the rights offering is exercised in full, as a result of such anti-dilution provisions the conversion rate will be further reduced to $3.01 or $2.11 of liquidation preference per one share of common stock, depending on when such preferred stock was issued.

     o 14,491 shares of our Series C Cumulative Convertible Preferred Stock, with each share having a liquidation preference of $100 and convertible into shares of our common stock at an initial conversion rate of $5.00 of liquidation preference per one share of common stock. As a result of adjustments made to date pursuant to the anti-dilution provisions of such preferred stock, the current conversion rate is $4.69 of liquidation preference per one share of common stock. Assuming that the rights offering is exercised in full, as a result of such anti-dilution provisions the conversion rate will be further reduced to $1.38 of liquidation preference per one share of common stock.

   See "Description of Capital Stock."

EFFECTS OF RIGHTS OFFERING ON DOLPHIN'S AND/OR OUR BOARD'S SECURITIES AND OWNERSHIP.

   Discussed below, for illustrative purposes only, are scenarios which indicate the effect the rights offering and related share issuance could have on Dolphin's and/or our entire Board's relative voting and economic interest. Dolphin, which is controlled by Peter E. Salas, is discussed here in light of his the status as one of our Board members and the controlling person of

Dolphin, which is our largest stockholder and a creditor to which we owe loans in an aggregate principal amount of $2,625,000, plus accrued interest. As of the date hereof, Dolphin owns approximately 17.8% of our outstanding common stock and is deemed to beneficially own approximately 19.8% of our common stock. As of the date hereof, our entire Board of Directors as a group, including Mr. Salas, controls approximately 30.6% of our outstanding common stock and is deemed to beneficially own approximately 34.5% of our common stock.

   In the event that all shares of common stock offered in the rights offering are fully subscribed, then Dolphin would purchase 6,419,160 shares in the offering and would, immediately following closing, continue to own approximately 17.8% of our outstanding common stock and continue to be deemed to beneficially own 19.8% of our common stock. In the event that Dolphin were the only rights holder to acquire shares in the offering, then its ownership of outstanding shares would be limited by the terms of this offering to not more than 50% of all outstanding shares immediately following the closing. In the absence of this limitation, Dolphin might have been able to obtain ownership of up to approximately 79% of our outstanding shares in the event that it were the only rights holder to exercise its rights.

   In the event that all shares of common stock offered in the rights offering are fully subscribed, then our entire board of directors collectively would purchase 17,468,184 shares in the offering and would, immediately following closing, continue to own approximately 30.6% of our outstanding common stock and continue to be deemed to beneficially own approximately 34.5% of our common stock. In the event that the entire board were the only rights holders to acquire shares in the offering, then its aggregate ownership of outstanding shares would be approximately 81.9%.

OTHER MATTERS

   We are not making this rights offering in any state or other jurisdiction in which it is unlawful to do so, nor are we selling or accepting any offers to purchase any shares of our common stock from rights holders who are residents of those states or other jurisdictions. We may delay the commencement of the rights offering in those states or other jurisdictions, or change the terms of the rights offering, in order to comply with the securities law requirements of those states or other jurisdictions. We may decline to make modifications to the terms of the rights offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions, you will not be eligible to participate in the rights offering.

                          DESCRIPTION OF CAPITAL STOCK

   As of December 15, 2003, our authorized capital stock consisted of 50,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of preferred stock, par value $0.001 per share. As of that date, we had 12,049,977 shares of common stock outstanding and an aggregate of 70,720 shares of preferred stock outstanding. The following is a summary of the material terms of our capital stock. This summary does not purport to be complete or to contain all the information that may be important to you, and is qualified in our entirety by reference to our articles of incorporation, as amended, and bylaws, as amended. We encourage you to read the provisions of these documents to the extent they relate to your individual investment strategy.

PREFERRED STOCK

   Our articles of incorporation authorize us to issue preferred stock in one or more series having designations, rights, and preferences determined from time to time by our Board of Directors. Accordingly, subject to applicable stock exchange rules and the terms of existing preferred stock, our Board of Directors is empowered, without the approval of the holders of common stock, to issue shares of preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of common stock. In some cases, the issuance of preferred stock could delay a change of control of us or make it harder to remove incumbent management. Preferred stock could also restrict dividend payments to holders of our common stock. To date, we have issued shares of preferred stock as described below.

   SERIES A 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK. We have outstanding 28,679 shares of our Series A Preferred Stock, with each share having a liquidation preference of $100. The Series A Preferred Stock has no voting rights prior to the conversion of such shares into shares of our common stock. Each $100 liquidation preference of Series A Preferred Stock is convertible at the election of the holder into shares of our common stock at an initial rate of $7.00 of liquidation preference of the Series A Preferred Stock per one share of our common stock. The conversion price will be adjusted downwards in the event of the issuance of any new shares of our common stock, or options or securities exercisable, convertible or exchangeable into new shares of our common stock, at a price per share of common stock less than $7.00, subject to further adjustment. As a result of adjustments already made to date to the initial conversion rate, the current conversion rate is $5.13 of liquidation preference of the Series A Preferred Stock per one share of our common stock. Assuming that the rights offering is exercised in full, as a result thereof the conversion rate of the Series A Preferred Stock will be further reduced to $1.49 of liquidation preference per one share of our common stock.

   The holders of the Series A Preferred Stock are entitled to a cumulative dividend at a rate of 8% of the liquidation preference per share per annum, payable quarterly on each March 31, June 30, September 30 and December 31, but only when, as and if declared by the Board of Directors out of funds legally available therefor. All accrued but unpaid dividends accrue interest after the respective payment date at a rate of 8% per annum. In the event that we fail to make any two of six consecutive quarterly dividend payments on the Series A Preferred Stock, the holders of the Series A Preferred Stock have the right to appoint directors that will constitute a majority of our board of directors. That appointed majority of our board of directors would remain until all accrued and unpaid dividends on the Series A Preferred Stock have been paid. During 2002, we failed to pay the third and fourth quarterly dividend payments on the Series A Preferred Stock. In February 2003, the holders of the Series A Preferred Stock designated four members of the board of directors, who were elected to vacancies on the board and who currently serve.

   We may redeem all, but not less than all, of the outstanding shares of Series A Preferred Stock upon the payment of the per share liquidation preference, plus accrued and unpaid dividends, subject to certain circumstances, including that our common stock has a closing sale price greater than 150% of the then conversion rate for the Series A Preferred Stock for sixty consecutive trading days prior to the date of redemption. In addition, we are required to redeem one-twentieth of the maximum number of shares of Series A Preferred Stock outstanding commencing on October 1, 2003 and each quarterly date thereafter that such shares are outstanding.

   If we adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or similar laws or upon the occurrence of specified similar events, then the holders of Series A Preferred Stock shall have a liquidation preference over all other outstanding shares of our preferred stock.

   SERIES B 8% CUMULATIVE CONVERTIBLE PREFERRED STOCK. We have outstanding 27,550 shares of our Series B Preferred Stock, with each share having a liquidation preference of $100. The Series B Preferred Stock has no voting rights prior to the conversion of such shares into shares of our common stock. Each $100 liquidation preference of Series B Preferred Stock is convertible at the election of the holder into shares of our common stock at an initial rate of $9.00 of liquidation preference of the Series B Preferred Stock per one share of our common stock. In addition, such conversion may be required by us as to all, but not less than all, of the outstanding Series B Preferred Stock in the event that our common stock has a closing sale price greater than 150% of the then conversion rate for the Series B Preferred Stock for twenty consecutive trading days prior to such forced conversion. The conversion price will be adjusted downwards in the event of the issuance of any new shares of common stock, or options or securities exercisable, convertible or exchangeable into new shares of our common stock, at a price per share of common stock less than $9.00, subject to further adjustment. As a result of adjustments already made to date to the initial conversion price, the current conversion rate is either $7.68 or $11.04 per one share of our common stock, depending upon when the Series B Preferred Stock was issued. Assuming that the rights offering is exercised in full, as a result thereof the conversion rate of the Series B Preferred Stock will be further reduced to either $3.01 or $2.11 of liquidation preference per one share of our common stock, depending on when the Series B Preferred Stock was issued.

   The holders of the Series B Preferred Stock are entitled to a cumulative dividend at a rate of 8% of the liquidation preference per share per annum, payable quarterly on each March 31, June 30, September 30 and December 31, but only when, as and if declared by the Board of Directors out of funds legally available therefor. All accrued but unpaid dividends accrue interest after the respective payment date at a rate of 8% per annum.

   We may redeem all, but not less than all, of the outstanding shares of Series B Preferred Stock upon the payment of the per share liquidation preference, plus accrued and unpaid dividends, subject to certain circumstances, including that our common stock has a closing sale price greater than 150% of the then conversion rate for the Series B Preferred Stock for sixty consecutive trading days prior to the date of redemption. In addition, we are required to redeem all of the outstanding Series B Preferred Stock at a price per share equal to the liquidation preference, plus any and all accrued and unpaid dividends, on the fifth anniversary of the first issuance of the Series B Preferred Stock, which anniversary will be in March 2005.

   If we adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or similar laws or upon the occurrence of specified similar events, then the holders of Series B Preferred Stock shall have a liquidation preference equal to the liquidation preference of all other outstanding shares of our preferred stock, other than the Series A Preferred Stock, which is senior to the Series B Preferred Stock in this respect.

   SERIES C 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK. We have outstanding 14,491 shares of our Series C Preferred Stock, with each share having a liquidation preference of $100. The Series C Preferred Stock has no voting rights prior to the conversion of such shares into shares of our common stock. Each $100 liquidation preference of Series C Preferred Stock is convertible at the election of the holder into shares of our common stock at an initial rate of $5.00 of liquidation preference of the Series C Preferred Stock per one share of our common stock. In addition, such conversion may be required by us as to all, but not less than all, of the outstanding Series C Preferred Stock in the event that our common stock has a closing sale price greater than 150% of the then conversion rate for the Series C Preferred Stock for twenty consecutive trading days prior to such forced conversion. The conversion price will be adjusted downwards in the event of the issuance of any new shares of common stock, or options or securities exercisable, convertible or exchangeable into new shares of our common stock, at a price per share of common stock less than $5.00, subject to further adjustment. As a result of adjustments already made to date to the initial conversion price, the current conversion rate is $4.69 per one share of our common stock. Assuming that the rights offering is exercised in full, as a result thereof the conversion rate of the Series C Preferred Stock will be further reduced to $1.38 of liquidation preference per one share of our common stock.

     The holders of the Series C Preferred Stock are entitled to a cumulative dividend at a rate of 6% of the liquidation preference per share per annum, payable quarterly on each March 31, June 30, September 30 and December 31, but only when, as and if declared by the Board of Directors out of funds legally available therefor. All accrued but unpaid dividends accrue interest after the respective payment date at a rate of 6% per annum.

   We may redeem all, but not less than all, of the outstanding shares of Series C Preferred Stock upon the payment of the per share liquidation preference, plus accrued and unpaid dividends, subject to certain circumstances, including that our common stock has a closing sale price greater than 150% of the then conversion rate for the Series C Preferred Stock for sixty consecutive trading days prior to the date of redemption. In addition, we are required to redeem all of the outstanding Series C Preferred Stock at a price per share equal to the liquidation preference, plus any and all accrued and unpaid dividends, on the fifth anniversary of the first issuance of the Series C Preferred Stock, which anniversary will be in July 2006.

   If we adopt a plan of liquidation or of dissolution, or commence a voluntary case under the federal bankruptcy laws or similar laws or upon the occurrence of specified similar events, then the holders of Series B Preferred Stock shall have a liquidation preference equal to the liquidation preference of all other outstanding shares of our preferred stock, other than the Series A Preferred Stock, which is senior to the Series C Preferred Stock in this respect.

COMMON STOCK

   VOTING RIGHTS. Each share of our common stock is entitled to one vote in the election of Directors and other matters. A majority of shares of our voting stock constitute a quorum at any meeting of stockholders. Common stockholders are not entitled to cumulative voting rights.

   DIVIDENDS. Subject to the preferential rights of any outstanding shares of preferred stock and the restrictive terms of our credit agreement, which prohibit the payment of dividends, dividends may be paid to holders of common stock as may be declared by our Board of Directors out of funds legally available for that purpose. We do not intend to pay dividends at the present time or in the foreseeable future.

   LIQUIDATION. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common stockholders will receive pro rata all assets remaining after we pay our creditors and the holders of our preferred stock as described above.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

   The following discussion is a summary of the material federal income tax consequences of the rights offering to holders of common stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons, which is defined as a citizen or resident of the United States, a domestic partnership, a domestic corporation, any estate the income of which is subject to U.S. federal income taxation regardless of its source, and any trust so long as a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

   This discussion does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including holders who are dealers in securities or foreign currency, foreign persons (defined as all persons other than U.S. persons), insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold common stock as part of a hedge, straddle, conversion or other risk reduction transaction, or holders that acquired common stock pursuant to the exercise of compensatory stock options or warrants or otherwise as compensation.

   We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the rights offering or the related share issuance. The following summary does not address the tax consequences of the rights offering or the related share issuance under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE RIGHTS OFFERING OR THE RELATED SHARE ISSUANCE TO SUCH HOLDER.

   The federal income tax consequences for a holder of common stock on a receipt of subscription rights under the rights offering are as follows:

   A holder will not recognize taxable income for federal income tax purposes in connection with the receipt of subscription rights in the rights offering.

   Except as provided in the following sentence, the tax basis of the subscription rights received by a holder in the rights offering will be zero. If either (i) the fair market value of the subscription rights on the date such subscription rights are distributed is equal to at least 15% of the fair market value on such date of the common stock with respect to which the subscription rights are received or (ii) the holder elects, by attaching a statement to its federal income tax return for the taxable year in which the subscription rights are received, to allocate part of the tax basis of such common stock to the subscription rights, then upon exercise or transfer of the subscription rights, the holder's tax basis in the common stock will be allocated between the common stock and the subscription rights in proportion to their respective fair market values on the date the subscription rights are distributed. A holder's holding period for the subscription rights received in the rights offering will include the holder's holding period for the common stock with respect to which the subscription rights were received. We do not expect that the value of the rights will exceed 15% of the fair market value of the common stock with respect to which the subscription rights are received.

   A holder that allows the subscription rights received in the rights offering to expire will not recognize any gain or loss, and the tax basis of the common stock owned by such holder with respect to which such subscription rights were distributed will be equal to the tax basis of such common stock immediately before the receipt of the subscription rights in the rights offering.

   A holder will not recognize any gain or loss upon the exercise of the subscription rights received in the rights offering.

   The tax basis of the common stock acquired through exercise of the subscription rights will equal the sum of the subscription price for the common stock and the holder's tax basis, if any, in the rights as described above.

   The holding period for the common stock acquired through exercise of the subscription rights will begin on the date the subscription rights are exercised.

                              PLAN OF DISTRIBUTION

   On or about _________, 2003, we will distribute the subscription rights, subscription certificates, and copies of this prospectus to persons that owned shares of common stock on _______, 2003. If you wish to exercise your subscription rights and purchase shares of common stock, you should complete the subscription certificate and return it with payment for the shares, to the subscription agent, Mellon Investor Services LLC, at the address on page 53. If you have any questions, you should contact.

   We have agreed to pay the subscription agent a fee plus certain expenses, which we estimate will total approximately $15,000. We estimate that our total expenses in connection with the rights offering will be approximately $150,000.

                           TENNESSEE ANTI-TAKEOVER LAW

   The Tennessee Control Share Acquisition Act strips a purchaser's shares of voting rights any time an acquisition of shares in a Tennessee corporation brings the purchaser's voting power to one-fifth, one-third or a majority of all voting power. The purchaser's voting rights can be reinstated only after a majority vote of the other stockholders. The purchaser may demand a special meeting of stockholders to conduct such a vote. A corporation may or may not redeem the purchaser's shares if the purchaser's shares are not granted voting rights. The Tennessee Control Share Acquisition Act applies only to a Tennessee corporation that has adopted a provision in its charter or bylaws expressly declaring that the Tennessee Control Share Acquisition Act applies to it. The Tennessee Control Share Acquisition Act currently does not apply to the Company
..

   The Tennessee Investor Protection Act applies to tender offers directed at corporations that have substantial assets in Tennessee and that are either incorporated in or have a principal office in Tennessee. The Act requires an offeror making a tender offer for such a corporation to file a registration statement with the Commissioner of Commerce and Insurance. If the offeror intends to gain control of the corporation, the registration statement must indicate any plans the offeror has for the corporation. The Commissioner may require additional information material to the takeover offer and may call for hearings. The Act does not apply to an offeror if the target corporation's board of directors recommends the offer to its stockholders. We do not believe that the Act applies to us and that in any event this offering is exempt. The Tennessee Investor Protection Act also requires the offeror and the corporation to deliver to the Commissioner all solicitation materials used in connection with the tender offer. This act also prohibits fraudulent, deceptive or manipulative acts or practices by the offeror or the target corporation. The Tennessee Business Combination Act requires a five-year moratorium on transactions between certain Tennessee corporations and an "interested stockholder" (generally, a 10% or greater stockholder) unless the transaction or the stockholder's becoming an "interested stockholder" is approved by the directors before the stockholder attains the status of "interested stockholder." A corporation that would otherwise be covered by this Act may exempt itself from the Act by adopting a charter provision specifically stating the corporation's option to be exempt.

                      LIMITATION OF LIABILITY OF DIRECTORS

   [All directors are indemnified by us, both by operation of Tennessee Code Annotated Sections 48-18-501 through 509 and since 1995 by resolution of our board of directors, against liability and expenses including attorney's fees incurred by them as a result of serving on our board of directors. The statutory provisions require a finding that the conduct of the director was in good faith and in the best interest of the company and does not extend to cases where a director is found to be liable to the company itself. Such a finding may be made by uninvolved directors, a committee of the board or independent counsel.

   Tennessee Code Annotated Section 48-15-503 provides for the indemnification of directors and of corporate officers where the director or officer is successful in defense of any proceeding he or she became involved in as a result of being or having been in such position, unless the corporate charter forbids such indemnification. Our corporate charter contains no such bar or prohibition of indemnification of our directors or officers.

   Tennessee statutes further provide that the rights to indemnification of a director do not preclude other bases of indemnification, whether such rights arise by charter, bylaws, shareholder resolution, agreement or board resolution, provided there is no breach of duty of loyalty to the company, bad faith, intentional misconduct or knowing violation of law. Accordingly, our board of directors on August 17, 1995, unanimously resolved to indemnify directors and executive officers on a mandatory basis to the fullest extent of the laws referenced above for the entire period a party is subject to any possible legal action or claim by reason of having so served.

   Tennessee law permits, but does not require, insurance to be obtained to fund indemnity obligations. We do not have any such insurance.

   Holders of common stock have no preemptive, subscription, redemption, or conversion rights.

   The transfer agent and registrar for the common stock is Mellon Investor Services LLC.

                                  LEGAL MATTERS

   Certain legal matters with respect to the validity of the issuance of the shares of common stock offered by this Prospectus will be passed upon for us by Cary V. Sorensen, Esq.

                                    EXPERTS

   Our consolidated financial statements as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this Prospectus and in the Registration Statement on Form S-1 have been so included in reliance upon the reports of BDO Seidman LLP, independent certified public accountants to the extent and for the periods set forth in their reports (which contain an explanatory paragraph regarding the Company's ability to continue as a going concern), given upon the authority of said firm as experts in accounting and auditing.

   Reserve analyses and information as of December 31, 2002, included in this Prospectus and the Registration Statement on Form S-1 have been so included in reliance on the reserve reports dated February 10, 2003 and March 28, 2003, respectively, prepared by Ryder Scott Company, L.P. of Houston, Texas.

                       WHERE YOU CAN FIND MORE INFORMATION

   We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file reports, proxy statements and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W.,
Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval, or EDGAR, system. You can access this web site at http://www.sec.gov.

   We have filed a registration statement on Form S-1 with the SEC with respect to this rights offering. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement. You may wish to inspect the registration statement and the exhibit to that registration statement for further information with respect to us and the securities offered in this prospectus. Copies of the registration statement and the exhibit to such registration statement are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described above. Statements contained in this prospectus concerning the provisions of documents are necessarily summaries of the material provisions of such documents, and each statement is qualified in our entirety by reference to the copy of the applicable document filed with the SEC.

                          INDEX TO FINANCIAL STATEMENTS


            Independent Auditors' Report....................  F-2

            Consolidated Financial Statements

               Consolidated Balance Sheets..................  F-3 and F-4

               Consolidated Statements of Loss..............  F-5

               Consolidated Statements
                of Stockholders' Equity.....................  F-6 and F-7

               Consolidated Statements of Cash Flows........  F-8 through F-10

               Notes to Consolidated Financial Statements...  F-11 through F-34

Independent Auditors' Report



Board of Directors
Tengasco, Inc. and Subsidiaries
Knoxville, Tennessee

We have audited the accompanying consolidated balance sheets of Tengasco, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of loss, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tengasco, Inc. and Subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has an accumulated deficit of $27,776,726. Additionally, during 2002, the Company's primary lender has classified the remaining amount of $7,501,777 as immediately due and payable, resulting in a significant working capital deficiency. Such matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Atlanta, Georgia
February 27, 2003

                         CONSOLIDATED BALANCE SHEETS

                                                                  SEPTEMBER 30,
DECEMBER 31,                             2002          2001           2003
================================================================================
                                                                  (unaudited)
Assets (Note 1)

Current
Cash and cash equivalents            $  184,130    $  393,451    $  332,185
  Investments                            34,500       150,000        34,500
  Accounts receivable                   730,667       661,475       795,916
  Participant receivables                70,605        84,097        63,297
  Inventory                             262,748       159,364       262,748

  Current portion of loan fees, net     323,856             -       210,380
  Other                                       -             -        67,352
--------------------------------------------------------------------------------

Total current assets                  1,606,506     1,448,387     1,766,378

Oil and gas properties, net
  (on the basis
  Of full cost accounting) (Note 4)  13,864,321    13,269,930    13,096,898

Completed pipeline facilities, net
  (Note 5)                           15,372,843    15,039,762    15,312,212

Other property and equipment, net
  (Note 6)                            1,685,950     1,680,104     1,482,202

Restricted cash                               0       120,872             0

Loan fees, net of accumulated
  amortization of $13,384 and
 $21,590, respectively                   40,158       496,577             0

Other assets                             14,613        72,613         5,213
--------------------------------------------------------------------------------

                                    $32,584,391   $32,128,245   $31,662,903
================================================================================
                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                                                  SEPTEMBER 30,
DECEMBER 31,                             2002          2001           2003
================================================================================
                                                                  (unaudited)
Liabilities and Stockholders' Equity

Current liabilities
  Current maturities of long-term
   debt (Note 1)                    $ 7,861,245   $ 6,399,831   $ 6,724,998
  Accounts payable - trade            1,396,761     1,208,164       839,553
  Accrued interest payable               61,141        54,138       167,227
  Accrued dividends payable (Note 9)    254,389       112,458       470,543
  Current maturities of long term
   debt to related parties                    -             -     2,234,000
  Other accrued liabilities              31,805             -       627,016
--------------------------------------------------------------------------------

Total current liabilities             9,605,341     7,774,591    11,063,337

Long term debt to related parties
  (Note 7)                              750,000             -             -

Asset retirement obligations
  (Note 16)                                   -             -       666,421

Long term debt, less current
  maturities (Note 7)                 1,256,209     3,902,757       590,055
--------------------------------------------------------------------------------

Total liabilities                    11,611,550    11,677,348    12,319,813
--------------------------------------------------------------------------------

Commitments and contingencies
  (Notes 1 and 8)

Mandatorily  redeemable preferred
stock, $.001 par value; authorized
25,000,000 shares (Note 9):
  Series A 8% cumulative,
   convertible, mandatorily
   redeemable; 28,679 and shares
   outstanding; redemption value
   $2,867,900                         2,867,900     2,867,900     2,867,900
  Series B 8% cumulative,
   convertible, mandatorily
   redeemable; 27,550 shares
   outstanding; redemption value
   $2,755,000, net of related
   commissions                        2,591,150     2,591,150     2,591,150
  Series C 6% cumulative,
   convertible, mandatorily
   redeemable; 14,491 shares
   outstanding; redemption value
   $1,449,100, net of related
   commissions                        1,303,168             -     1,425,207
--------------------------------------------------------------------------------

Total mandatorily redeemable
preferred stock                       6,762,218     5,459,050     6,884,257
--------------------------------------------------------------------------------

Stockholders' equity (Notes 10
and 11)
  Common stock, $.001 par value;
   authorized 50,000,000 shares;
   11,459,279, 10,560,605
   And 12,018,477 shares issued,
   respectively                          11,460        10,561        12,065
  Additional paid-in capital         42,237,276    39,242,555    42,855,693
  Accumulated deficit               (27,776,726)  (24,115,382)  (30,147,538)
  Accumulated other comprehensive
   loss                                (115,500)            -      (115,500)
  Treasury Stock, at cost, 14,500
   shares                              (145,887)     (145,887)     (145,887)
--------------------------------------------------------------------------------

Total stockholders' equity           14,210,623    14,991,847    12,458,833
--------------------------------------------------------------------------------
                                      $
                                    $32,584,391   $32,128,245   $31,662,903
================================================================================
                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                                 CONSOLIDATED STATEMENTS OF LOSS

                                                                           NINE MONTHS ENDED
                                                                                JUNE 30,
YEAR ENDED DECEMBER 31,           2002         2001          2000          2003        2002
=================================================================================================
                                                                              (unaudited)
Revenues and other income
  Oil and gas revenues         $5,437,723   $6,656,758    $5,241,076    $4,907,216    $3,859,050

  Pipeline transportation
   revenues                       259,677      296,331             -       145,472       197,333
  Interest Income                   3,078       43,597        45,905           766         2,782
-------------------------------------------------------------------------------------------------

Total revenues and other
 income                         5,700,478    6,996,686     5,286,981     5,053,454     4,059,165
-------------------------------------------------------------------------------------------------

Costs and expenses
  Production costs and
   taxes                        3,094,731    2,951,746     2,614,414     2,571,898     2,084,597
  Depreciation, depletion
   and amortization
   (Notes 4, 5 and 6)           2,413,597    1,849,963       371,249     1,887,333     1,731,182
  General and
   administrative costs         1,868,141    2,957,871     2,602,311     1,112,289     1,527,988
  Interest expense                578,039      850,965       415,376       462,518       448,046
  Public relations                193,229      293,448       106,195        29,131       176,098
  Professional fees               707,296      355,480       719,320       485,270       539,198
-------------------------------------------------------------------------------------------------

Total costs and expenses        8,855,033    9,259,473     6,828,865     6,548,439     6,507,109
-------------------------------------------------------------------------------------------------

Net loss before cumulative
  effect of a change in
  accounting principle         (3,154,555)  (2,262,787)   (1,541,884)   (1,494,985)   (2,447,944)
Cumulative effect of a
  change in accounting
  principle (Note 16)                   -            -             -      (351,204)            -
-------------------------------------------------------------------------------------------------

Net loss                       (3,154,555)  (2,262,787)   (1,541,884)   (1,846,189)   (2,447,944)
Dividends on preferred
  Stock                          (506,789)    (391,183)     (257,557)      402,583       372,595
-------------------------------------------------------------------------------------------------

Net loss attributable to
  common stockholders         $(3,661,344)  (2,653,970)  $(1,799,441)  $(2,248,772)  $(2,820,539)
-------------------------------------------------------------------------------------------------

Earnings per share data:

Net loss before cumulative
  effect of change in
  accounting principle           $  (0.29)      $(0.22)       $(0.17)       $(0.13)       $(0.22)

Cumulative effect of change
  in accounting principle               -            -             -        $(0.03)            -

Net loss                            (0.29)      $(0.22)       $(0.17)       $(0.16)       $(0.22)

Dividends on preferred stock        (0.04)      $(0.04)       $(0.02)       $(0.03)       $(0.04)

Net loss attributable to
  common stockholder                (0.33)      $(0.26)       $(0.19)       $(0.19)       $(0.26)

Weighted average shares
  Outstanding                  11,062,436   10,235,253     9,253,622    11,919,477    10,933,588
=================================================================================================

                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                        CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                 COMMON STOCK       ADDITIONAL
                                                              -----------------      PAID-IN
                                                              SHARE      AMOUNT      CAPITAL
                                                              -----      ------      -------
Balance, January 1, 2000                                    8,532,882   $  8,533   $20,732,759
  Net loss                                                          -          -             -
  Common stock issued on conversion of debt                    73,669         74       449,920
  Common stock issued for exercised options                    20,715         21       179,992
  Common stock issued on conversion of preferred stock          8,818          9        49,991
  Stock option awards for professional services                     -          -       242,000
  Common stock issued in private placements,
   net of related expense                                     654,098        654     4,245,054
  Stock issued for services                                     5,376          5        41,993
  Dividends on convertible redeemable preferred stock               -          -            -
----------------------------------------------------------------------------------------------

Balance, December 31, 2000                                  9,295,558      9,296    25,941,709
  Net loss                                                          -          -             -
  Common stock issued with 5% stock dividend (Note 10)        498,016        498     6,374,111
  Common stock issued on conversion of debt                    93,069         93       523,157
  Common stock issued for exercised options                   274,932        275     2,340,725
  Common stock issued on conversion of preferred stock         12,347         13        70,988
  Common stock issued for services                             10,000         10        69,990
  Common stock issued in private placements, net of
   related expense                                            374,733        374     3,899,624
  Common stock issued as a charitable donation                  1,950          2        22,251
  Treasury stock purchased                                          -          -             -
  Dividends on convertible redeemable preferred stock               -          -             -
----------------------------------------------------------------------------------------------

Balance, December 31, 2001                                 10,560,605     10,561    39,242,555
  Net loss                                                          -          -             -
  Comprehensive loss
   Net loss                                                         -          -             -
   Other comprehensive loss                                         -          -             -
   Comprehensive loss                                               -          -             -
  Common stock issued in private placements, net of
   related expenses                                           850,000        850     2,676,150
  Common stock issued on conversion of debt                    20,592         20       119,980
  Common stock issued in purchase of equipment                 19,582         20       149,980
  Common stock issued for services                              8,500          9        48,611
  Dividends on convertible redeemable
preferred stock                                                     -          -             -
----------------------------------------------------------------------------------------------

Balance, December 31, 2002                                 11,459,279    $11,460   $42,237,276
  Net loss (unaudited)                                              -          -             -
  Common stock issued in private placement net of
   related expenses (unaudited)                               227,275        227       249,773
  Common stock issued for exercised options (unaudited)        94,000         94        46,906
  Common stock issued in conversion of debt (unaudited)        60,528         61        69,538
  Common stock issued for preferred dividend
   in arrears (unaudited)                                     154,824        154       170,155
  Common stock issued for charity (unaudited)                   3,571          4         5,710
  Accretion of issue cost on preferred stock (unaudited)            -          -             -
  Common stock issued for services (unaudited)                 55,000         55        69,945
  Common stock issued for litigation settlement (unaudited)    10,000         10         6,390
  Dividends on convertible redeemable
   preferred stock (unaudited)                                      -          -             -
  Cumulative effect of a change in accounting
   principle (unaudited)                                            -          -             -
----------------------------------------------------------------------------------------------

  Balance, September 30, 2003 (unaudited)                  12,064,477     12,065    42,855,693
==============================================================================================


  ACCUMULATED
    OTHER
 COMPREHENSIVE       ACCUMULATED    COMPREHENSIVE      TREASURY STOCK
 INCOME (LOSS)         DEFICIT          LOSS          SHARES     AMOUNT        TOTAL
---------------        -------          ----          ------     ------        -----
   $         -      $(13,287,362)                          -          -      7,453,930
             -        (1,541,884)                          -          -     (1,541,884)
             -                 -                           -          -        449,994
             -                 -                           -          -        180,013
             -                 -                           -          -         50,000
             -                 -                           -          -        242,000
             -                 -                           -          -      4,245,708
             -                 -                           -          -         41,998
             -          (257,557)                          -          -       (257,557)
---------------------------------------------------------------------------------------

             -       (15,086,803)                          -          -     10,864,202
                      (2,262,787)                          -          -     (2,262,787)
             -        (6,374,609)                          -          -              -
             -                 -                           -          -        523,250
             -                 -                           -          -      2,341,000
             -                 -                           -          -         71,001
                               -                           -          -         70,000

             -                 -                           -          -      3,899,998
          -                 -                              -          -         22,253
          -                 -                         14,500   (145,887)      (145,887)
          -          (391,183)                             -          -       (391,183)
---------------------------------------------------------------------------------------

             -       (24,115,382)                     14,500   (145,887)    14,991,847
             -        (3,154,555)                          -          -     (3,154,555)

             -                 -      (3,154,555)          -          -              -
      (115,500)                -        (115,500)          -          -       (115,500)
                                     -----------
                                     -----------
             -                 -      (3,270,055)          -          -              -

                               -                           -          -      2,677,000
                               -                           -          -        120,000
                               -                           -          -        150,000
                               -                           -          -         48,620
             -          (506,789)                          -          -       (506,789)
---------------------------------------------------------------------------------------

      (115,500)     $(27,776,726)                     14,500  $(145,887)   $14,210,623
             -        (1,494,985)                          -          -     (1,494,985)
             -                 -                           -          -        250,000
             -                 -                           -          -         47,000
             -                 -                           -          -         69,599
             -                 -                           -          -        170,309
             -                 -                           -          -          5,714

             -          (122,040)                          -          -       (122,040)
             -                 -                           -          -         70,000
             -                 -                           -          -          6,400
             -          (402,583)                          -          -       (402,583)
             -          (351,204)                          -          -       (351,204)
---------------------------------------------------------------------------------------

     $(115,500)     $(30,147,538)                     14,500  $(145,887)   $12,458,833
=======================================================================================

                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                              CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                       NINE MONTHS ENDED
                                                                                          SEPTEMBER 30,
YEARS ENDED DECEMBER 31,                      2002        2001           2000          2003          2002
=============================================================================================================
                                                                                           (unaudited)

Operating activities:
  Net loss                                $(3,154,555) $(2,262,787)  $(1,541,884)  $(1,494,985)  $(2,447,944)
  Adjustments to reconcile net
  loss to net cash used in
  operating activities:
     Cumulative effect of
      change in accounting
      principle                                     -            -             -             -             -
     Depreciation, depletion
      and amortization                      2,413,597    1,849,963       371,249     1,887,333     1,731,182
     Charitable donation and
      services paid in stock or
      stock options                                 -            -             -       122,714        48,620
     Compensation and
      services paid in stock
      options, stock warrants
      and common stock                         48,620       92,253       284,000             -             -
     Gain on sale of equipment                      -     (132,943)            -             -             -
     Changes in assets and
        liabilities:
      Accounts receivable                     (69,192)       3,814      (301,421)      (65,249)      (41,340)
      Participant receivables                  13,492            -             -         7,308             -
      Inventory                              (103,384)      91,981         8,408             -             -
      Other assets                             58,000            -             -             -             -
      Accounts payable--
        Trade                                 188,597      191,702       364,553      (557,208)       (5,021)
      Accrued interest
        Payable                                 7,003       (2,519)      135,435       106,086        (9,581)
      Other accrued liabilities                31,805      (52,640)     (140,955)      595,211             -
      Other                                         -            -             -       (57,952)            -
-------------------------------------------------------------------------------------------------------------

Net cash provided by (used in)
operating activities                         (566,017)    (221,176)     (820,615)      543,258      (724,084)
-------------------------------------------------------------------------------------------------------------

Investing activities:
  Additions to other property
   and equipment                             (214,897)    (285,722)   (1,276,783)            -      (154,526)
  Net additions to oil and gas
   Properties                              (1,982,529)  (4,821,883)   (1,456,996)      (45,312)   (1,796,600)
  Additions to pipeline facilities           (841,750)  (4,213,095)   (6,834,196)     (341,369)     (739,162)
  Decrease (increase) in
   restricted cash                            120,872     (120,872)      625,000             -       120,872
  Other                                        28,367       32,888         6,112             -        19,432
-------------------------------------------------------------------------------------------------------------

Net cash used in investing activities      (2,889,937)  (9,408,684)   (8,936,863)     (386,681)   (2,549,984)
-------------------------------------------------------------------------------------------------------------


                                                                                       NINE MONTHS ENDED
                                                                                          SEPTEMBER 30,
YEARS ENDED DECEMBER 31,                      2002        2001           2000          2003          2002
=============================================================================================================
                                                                                           (unaudited)
Financing activities:
  Proceeds from exercise of
   Options                                $         -  $ 2,341,000   $   180,013             -             -
  Proceeds from borrowings                  2,063,139   10,442,068     6,493,563     1,484,000     1,703,103
  Repayments of borrowings                 (2,378,273)  (8,833,325)   (1,720,856)   (1,742,522)   (2,129,259)
  Net proceeds from issuance of
   common stock                             2,677,000    3,900,000     4,245,700       250,000     2,677,000
  Proceeds from private
   placements of convertible
   redeemable preferred stock, net          1,303,168    1,591,150     2,000,000             -     1,303,168
  Dividends on convertible
  redeemable preferred stock                 (364,858)    (357,503)     (257,557)            -      (350,859)
  Purchase of treasury stock                        -     (145,887)            -             -             -
  Payment of loan fees                        (53,543)    (518,167)            -             -             -
-------------------------------------------------------------------------------------------------------------

Net cash provided by financing
  activities                                3,246,633    8,419,336    10,940,863        (8,522)    3,203,156
-------------------------------------------------------------------------------------------------------------

Net change in cash and cash
  equivalents                                (209,321)  (1,210,524)    1,183,385       148,055       (70,912)

Cash and cash equivalents,
  beginning of year                           393,451    1,603,975       420,590       184,130       393,451
-------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end
of period                                 $   184,130   $  393,451   $ 1,603,975      $332,185      $322,539
=============================================================================================================

Supplemental disclosure of non-
  cash investing and financing
  activities:
  During 2001, the Company
   issued a 5% stock
   dividend of 498,016
   shares                                 $         -   $6,374,609   $         -      $      -      $      -
  During 2001 and 2000, the
   Company converted
   preferred stock to
   common stock                           $         -   $   71,000   $    50,000      $      -      $      -
  During 2002, 2001 and
   2000, respectively,
   the Company issued
   common stock on
   conversion of debt                     $   120,000   $  523,250   $   450,000      $ 69,599      $120,000
  During 2002, 2001 and
   2000, respectively, the
   Company issued common
   stock and stock options
   for services received and
   charitable contributions
   made                                   $    48,620   $   92,253   $   284,000      $122,714      $ 48,620
  During 2001, the Company
   sold equipment
   for equity investments                 $         -   $  150,000   $         -      $      -      $150,000
  During 2002, the Company
   purchased equipment
   by issuing common stock                $   150,000   $        -   $         -      $150,000      $     -


                                                                                       NINE MONTHS ENDED
                                                                                          SEPTEMBER 30,
YEARS ENDED DECEMBER 31,                      2002        2001           2000          2003          2002
=============================================================================================================
                                                                                           (unaudited)

  During 2003, the Company
   issued stock for preferred
   dividends in arrears                   $         -   $        -   $         -      $170,309      $      -
  During 2003, the Company
   incurred accretion of issue
   cost on preferred stock                $         -   $        -   $         -     $(122,040)     $      -
  During 2003, the Company
   declared dividends on
   preferred stock                        $         -   $        -   $         -     $(402,583)     $      -
=============================================================================================================

                    SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)


1. GOING CONCERN The accompanying consolidated financial statements have been UNCERTAINTY prepared in conformity with accounting principles generally accepted in the United States of America,  which contemplate continuation  of the  Company as a going  concern and assume realization of assets and the satisfaction of liabilities in the normal course of business.  The Company  continues to be in the  early  stages of its oil and gas  related  operating history as it endeavors to expand its operations through the continuation  of its drilling  program in the Tennessee Swan
                    Creek   Field.   Accordingly,   the  Company  has   incurred
                    continuous  losses through these operating stages and had an accumulated  deficit of  $27,776,726  and a working  capital deficit of  $7,998,835,  as of  December  31,  2002,  and an accumulated  deficit of  $30,147,538  and a working  capital deficit of  $9,296,959,  as of September  30,  2003.  During
                    2002,  the Company was  informed by its primary  lender that the entire  amount of its  outstanding  credit  facility was immediately  due and payable,  as provided for in the Credit
                    Agreement   (see   Note  7).   These   circumstances   raise
                    substantial doubt about the Company's ability to continue as a going concern.

                    The Company has disputed its obligation to make this payment and is attempting to resolve the dispute or to obtain alternative refinancing arrangements to repay this current obligation. There can be no assurance that the Company will be successful in its plans to obtain the financing necessary to satisfy their current obligations.


2.  SUMMARY OF      ORGANIZATION
    SIGNIFICANT
    ACCOUNTING      Tengasco, Inc. (the "Company"), a publicly held corporation, was  organized  under the laws of the State of Utah on April
                    18, 1916, as Gold Deposit  Mining and Milling  Company.  The
                    Company subsequently changed its name to Onasco Companies, Inc.

                    Effective May 2, 1995, Industrial Resources Corporation, a Kentucky corporation ("IRC"), acquired voting control of the Company in exchange for approximately 60% of the assets of IRC. Accordingly, the assets acquired, which included certain oil and gas leases, equipment, marketable securities and vehicles, were recorded at IRC's historical cost. The transaction was accomplished through the Company's issuance of 4,000,000 shares of its common stock and a $450,000, 8% promissory note payable to IRC. The promissory note was converted into 83,799 shares of Tengasco, Inc. common stock in December 1995.

                    The Company changed its domicile from the State of Utah to the State of Tennessee on May 5, 1995 and its name was changed from "Onasco Companies, Inc." to "Tengasco, Inc."

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    The Company's principal business consists of oil and gas exploration, production and related property management in the Appalachian region of eastern Tennessee and in the state of Kansas. The Company's corporate offices are in Knoxville, Tennessee. The Company operates as one reportable business segment, based on the similarity of activities.

                    During 1996, the Company formed Tengasco Pipeline Corporation ("TPC"), a wholly-owned subsidiary, to manage the construction and operation of a 65-mile gas pipeline as well as other pipelines planned for the future. During 2001, TPC began transmission of natural gas through its pipeline to customers of Tengasco.

                    BASIS OF PRESENTATION

                    The consolidated financial statements include the accounts of the Company, Tengasco Pipeline Corporation and Tennessee Land and Mineral, Inc. All significant intercompany balances and transactions have been eliminated.

                    USE OF ESTIMATES

                    The accompanying financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The actual results could differ from those estimates.

                    REVENUE RECOGNITION

                    The Company recognizes revenues at the time of exchange of goods and services.

                    CASH AND CASH EQUIVALENTS

                    The Company considers all investments with a maturity of three months or less when purchased to be cash equivalents.

                    INVESTMENT SECURITIES

                    Investment securities available for sale are reported at fair value, with unrealized gains and losses, when material, reported as a separate component of stockholders' equity, net of the related tax effect. Other comprehensive losses of $115,500 were recorded during the year ended December 31, 2002 resulting from a decrease in the fair value of the securities.

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)


                    INVENTORY

                    Inventory consists primarily of crude oil in tanks and is carried at market value.

                    OIL AND GAS PROPERTIES

                    The Company follows the full cost method of accounting for oil and gas property acquisition, exploration and development activities. Under this method, all productive and nonproductive costs incurred in connection with the acquisition of, exploration for and development of oil and gas reserves for each cost center are capitalized. Capitalized costs include lease acquisitions, geological and geophysical work, delay rentals and the costs of drilling, completing and equipping oil and gas wells. Gains or losses are recognized only upon sales or dispositions of significant amounts of oil and gas reserves representing an entire cost center. Proceeds from all other sales or dispositions are treated as reductions to capitalized costs.

                    The capitalized costs of oil and gas properties, plus estimated future development costs relating to proved reserves and estimated costs of plugging and abandonment, net of estimated salvage value, are amortized on the unit-of-production method based on total proved reserves. The costs of unproved properties are excluded from amortization until the properties are evaluated, subject to an annual assessment of whether impairment has occurred. These reserves were estimated by Ryder Scott Company, Petroleum Consultants in 2000, 2001 and 2002.

                    The capitalized oil and gas property, less accumulated depreciation, depletion and amortization and related deferred income taxes, if any, are generally limited to an amount (the ceiling limitation) equal to the sum of: (a) the present value of estimated future net revenues computed by applying current prices in effect as of the balance sheet date (with consideration of price changes only to the extent provided by contractual arrangements) to estimated future production of proved oil and gas reserves, less estimated future expenditures (based on current costs) to be incurred in developing and producing the reserves using a discount factor of 10% and assuming continuation of existing economic conditions; and (b) the cost of investments in unevaluated properties excluded from the costs being amortized. No ceiling writedown was recorded in 2002, 2001 or 2000.

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    PIPELINE FACILITIES

                    Phase I of the pipeline was completed during 1999. Phase II of the pipeline was completed on March 8, 2001. Both phases of the pipeline were placed into service upon completion of Phase II. The pipeline is being depreciated over its estimated useful life of 30 years, beginning at the time it was placed in service.

                    OTHER PROPERTY AND EQUIPMENT

                    Other property and equipment are carried at cost. The Company provides for depreciation of other property and equipment using the straight-line method over the estimated useful lives of the assets which range from five to ten years.

                    IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

                    Management believes that carrying amounts of all of the Company's long-lived assets will be fully recovered over the course of the Company's normal future operations. Accordingly, the accompanying financial statements reflect no charges or allowances for impairment.

                    STOCK-BASED COMPENSATION

                    Statement of Financial Accounting Standards No. 123, ("SFAS 123"), "Accounting for Stock-Based Compensation" was implemented in January 1996. As permitted by SFAS 123, the Company has continued to account for stock compensation to employees by applying the provisions of Accounting Principles Board Opinion No. 25. If the accounting provisions of SFAS 123 had been adopted, net loss and loss per share would have been as follows:

      (Amounts presented relating to September 30, 2003 and the nine months ended September 30, 2003 and 2002 are unaudited)


                                                                       Nine Months    Nine Months
                                                                          Ended          Ended
                                                                       September 30,  September 30,
                                 2002          2001          2000          2003           2002
===================================================================================================
                                                     (unaudited) (unaudited)
 Net loss attributable
   to common shareholders
   as reported               $(3,661,344)  $(2,653,970)  $(1,799,441)  $(2,248,772)    $(2,820,539)
 Stock based compensation        (77,821)     (257,328)    2,253,011       (47,209)       (202,846)
 Pro forma                   $(3,739,165)   (2,911,298)   (4,052,452)  $(2,295,981)    $(3,023,335)
===================================================================================================
 Basic and diluted loss
   per share
 As reported                 $     (0.33)  $     (0.26)  $     (0.19)       $(0.19)         $(0.26)
 Pro forma                         (0.34)        (0.28)        (0.44)       $(0.19)         $(0.28)
===================================================================================================


                    ACCOUNTS RECEIVABLE

                    Senior management reviews accounts receivable on a monthly basis to determine if any receivables will potentially be uncollectible. We include any accounts receivable balances that are determined to be uncollectible, along with a general reserve, in our overall allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Based on the information available to us, we believe no allowance for doubtful accounts as of December 31, 2002 is necessary. However, actual write-offs may occur.

                    INCOME TAXES

                    The Company accounts for income taxes using the "asset and liability method." Accordingly, deferred tax liabilities and assets are determined based on the temporary differences between the financial reporting and tax bases of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets arise primarily from net operating loss carryforwards. Management evaluates the likelihood of realization of such assets at year end reserving any such amounts not likely to be recovered in future periods.

                    CONCENTRATION OF CREDIT RISK

                    Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and accounts receivable. At times, such cash in banks is in excess of the FDIC insurance limit.

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)


                    The Company's primary business activities include oil and gas sales to several customers in the states of Tennessee and Kansas. The related trade receivables subject the Company to a concentration of credit risk within the oil and gas industry.

                    The Company has entered into contracts to supply two manufacturers with natural gas from the Swan Creek field through the Company's pipeline. These customers are the Company's primary customers of natural gas sales. Additionally, the Company sells a majority of its crude oil primarily to two customers, one each in Tennessee and Kansas. Although management believes that customers could be replaced in the ordinary course of business, if the present customers were to discontinue business with the Company, it could have a significant adverse effect on the Company's projected results of operations.

                    LOSS PER COMMON SHARE

                    Basic loss per share is computed by dividing loss available to common shareholders by the weighted average number of shares outstanding during each year. Shares issued during the year are weighted for the portion of the year that they were outstanding. Diluted loss per share does not differ from basic loss per share since the effect of all common stock equivalents is anti-dilutive. Basic and diluted loss per share are based upon 11,062,436 shares for the year ended December 31, 2002, 10,235,253 shares for the year ended December 31, 2001, and 9,253,622 shares for the year ended December 31, 2000.

                    Basic and diluted loss per share are based upon 11,919,477 and 10,933,588 weighted average shares outstanding for the nine months ended September 30, 2003 and 2002, respectively. Diluted loss per share does not consider approximately 1,473,000, 1,473,000, 943,000 and 1,001,000 potential weighted average common shares for the nine months ended September 30, 2003 and the years ended December 31, 2002, 2001 and 2000, respectively, related primarily to common stock options and convertible preferred stock and debt. These shares were not included in the computation of the diluted loss per share amount because the Company was in a net loss position and, thus, any potential common shares were anti-dilutive. All share and per share amounts have been adjusted to reflect the 5% stock dividend.

                    FAIR VALUES OF FINANCIAL INSTRUMENTS

                    Fair values of cash and cash equivalents, investments and short-term debt approximate their carrying values due to the short period of time to maturity. Fair values of long-term

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    debt are based on quoted market prices or pricing models using current market rates, which approximate carrying values.

                    RECENT ACCOUNTING PRONOUNCEMENTS

                    A reporting issue has arisen regarding the application of certain provisions of SAFS No. 141 and SFAS No. 142 to companies in the extracting industries including oil and gas companies. The issue is whether SFAS No. 142 regulates registrants to classify the costs of mineral rights held under lease or other contractual arrangement associated with extracting oil and gas as intangible assets in the balance sheet, apart from other capitalized oil and gas property owned and provide specific footnote disclosures. Historically, the Company had included the costs of such mineral rights associated with extracting oil and gas as a component of oil and gas properties. If it is ultimately determined that SFAS No. 142 requires oil and gas companies to classify cost of mineral rights held under lease or other contractual arrangement associated with extracting oil and gas as a separate intangible asset line item on the balance sheet, the Company would be required to reclassify approximately $453,000 at September 30, 2003 and $346,000 at December 31, 2002, respectively, out of oil and gas properties and into a separate intangible asset line item. The Company's cash flows and results of operations would not be affected since such intangible assets would continue to be depleted and amortized for impairment in accordance with full cost accounting rules. Further, the Company does not believe the classification of the cost of mineral rights associated with extracting oil and gas as intangible assets would have any impact on compliance with covenants under its debt agreements.

                    In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations "SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement cost. This statement requires companies to record the present value of obligations associated with the retirement of tangible long-lived assets in the periods in which it is incurred. The liability is capitalized as part of the related long-lived assets carrying amount. Over time, accretion of the liability is recognized as an operating expense and the capitalized cost is depreciated over the expected useful life of the related asset. The Company's asset retirement obligations relate primarily to the plugging, dismantlement, removal site reclamation and similar activities of its oil and gas properties. Prior to adoption of this statement, such obligations were accrued ratably over the productive lives of the assets through its depreciation, depletion and amortization for oil and gas properties without recording a separate liability for such amounts. The impact of applying this statement as of January 1, 2003 and September 30, 2003 is discussed in footnote 10.

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    In April 2002, the Financial Accounting Standards Board issued SFAS No. 145, "Rescission of SFAS No. 4, 44, 64, Amendment of SFAS No. 13, and Technical Corrections" ("SFAS 145"). SFAS 4, which was amended by SFAS 64, required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result of SFAS 145, the criteria in Accounting Principles Board opinion 30 will now be used to classify those gains and losses. SFAS 13 was amended to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The adoption of SFAS 145 will not have a current impact on the Company's consolidated financial statements.

                    In July 2002, FASB issued SFAS No. 146, Accounting for Cost Associated with Exit or Disposal Activities. The standard requires companies to recognize cost associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. Examples of cost covered by the standard include lease termination costs and certain employee severance costs that are associated with restructuring, discontinued operation, plant closing, or other exit or disposal activity. Previous accounting guidance was provided by EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." Statement 146 replaces Issue 94-3. Statement 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company does not currently have any plans for exit or disposal activities, and therefore does not expect this standard to have a material effect on the Company's consolidated financial statements upon adoption.

                    In November 2002, the FASB issued FASB Interpretation ("FIN") No. 45. "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others", which clarifies disclosure and recognition/measurement requirements related to certain guarantees. The disclosure requirements are effective for financial statements issued after December 15, 2002 and here cognition/measurement requirements are effective on a prospective basis for guarantees issued or modified after December 31, 2002. The application of the requirements of FIN 45 did not have an impact on the Company's financial position or results of operations.

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based compensation -- Transition and Disclosure -- an amendment of FASB Statement No. 123 ("Statement 148"). This amendment provides two additional methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. Additionally, more prominent disclosures in both annual and interim financial statements are required for stock-based employee compensation. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of Statement 148 did not have a material impact on the Company's consolidated financial statements.

                    In January  2003,  the FASB issued FASB  Interpretation  No.
                    (FIN) 46, "Consolidation of Variable Interest Entities." This interpretation of Accounting Research Bulletin No. 51 "Consolidated Financial Statements" consolidation by business enterprises of variable interest entities, which possess certain characteristics. The Interpretation requires that if a business enterprise has a controlling financial interest in a variable interest entity, the assets, liabilities, and results of the activities of the variable interest entity must be included in the consolidated financial statements with those of the business enterprise. This Interpretation applies immediately to variable interest entities created after January 31, 2003 and to variable interest entities in which an enterprise obtains an interest after that date. The Company does not have any ownership in any variable interest entities.

                    In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 requires three types of freestanding financial instruments to be classified as liabilities in statements of financial position. One type is mandatory redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type, which includes put options and forward purchase contracts, involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instrument is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominately to a variable such as a market index, or varies inversely with the value of the issuer's shares. The majority of the guidance in SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. In accordance with SFAS No. 150, the Company adopted this standard on July 1, 2003. Adoption of SFAS No. 150 did not

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    have  a  material  impact  on  the  Company's   consolidated
                    financial position and results of operations.

                    RECLASSIFICATIONS

                    Certain prior year amounts have been reclassified to conform with current year presentation.

3. RELATED PARTY During 2002 the Company received debt financing from a TRANSACTIONS director totaling $750,000 to fund operating cash flow needs and to  finance  continued  development  of the  Swan  Creek field.  Interest  incurred on this debt was 3. RELATED PARTY
                    approximately   $15,000  for  the  year  ended  TRANSACTIONS
                    December 31, 2002. See Note 7.

                    During 2002, the Company borrowed $110,000 from a former director. The advance was non-interest bearing and was repaid in July 2002.

                    During 2001, the Company repaid all principal and interest due to related parties, using the proceeds from the line of credit with Bank One. Interest incurred to related parties was approximately $15,000, $546,000 and $135,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

                    During 2001, the Company converted debt of $200,000 payable to a director into 42,017 shares of common stock.

                    During 2000, the Company paid approximately $270,000 in consulting fees and commissions on equity transactions to a member of the Board of Directors.

                    On February 3, 2003 and February 28, 2003, Dolphin Offshore Partners, LP which owns more than 10% of the Company's outstanding common stock and whose general partner, Peter E. Salas, is a Director of the Company, loaned the Company the sum of $250,000 on each such date (cumulatively, $500,000) which the Company used to pay the principal and interest due to Bank One for February and March 2003 and for working capital needs. On May 20, 2003 an additional loan of $834,000 was loaned by a combination of Dolphin ($750,000) and Jeffrey R. Bailey who is a Director and President ($84,000) of the Company. On August 6, 2003 an additional loan of $150,000 was loaned by Dolphin. Each of these loans is evidenced by a separate promissory note each bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on January 4, 2004. Each of the February and March
                    2003 promissory notes is secured by an undivided 10% interest in the Company's pipelines. The May 20, 2003 loans provides Dolphin with a 30% interest and Bailey with a 3.36% interest in the Company's pipelines. The August note provides Dolphin with a 6% interest in the Company's pipelines.

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)



4.  OIL  AND  GAS   The following  table sets forth  information  concerning the
    PROPERTIES      Company's oil and gas properties:

                    DECEMBER 31,                         2002          2001
                    ============================================================

                    Oil and gas properties,
                     at cost                         $17,099,753    $15,117,224
                    Accumulation depreciation,
                     depletion and amortization       (3,235,432)    (1,847,294)
                    ------------------------------------------------------------

                    Oil and gas properties, net      $13,864,321    $13,269,930
                    ============================================================

                    During the years ended December 31, 2002, 2001 and 2000, the
                    Company   recorded   depletion   expense  of   approximately
                    $1,388,000, $1,342,000 and $197,000, respectively.

5.  PIPELINE        In 1996,  the Company  began  construction  of a 65-mile gas
    FACILITIES      pipeline (1) connecting the Swan Creek  development  project to a gas purchaser and (2) enabling the Company to develop gas distribution business opportunities in the future. Phase
                    I, a 30-mile portion of the pipeline, was completed in 1998.
                    Phase II of the pipeline, the remaining 35 miles, was completed in March 2001. The estimated useful life of the pipeline for depreciation purposes is 30 years. The Company recorded approximately $220,000 and $509,000, respectively in depreciation expense related to the pipeline for the years ended December 31, 2002 and 2001. No depreciation expense was recorded in 2000 as the pipeline was not yet complete.

                    In January 1997, the Company entered into an agreement with the Tennessee Valley Authority ("TVA") whereby the TVA allows the Company to bury the pipeline within the TVA's transmission line rights-of-way. In return for this right, the Company paid $35,000 and agreed to annual payments of approximately $6,200 for 20 years. This agreement expires in 2017 at which time the parties may renew the agreement for another 20 year term in consideration of similar inflation-adjusted payment terms.

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)


6.  OTHER           Other property and equipment consisted of the following:
    PROPERTY
    AND EQUIPMENT   DECEMBER 31,                         2002          2001
                    ============================================================

                    Machinery and equipment           $1,887,190     $1,737,189
                    Vehicles                             675,411        610,510
                    Other                                 63,734         63,739

                                                       2,626,335      2,411,438

                    Less accumulated depreciation       (940,385)      (731,334)
                    ------------------------------------------------------------

                    Other property and
                     equipment - net                  $1,685,950     $1,680,104
                    ============================================================

7.  LONG TERM DEBT  Long-term  debt  to  unrelated  entities  consisted  of  the following:
                                                                      September
                                                                          30,
                    DECEMBER 31,                2002        2001         2003
                    ============================================================
                                                                     (unaudited)
                    Revolving   line   of
                    credit  with a  bank,
                    due  November   2004.
                    The  loan   agreement
                    provides          for
                    increases          or
                    decreases    to   the
                    borrowing   base   as
                    changes in proved oil
                    and gas  reserves  or
                    other      production
                    levels         arise.
                    Borrowings       bear
                    interest    at    the
                    bank's   prime   rate
                    plus  0.25%  (4.5% at
                    December  31,  2002).
                    Collateralized by the
                    oil      and      gas
                    properties   and  the
                    related    operations
                    and revenues.            $7,501,777  $9,101,777  $5,701,777
                    Unsecured        note
                    payable     to     an
                    institution,     with
                    $65,000     principal
                    payments          due
                    quarterly   beginning
                    January    1,   2000;
                    remaining balance due
                    October  2004;   with
                    interest      payable
                    monthly   at  8%  per
                    annum.     Note    is
                    convertible      into
                    common  stock  of the
                    Company  at a rate of
                    $6.25  per  share  of
                    common stock.               480,000     720,000     300,000
                    Convertible     notes
                    payable    to    five
                    individuals;      due
                    January  2004,   with
                    interest      payable
                    quarterly  at 8%  per
                    annum.    Notes   are
                    convertible      into
                    common  stock  of the
                    Company  at a rate of
                    $3.00  per  share  of
                    common stock.               650,000           -     650,000
                    Unsecured        note
                    payable     to     an
                    institution  due  May
                    1,     2004,     with
                    interest      payable
                    annually at 4.75% per
                    annum.                            -           -     297,171

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    Note   payable  to  a
                    financial
                    institution,     with
                    $1,773      principal
                    payments  due monthly
                    beginning  January 7,
                    2002 through December
                    7, 2006.  Interest is
                    payable       monthly
                    commencing on January
                    7,  2002 at 7.5%  per
                    annum.     Note    is
                    guaranteed by a major
                    shareholder   and  is
                    collateralized     by
                    certain assets of the
                    Company.                     73,335      87,500      61,202

                    Installment     notes
                    bearing  interest  at
                    the  rate  of 3.9% to
                    11.95%    per   annum
                    collateralized     by
                    vehicles          and
                    equipment        with
                    monthly      payments
                    including interest of
                    approximately $10,000
                    due  various  periods
                    through 2006.               412,342     393,311     304,904
                    ------------------------------------------------------------

                    Total long term debt      9,117,454  10,302,588   7,315,054

                    Less current maturities  (7,861,245) (6,399,831) (6,724,999)
                    ------------------------------------------------------------

                    Long term debt,  less
                    current maturities        1,256,209   3,902,757     590,055
                    ============================================================

                    The Company is subject to certain financial (ratio) covenants and restrictions on indebtedness, dividend payments, financial guarantees, business combinations, reporting requirements and other related items on the revolving line of credit with a bank. As of December 31, 2002, the Company is not in compliance with all covenants. During 2002, as a result of ongoing negotiations to refinance or repay the debt, the bank declared all amounts immediately due and payable. The Company is presently paying $200,000 per month. As a result of ongoing negotiations with Bank One, management has reclassified the loan fees associated with this note to a current asset as it is likely that these fees will be fully amortized in 2003.

                    Long-term   debt  to  related   parties   consisted  of  the
                    following:

                                                                     September
                                                                      September
                                                                          30,
                    DECEMBER 31,                2002        2001         2003
                    ============================================================
                                                                     (unaudited)

                    Unsecured        note
                    payable to a director
                    due   January   2004,
                    with interest payable
                    quarterly  at 8%  per
                    annum.     Note    is
                    convertible      into
                    common  stock  of the
                    Company  at a rate of
                    $2.88  per  share  of
                    common stock.              $500,000   $       -    $500,000

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)


                    Notes  payable  to  a
                    director  due January
                    2004,  with  interest
                    payable  quarterly at
                    12% per  annum.  Note
                    is  secured by 10% of
                    the pipeline.               250,000           -   1,734,000
                    ------------------------------------------------------------

                    Total  long term debt
                      to related Parties        750,000           -   2,234,000

                    Less current maturities           -           -  (2,234,000)
                    ------------------------------------------------------------

                    Long   term  debt  to
                      related parties, less
                      current maturities       $750,000     $     -  $        -
                    ============================================================

                    The aggregate maturities of long term debt due to related parties and others as of December 31, 2002, are as follow:

                              Year                              Amount
                    ------------------------------------------------------------
                              2003                            $7,861,245
                              2004                             1,720,463
                              2005                               101,468
                              2006                               101,803
                              Thereafter                          82,470
                    ------------------------------------------------------------
                                                              $9,867,454
                    ============================================================

8.  COMMITMENTS     The Company is a party to lawsuits in the ordinary course of
    AND             its  business.  While  the  damages  sought in some of these
    CONTINGENCIES   actions are  material,  the Company does not believe that it is probable that the outcome of any individual action will have a material adverse effect, or that it is likely that adverse outcomes of individually insignificant actions will be significant enough, in number or magnitude, to have a material adverse effect in the aggregate on its financial statements.

                    In the ordinary course of business the Company has entered into various equipment and office leases which have remaining terms ranging from one to four years. Approximate future minimum lease payments to be made under noncancellable operating leases are as follows:

                              Year                              Amount
                    ------------------------------------------------------------
                              2003                             $  60,158
                              2004                                59,210
                              2005                                56,970
                              2006                                   500
                    ------------------------------------------------------------
                                                                $176,838
                    ============================================================

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    Office rent expense was approximately $84,000, $91,000 and $86,000 for each of the three years ended December 31, 2002, 2001 and 2000, respectively.

9. CUMULATIVE Shares of both Series A and B Preferred Stock are or will be CONVERTIBLE immediately convertible into shares of Common Stock. Each REDEEMABLE $100 liquidation preference share of preferred stock is
    PREFERRED       convertible at a rate of $7.00 for the Series A per share of
    STOCK           common stock.  For the Series B, the conversion  rate is the average market price of the Company's common stock for 30 days before the sale of the Series B preferred stock with a minimum conversion price of $9.00 per share. The conversion rate is subject to downward adjustment if the Company subsequently issues shares of common stock for consideration less than $7.00 and $9.00 for the Series A and Preferred
                    Stock, respectively, per share. The conversion prices will be adjusted prospectively for stock dividends and splits.

                    The holders of both the Series A and Series B Preferred Stock are entitled to a cumulative dividend of 8% per quarter. However, the payment of the dividends on the Series B Preferred Stock is subordinate to that of the Series A Preferred Stock. In the event that the Company does not make any two of six consecutive quarterly dividend payments, the holders of the Series A Preferred Stock may appoint those directors which would constitute of majority of the Board of Directors. In such a scenario, the holders of the Preferred Shares would be entitled to elect a majority of the Board of Directors until all accrued and unpaid dividends have been paid.

                    The Company failed to pay the 3rd and 4th quarterly dividend payments of the Series A preferred stock during 2002. As a result, in February 2003, the Series A shareholders exercised their rights to place four new members on the Board of Directors. As of September 30, 2003, cumulative accrued and unpaid dividends on the Series A and B Preferred Stock amounted to $405,334.

                    The Company may redeem both of the Series A and B Preferred Stock upon payment of $100 per share plus any accrued and unpaid dividends. Further, with respect to the Series A Preferred Stock, commencing on October 1, 2003 and at each quarterly date thereafter while the Series A Preferred Stock is outstanding, the Company is required to redeem one-twentieth of the maximum number of Series A Preferred Stock outstanding. With respect to the Series B Preferred Stock, on the fifth anniversary after issuance (March 2005), the Company is required to redeem all outstanding Series B Preferred Stock.

                    During 2002, the Board of Directors authorized the sale of up to 50,000 shares of Series C Preferred Stock at $100 per share. The Company issued 14,491 shares, resulting in net proceeds after commissions of $1,303,168. The Series C

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    Preferred Stock accrues a 6% cumulative dividend on the outstanding balance, payable quarterly. As of September 30, 2003, cumulative accrued and unpaid dividends on the Series C Preferred Stock amounted to $65,209. These dividends are subordinate to the dividends payable to the Series A and Series B Preferred Stock holders. This stock is convertible into the Company's common stock at the average stock trading price 30 days prior to the closing of the sales of all the Series C Preferred Stock being offered or $5.00 per share, whichever is greater. The Company is required to redeem any remaining Series C Preferred Stock and any accrued and unpaid dividends in July 2006.

10. STOCK           On August 1,  2001,  the  Company  paid a 5% stock  dividend
    DIVIDEND        distributable  on October 1, 2001 to  shareholders of record of the Company's common stock on September 4, 2001. Based on the number of common shares outstanding on the record date, the Company issued 498,016 new shares. All references in the accompanying financial statements to the number of common shares and per share amounts are based on the increased number of shares giving retroactive effect to the stock dividend.

11. STOCK OPTIONS   In October  2000,  the  Company  approved a Stock  Incentive
                    Plan. The Plan is effective for a ten-year period commencing on October  25,  2000 and ending on October  24,  2010.  The aggregate  number  of  shares  of  Common  Stock as to which options  and Stock  Appreciation  Rights  may be  granted to
                    Employees under the plan shall not exceed 1,000,000. Options
                    are  not  transferable,   fully  vest  after  two  years  of
                    employment with the Company, are exercisable for three months after voluntary resignation from the Company, and terminate immediately upon involuntary termination from the Company. The purchase price of shares subject to this Nonqualified Stock Option Plan shall be determined at the time the options are granted, but are not permitted to be less than 85% of the Fair Market Value of such shares on the date of grant. Furthermore, an employee in the plan may not, immediately prior to the grant of an Incentive Stock Option hereunder, own stock in the Company representing more than ten percent of the total voting power of all classes of stock of the Company unless the per share option price specified by the Board for the Incentive Stock Options granted such and Employee is at least 110% of the Fair
                    Market Value of the Company's stock on the date of grant and such option, by its terms, is not exercisable after the expiration of five years 11. STOCK OPTIONS from the date such stock option is granted.

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    Stock option activity in 2002, 2001 and 2000 is summarized below:

                          2002                  2001                 2000
                   ------------------    ------------------    -----------------
                             WEIGHTED              WEIGHTED             WEIGHTED
                             AVERAGE               AVERAGE              AVERAGE
                             EXERCISE              EXERCISE             EXERCISE
                   SHARES    PRICE       SHARES    PRICE       SHARES   PRICE
================================================================================
Outstanding,
  beginning
  of year          516,028   $9.23      1,017,450   $ 8.54     530,250   $6.91
 Granted           160,742    2.86         78,750    12.39     855,451    8.69
 Exercised               -       -       (256,772)    8.69     (21,751)   8.69
Expired/canceled         -       -       (323,400)    7.85    (346,500)   6.91
                   -------              ----------            --------
Outstanding,
  end of year      676,770    7.71        516,028     9.23    1,017,450   8.54
--------------------------------------------------------------------------------
Exercisable,
  end of year      676,770   $7.71        474,889   $ 9.21      930,258  $8.49
================================================================================

                    The share information disclosed above has been adjusted to reflect the 5% stock dividend declared during 2001. See note 10 above.

                    The following table summarizes information about stock options outstanding at December 31, 2002:

                    ------------------------------------------    ------------
                                     OPTIONS                         OPTIONS
                                   OUTSTANDING                     EXERCISABLE
                    ------------------------------------------    ------------
                                                   WEIGHTED
                                                   AVERAGE
                         WEIGHTED                 REMAINING
                         AVERAGE                 CONTRACTUAL
                     EXERCISE PRICE   SHARES     LIFE (YEARS)         SHARES
                    ------------------------------------------    -------------

                        $  2.86       160,742        2.67            160,742
                        $  8.69       437,278        0.85            437,278
                        $ 14.44        21,000        1.13             21,000
                        $ 11.05        47,250        1.30             47,250
                        $ 12.70        10,500        1.71             10,500
                                      -------
               Total    $  7.71       676,770                        676,770
               ================================================================

                    The weighted average fair value per share of options granted during 2002, 2001 and 2000 is $1.45, $3.62, and $3.41 respectively, calculated using the Black-Scholes Option-Pricing model.

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    No compensation expense related to stock options were incurred in 2002, 2001 or 2000. The Company issued 70,715 options to non-employees and non-directors in 2000. The expense of $242,000 for these options has been included in professional fees expense because the options were issued to providers of such services. The expense was calculated using a fair market value of the options based on the Black-Scholes option-pricing model assumptions discussed below.

                    For employees, the fair value of stock options used to compute pro forma net loss and loss per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model with the following weighted average assumptions for 2002, 2001 and 2000; Expected volatility of 74.2% for 2002, 50% for 2001 and 50% for 2000; a risk free interest rate of 3.67% in 2002, 3.67% in 2001 and 5.86% in 2000; and an expected option life of 3 years for 2002, 2001 and 2000.

12. INCOME TAXES    The  Company  had no  taxable  income  during the three year period ended December 31, 2002.

                    A reconciliation of the statutory U.S. Federal income tax and the income tax provision included in the accompanying consolidated statements of loss is as follows:


                    DECEMBER 31,                2002        2001         2003
                    ============================================================
                    Statutory rate                  34%         34%          34%

                    Tax benefit at
                    statutory rate         $(1,073,000) $ (769,000)   $(452,500)

                    State income tax
                    benefit                   (189,000)   (136,000)     (75,500)
                    Other                            -           -       24,000
                    Increase  in  deferred
                    tax asset
                       Valuation allowance   1,262,000     905,000      504,000
                    ------------------------------------------------------------
                    Total    income    tax
                    provision              $         -  $        -   $        -
                    ============================================================


                    DECEMBER 31,                2002        2001         2003
                    ============================================================
                    Net operating loss
                    carryforward           $ 7,139,000  $5,877,000   $4,972,000

                    Capital loss
                    carryforward               263,000     263,000      263,000
                    ------------------------------------------------------------
                                             7,402,000   6,140,000    5,235,000

                    Valuation allowance     (7,402,000) (6,140,000)  (5,235,000)
                    ------------------------------------------------------------
                    Net deferred taxes     $         -  $       - $           -
                    ============================================================

                    The Company recorded a valuation allowance at December 31, 2002, 2001 and 2000 equal to the excess of deferred tax assets over deferred tax liabilities as management is unable

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)

                    to determine that these tax benefits are more likely than not to be realized. Potential future reversal of the portion of the valuation allowance relative to deferred tax asset resulting from the exercise of stock options will be recorded as additional paid in capital realized

                    As of December 31, 2002,  the Company had net operating loss
                    carryforwards  of  approximately  $18,217,000,   which  will
                    expire between 2010 and 2022, if not utilized.

13. SUPPLEMENTAL    The  Company  paid  approximately  $571,000,   $853,500  and
    CASH FLOW       $544,000 for interest in 2002, 2001 and 2000,  respectively.
    INFORMATION     The Company capitalized  approximately $148,000 and $128,000 of this amount in 2001 and 2000, respectively. No interest was capitalizedduring 2002. The Company paid no income taxes in 2002, 2001 and 2000.

14. QUARTERLY       The  following  table sets  forth,  for the  fiscal  periods
    DATA AND        indicated, selected consolidated financial data.
    SHARE
    INFORMATION
    (UNAUDITED)

                                            FISCAL YEAR ENDING DECEMBER 31, 2003
--------------------------------------------------------------------------------
                                   First       Second      Third       Fourth
                                   Quarter     Quarter     Quarter     Quarter
--------------------------------------------------------------------------------
Revenues                         $1,971,603  $1,482,390  $1,599,461           -
Net Income (loss)                  (659,350)   (678,592)   (508,247)          -
Net Income (loss) attributable
  to common Stockholders           (793,545)   (812,786)   (642,441)          -
Earnings (loss) per common share
  Basic and diluted              $    (0.07) $    (0.07) $    (0.05)          -
--------------------------------------------------------------------------------


                                             FISCAL YEAR ENDED DECEMBER 31, 2002
--------------------------------------------------------------------------------
                                   First       Second      Third       Fourth
                                   Quarter     Quarter     Quarter     Quarter
--------------------------------------------------------------------------------

Revenues                         $1,176,482  $1,297,668  $1,507,308  $1,719,020
Net loss                           (818,341)   (858,197)   (721,879)   (756,138)
Net loss attributable to common
  Stockholders                     (930,799)   (984,139)   (856,074)   (890,332)
--------------------------------------------------------------------------------
Loss per common share
  Basic and diluted              $    (0.09) $    (0.09) $    (0.08) $    (0.07)
--------------------------------------------------------------------------------

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)


                                             FISCAL YEAR ENDED DECEMBER 31, 2001
--------------------------------------------------------------------------------
                                   First       Second      Third       Fourth
                                   Quarter     Quarter     Quarter     Quarter
--------------------------------------------------------------------------------
Revenues                         $1,448,318  $1,863,068  $2,583,758  $1,101,542
Net loss                           (368,768)   (336,034)   (378,597) (1,179,388)
Net loss attributable to common
  Stockholders                     (447,546)   (423,523)   (491,055) (1,291,846)
--------------------------------------------------------------------------------
Loss per common share
  Basic and diluted              $    (0.05) $    (0.04) $    (0.05)   $  (0.12)
-------------------------------------------------------------------------------

                    Third quarter 2001 results reflect the effect on depletion expense that resulted from a decrease in reserve estimates provided in a study performed by Ryder Scott Company, L.P. and issued August 10, 2001. The amount recorded during this quarter was $562,000 higher than the quarterly estimates made by management during the first three quarters as a result of a change in estimate arising from new information provided in the Ryder Scott Company, L.P. Report. Amounts disclosed above differ from those filed with the SEC during the third quarter of 2001 as a result of an error in recording this change in estimate to depletion at the time of the filing. Management amended the September 30, 2001 SEC Form 10-Q filing during 2002.

15. SUPPLEMENTAL Information with respect to the Company's oil and gas OIL AND GAS producing activities is presented in the following tables. INFORMATION Estimates of reserve quantities, as well as future production and discounted cash flows before income taxes, were determined by Ryder Scott Company, L.P. as of December
                    31, 2002, 2001 and 2000.

                    OIL AND GAS RELATED COSTS

                    The following table sets forth information concerning costs related to the Company's oil and gas property acquisition, exploration and development activities in the United States during the years ended December 31, 2002, 2001 and 2000:

                                                2002        2001         2003
                    ============================================================
                    Property acquisition
                      Proved                $         - $         - $         -
                      Unproved                        -           -       5,702
                    Less  -  proceeds
                      from sales of
                      properties               (100,000)   (750,000) (1,176,411)
                    Development costs         2,082,529   5,571,883   2,627,705
                    ------------------------------------------------------------
                                            $ 1,982,529 $ 4,821,883 $ 1,456,996
                    ============================================================

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)


                    RESULTS OF OPERATIONS FROM OIL AND GAS PRODUCING ACTIVITIES

                    The following table sets forth the Company's results of operations from oil and gas producing activities for the years ended:

                    DECEMBER 31,                2002        2001         2003
                    ============================================================
                    Revenues                $5,437,723  $6,656,758  $5,241,076
                    Production costs
                      and taxes              (3,094,731) (2,951,746) (2,614,414)
                    Depreciation,
                      depletion
                      and amortization       (1,388,138) (1,342,000)   (197,000)
                    ------------------------------------------------------------
                    Income  from oil and
                      gas producing
                      activities            $   954,854 $ 2,363,012 $ 2,429,662
                    ------------------------------------------------------------

                    In the presentation above, no deduction has been made for indirect costs such as corporate overhead or interest expense. No income taxes are reflected above due to the Company's tax loss carryforwards.

                    OIL AND GAS RESERVES (UNAUDITED)

                    The following table sets forth the Company's net proved oil and gas reserves at December 31, 2002, 2001 and 2000 and the changes in net proved oil and gas reserves for the years then ended. Proved reserves represent the estimated quantities of crude oil and natural gas which geological and engineering data demonstrate with reasonable certainty to be recoverable in the future years from known reservoirs under existing economic and operating conditions. The reserve information indicated below requires substantial judgment on the part of the reserve engineers, resulting in estimates which are not subject to precise determination. Accordingly, it is expected that the estimates of reserves will change as future production and development information becomes available and that revisions in these estimates could be significant. Reserves are measured in barrels (bbls) in the case of oil, and units of one thousand cubic feet (Mcf) in the case of gas.

                                                        OIL (BBLS)    GAS (MCF)
                    ============================================================
                    Proved reserves:

                    Balance, January 1, 2000            3,227,203    74,795,287
                      Discoveries and extensions           56,103     1,059,147
                      Revisions of previous estimates  (1,309,366)  (27,998,986)
                      Production                         (159,035)     (315,577)
                    ------------------------------------------------------------
                    Balance, December 31, 2000          1,814,905    47,539,871
                      Discoveries and extensions           62,254     4,915,431
                      Revisions of previous estimates    (672,443)  (25,263,634)
                      Production                         (148,041)   (1,311,466)
                    ------------------------------------------------------------
                    Balance, December 31, 2001          1,056,675    25,880,202
                      Discoveries and extensions           34,968       937,000
                      Revisions of previous estimates     542,229       786,430
                      Production                         (157,973)   (1,004,899)
                    ------------------------------------------------------------
                    Proved reserves at,
                      December 31, 2002                 1,475,899    26,598,733
                    ============================================================

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)


                    Proved developed producing reserves
                      at, December 31, 2002             1,108,293     6,592,711
                    ============================================================
                    Proved developed producing reserves
                      at, December 31, 2001               767,126     7,157,183
                    ============================================================
                    Proved developed producing reserves
                      at, December 31, 2000             1,553,759     2,888,769
                    ============================================================

                    Of the Company's total proved reserves as of December 31, 2002 and 2001 and 2000, approximately 37%, 36% and 21%, respectively, were classified as proved developed producing, 19%, 26% and 34%, respectively, were classified as proved developed non-producing and 44%, 37% and 45%, respectively, were classified as proved undeveloped. All of the Company's reserves are located in the continental United States.

                    STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS (UNAUDITED)

                    The standardized measure of discounted future net cash flows from the Company's proved oil and gas reserves is presented in the following table:

                                                        AMOUNTS IN THOUSANDS
                                                --------------------------------
                    December 31,                2002        2001         2003
                    ============================================================
                    Future cash inflows        $152,180   $  78,296   $ 505,733
                    Future production
                      costs and taxes           (41,870)    (26,083)    (41,689)

                    Future development costs (11,348) (6,384) (8,225) Future income tax
                      expenses                        -           -    (122,881)
                    ------------------------------------------------------------
                    Net future cash flows        98,962      45,829     332,938

                    Discount at 10% for
                      timing of cash flows      (52,314)    (24,095)    (97,195)
                    ------------------------------------------------------------
                    Discounted future net
                       cash flows from
                       proved reserves        $  46,648   $  21,734   $ 235,743
                    ============================================================

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)


                    The following unaudited table sets forth the changes in the standardized measure of discounted future net cash flows from proved reserves during 2002, 2001 and 2000:


                                                        AMOUNTS IN THOUSANDS
                                                --------------------------------
                                                2002        2001         2003
                    ============================================================
                    Balance, beginning
                      of year                $   21,734   $ 235,743   $ 100,882
                    Sales, net of
                      production costs
                      and taxes                  (2,343)     (3,705)     (2,627)
                    Discoveries and
                      extensions                  1,686       4,167       1,778
                    Changes in prices and
                      production costs           20,586    (299,527)    360,082
                    Revisions of quantity
                      estimates                   6,120     (33,449)   (186,289)
                    Development costs
                      incurred                                    -       1,236
                    Interest factor -
                      accretion
                      of discount                 2,173      32,198      13,355
                    Net  change in income
                      taxes                           -      86,237     (53,572)
                    Changes in future
                      development costs          (4,860)      2,666      (3,237)
                    Changes in production
                      rates and other             1,552      (2,596)      4,135
                    ------------------------------------------------------------
                    Balance, end of year     $   46,648   $  21,734   $ 235,743
                    ============================================================

                    Estimated future net cash flows represent an estimate of future net revenues from the production of proved reserves using current sales prices, along with estimates of the operating costs, production taxes and future development and abandonment costs (less salvage value) necessary to produce such reserves. The average prices used at December 31, 2002, 2001 and 2000 were $27.25, $17.03 and $25.62 per barrel of oil and $4.01, $2.33 and $9.66 per MCF of gas, respectively. No deduction has been made for depreciation, depletion or any indirect costs such as general corporate overhead or interest expense.

                    Operating costs and production taxes are estimated based on current costs with respect to producing gas properties. Future development costs are based on the best estimate of such costs assuming current economic and operating conditions. The estimates of reserve values include estimated future development costs that the company does not currently have the ability to fund. If the company is unable to obtain additional funds, it may not be able to develop its oil and natural gas properties as estimated in its December 31, 2002 reserve report.

                    Income tax expense is computed based on applying the appropriate statutory tax rate to the excess of future cash inflows less future production and development costs over the current tax basis of the properties involved, less applicable carryforwards, for both regular and alternative minimum tax.

  (Amounts presented relating to September 30, 2003 and the nine months ended
                   September 30, 2003 and 2002 are unaudited)


                    The future net revenue information assumes no escalation of costs or prices, except for gas sales made under terms of contracts which include fixed and determinable escalation. Future costs and prices could significantly vary from current amounts and, accordingly, revisions in the future could be significant.

                    Effective January 1, 2003, the Company implemented the requirements of Statement of Financial Accounting Standards No. 143 (SFAS 143), "Accounting for Asset Retirement Obligations". Among other things, SFAS 143 requires entities to record a liability and corresponding increase in long-lived assets for the present value of material obligations associated with the retirement oftangible long-lived assets. Over the passage of time, accretion of the liability is recognized as an operating expense and the capitalized cost is depleted over the estimated useful life of the related asset. Additionally, SFAS 143 requires that upon initial application of these standards, the Company must recognize a cumulative effect of a change in accounting principle corresponding to the accumulated accretion and depletion expense that would have been recognized had this standard been applied at the time the long-lived assets were acquired or constructed. The Company's asset retirement obligations relate primarily to the plugging, dismantling and removal of wells drilled to date.


                    Using a credit-adjusted risk free rate of 12%, an estimated useful life of wells ranging from 30-40 years, and estimated plugging and abandonment costs ranging from $5,000 per well to $10,000 per well, the Company has recorded a non-cash charge related to the cumulative effect of a change in accounting principle of $351,204 in its statement of loss. Oil and gas properties were increased by $260,191, which represents the present value of all future obligations to retire the wells at January 1, 2003, net of accumulated depletion on this cost through that date. A corresponding obligation totaling $611,395 has also been recorded as of January 1, 2003.

                    For the nine month period ended September 30, 2003, the Company recorded accretion and depletion expenses of $77,952 associated with this liability and its corresponding asset. These expenses are included in depletion, depreciation, and amortization in the consolidated statements of loss. Had the provisions of this statement been reflected in the financial statements for the year ended December 31, 2002, an asset retirement obligation of $476,536 would have been recorded as of January 1, 2002.

                    The following is a roll-forward of activity impacting the asset retirement obligation for the nine months ended September 30, 2003:


                       Balance, January 1, 2003:                       $611,395
                       Accretion expense through September 30, 2003      55,026
                                                                       --------
                       Balance, September 30, 2003                     $666,421
                                                                       ========

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by us in connection with the issuance and distribution of the securities being offered. All items below are estimates other than the American Stock Exchange listing fee. The registrant will pay all of such expenses.



Securities and Exchange Commission registration fee               $ 2,500

AMEX listing fee................................................  $22,500

Accounting fees and expenses....................................  $50,000

Legal fees and expenses.........................................  $60,000

Subscription Agent fees and expenses............................  $15,000
                                                                 --------
             Total...................................            $150,000


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Tennessee Code Annotated Sections 48-18-502 through 509 grant Tennessee corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; give a director or officer who successfully defends an action the right to be so indemnified; and permit a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

   Tennessee Code Annotated Section 48-18-102(b) permits a Tennessee corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision may not eliminate the liability of a director (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) in connection with any proceeding in which the director was adjudged liable to the corporation. The registrant's certificate of incorporation does not provide that its directors shall not be liable to it or its stockholders for a breach of their duties to the fullest extent in which elimination or limitation of the liability of directors is permitted by the foregoing Section, which does not apply to the registrant.

   All directors are indemnified by the registrant, both by operation of Tennessee Code Annotated Sections 48-18-501 through 509 and since 1995 by resolution of the registrant's board of directors, against liability and expenses including attorney's fees incurred by them as a result of serving on the registrant's board of directors. The statutory provisions require a finding that the conduct of the director was in good faith and in the best interest of the company and does not extend to cases where a director is found to be liable to the company itself. Such a finding may be made by uninvolved directors, a committee of the board or independent counsel.

   Tennessee Code Annotated Section 48-15-503 provides for the indemnification of directors and of corporate officers where the director or officer is successful in defense of any proceeding he or she became involved in as a result of being or having been in such position, unless the corporate charter forbids such indemnification. The registrant's corporate charter contains no such bar or prohibition of indemnification of the registrant's directors or officers.

   Tennessee statutes further provide that the rights to indemnification of a director do not preclude other bases of indemnification, whether such rights arise by charter, bylaws, shareholder resolution, agreement or board resolution, provided there is no breach of duty of loyalty to the corporation, bad faith, intentional misconduct or knowing violation of law. Accordingly, the registrant's board of directors on August 17, 1995, unanimously resolved to indemnify directors and executive officers on a mandatory basis to the fullest extent of the laws referenced above for the entire period a party is subject to any possible legal action or claim by reason of having so served.

   Tennessee law permits, but does not require, insurance to be obtained to fund indemnity obligations. The registrant does not have any such insurance.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

   Each of the following recent sales of unregistered securities was made pursuant to an exemption from the provisions of Section 5 of the Securities Act of 1933 under Section 4(2) of such Act.

   In approximately October 1998, the registrant sold 28,679 shares of its Series A 8% Cumulative Convertible Preferred Stock to private investors for an aggregate purchase price of $2,733,000, net of commissions to a placement agent in the aggregate amount of approximately $135,000.

   In approximately August 2000 and June 2001, the registrant sold 27,550 shares of its Series B 8% Cumulative Convertible Preferred Stock to private investors for an aggregate purchase price of $2,614,600, net of commissions to a placement agent in the aggregate amount of approximately 140,000.

   In approximately May and June 2002, the registrant sold 14,491 shares of its Series C 6% Cumulative Convertible Preferred Stock to private investors for an aggregate purchase price of $1,303,168, net of commissions to a placement agent in the aggregate amount of approximately $116,000.

   On each of January 21, 2002 and April 9, 2002, Bill L. Harbert, who owns more than ten percent of the registrant's outstanding common stock and is now, but was not at those dates, a director of the registrant, purchased from the registrant in a private placement, 100,000 shares of the registrant's common stock, at prices of $6.32 and $4.80 per share, respectively.

   On July 5, 2002 and July 23, 2002, Dolphin Offshore Partners, L.P. ("Dolphin"), which owns more than ten percent of the registrant's outstanding common stock, and whose general partner, Peter E. Salas, is a director of the registrant, purchased from the registrant in a private placement, 400,000 and 250,000 shares of the registrant's common stock, respectively, at a price of $2.50 per share.

   In October 2002, Dolphin loaned to the registrant $500,000 and was issued an unsecured convertible promissory note by the registrant in the principal amount of $500,000 bearing 8% interest, with interest only payable quarterly and principal payable January 4, 2004.

   In December 2002, Dolphin loaned to the registrant $250,000 and was issued a secured promissory note bearing interest at the rate of 12% per annum, with interest only payable quarterly and the principal balance payable on January 4, 2004.

   In January 2003, Bill L. Harbert, a director of the registrant, purchased 227,275 shares of the registrant's common stock in a private placement at a price of $1.10 per share.

   On each of February 3, 2003 and February 28, 2003, Dolphin loaned to the registrant $250,000 and for each of these loans was issued a separate secured promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on January 4, 2004

   On May 20, 2003, Dolphin loaned to the registrant $750,000 and Jeffrey R. Bailey, President and a director of the registrant, loaned to the registrant $84,000 and each was issued a separate secured promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on January 4, 2004.

   During the three months ended March 31, 2003, the registrant converted $60,000 of indebtedness and $9,600 of accrued interest owed to the holders of convertible notes into 60,528 shares of the registrant's common stock and issued 55,000 shares of its common stock for payment of consulting services valued at $70,000.

   During the nine months ended June 30, 2003, the registrant converted $70,309 of accrued dividends payable on its outstanding preferred stock into an aggregate of 154,824 shares of the registrant's common stock.

   On August 6, 2003, Dolphin loaned to the registrant $150,000 and was issued a secured promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on January 4, 2004.

   On December 3, 2003, Dolphin loaned to the registrant $225,000 and was issued a secured promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on January 4, 2004.

   On December 9, 2003, Dolphin loaned to the registrant $250,000 and was issued a secured promissory note bearing interest at the rate of 12% per annum, with payments of interest only payable quarterly and the principal balance payable on January 4, 2004.

ITEM 16.  EXHIBITS.

EXHIBIT NUMBER                             DESCRIPTION
--------------                             -----------

3.1                 Charter  (Incorporated  by  reference  to Exhibit 3.7 to the registrant's  registration  statement  on Form  10-SB  filed
                    August 7, 1997 (the "Form 10-SB"))
3.2                 Articles of Merger and Plan of Merger  (taking  into account the formation of the Tennessee  wholly-owned  subsidiary for the purpose of changing the Company's domicile and effecting reverse split)  (Incorporated by reference to Exhibit 3.8 to the Form 10-SB)
3.3                 Articles of  Amendment  to the  Charter  dated June 24, 1998
                    (Incorporated   by   reference   to   Exhibit   3.9  to  the
                    registrant's  annual  report on Form 10-KSB  filed April 15,
                    1999 (the "1998 Form 10-KSB"))
3.4                 Articles of Amendment to the Charter  dated October 30, 1998
                    (Incorporated  by reference to Exhibit 3.10 to the 1998 Form
                    10-KSB)
3.5                 Articles of  Amendment  to the Charter  filed March 17, 2000
                    (Incorporated   by   reference   to  Exhibit   3.11  to  the
                    registrant's  annual  report on Form 10-KSB  filed April 14,
                    2000 (the "1999 Form 10-KSB"))
3.6                 By-laws  (Incorporated  by  reference  to Exhibit 3.2 to the
                    Form 10-SB)
4.1*                Form of Rights Certificate
5.1*                Opinion of Cary V. Sorensen, Esq.
10.1                Purchase  Agreement with IRC  (Incorporated  by reference to
                    Exhibit 10.1(a) to the Form 10-SB)
10.2                Amendment to Purchase  Agreement with IRC  (Incorporated  by reference to Exhibit 10.1(b) to the Form 10-SB)
10.3                General Bill of Sale and Promissory  Note  (Incorporated  by
                    reference to Exhibit 10.1(c) to the Form 10-SB)
10.4                Compensation  Agreement  -  M.E.  Ratliff  (Incorporated  by
                    reference to Exhibit 10.2(a) to the Form 10-SB)
10.5                Compensation  Agreement - Jeffrey D. Jenson (Incorporated by
                    reference to Exhibit 10.2(b) to the Form 10-SB)

10.6 Compensation Agreement - Leonard W. Burningham (Incorporated by reference to Exhibit 10.2(c) to the Form 10-SB)
10.7 Agreement with the Natural Gas Utility District of Hawkins County, Tennessee (Incorporated by reference to Exhibit 10.3 to the Form 10-SB)
10.8                Agreement  with Powell  Valley  Electric  Cooperative,  Inc.
                    (Incorporated  by  reference  to  Exhibit  10.4 to the  Form
                    10-SB)
10.9 Agreement with Enserch Energy Services, Inc. (Incorporated by reference to Exhibit 10.5 to the Form 10-SB)
10.10 Amendment Agreement dated October 19, 1999 between Tengasco, Inc. and the Natural Gas Utility District of Hawkins County, Tennessee (Incorporated by reference to Exhibit 10.9 to the registrant's current report on Form 8-K filed October 25,
                    1999)
10.11 Natural Gas Sales Agreement dated November 18, 1999 between Tengasco, Inc. and Eastman Chemical Company (Incorporated by reference to Exhibit 10.10 to the registrant's current report on Form 8-K filed November 23, 1999)
10.12 Agreement between A.M. Partners LLC and Tengasco, Inc. dated October 6, 1999 (Incorporated by reference to Exhibit 10.11 to the registrant's 1999 Form 10-KSB)
10.13               Agreement between Southcoast Capital LLC and Tengasco,  Inc.
                    dated  February  25,  2000  (Incorporated  by  reference  to
                    Exhibit 10.12 to the registrant's 1999 Form 10-KSB)
10.14 Franchise Agreement between Powell Valley Utility District and Tengasco, Inc. dated January 25, 2000 (Incorporated by reference to Exhibit 10.13 to the registrant's 1999 Form 10-KSB)
10.15 Amendment Agreement between Eastman Chemical Company and Tengasco, Inc. dated March 27, 2000 (Incorporated by reference to Exhibit 10.14 to the registrant's 1999 Form 10-KSB) Loan
10.16 Agreement between Tengasco Pipeline Corporation and Morita Properties, Inc. dated August 16, 2000 (Incorporated by reference to Exhibit 10.15 to the registrant's current report on Form 8-K dated August 22, 2000 (the "2000 8-K"))
10.17 Promissory note made by Tengasco Pipeline Corporation and Morita Properties, dated August 16, 2000 (Incorporated by reference to Exhibit 10.15(a) to the 2000 8-K)
10.18 Throughput Agreement between Tengasco Pipeline Corporation and Morita Properties, dated August 16, 2000 (Incorporated by reference to Exhibit 10.15(b) to the 2000 8-K)
10.19 Loan Agreement between Tengasco Pipeline Corporation and Edward W.T. Gray III dated August 16, 2000 (Incorporated by reference to Exhibit 10.16 to the 2000 8-K)
10.20 Promissory note made by Tengasco Pipeline Corporation and Edward W.T. Gray III dated August 16, 2000 (Incorporated by reference to Exhibit 10.16(a) to the 2000 8-K)
10.21 Throughput Agreement between Tengasco Pipeline Corporation and Edward W.T. Gray III dated August 16, 2000 (Incorporated by reference to Exhibit 10.16(b) to the 2000 8-K)
10.22 Loan Agreement between Tengasco Pipeline Corporation and Malcolm E. Ratliff dated August 16, 2000 (Incorporated by reference to Exhibit 10.17 to the 2000 8-K)
10.23 Promissory note made by Tengasco Pipeline Corporation and Malcolm E. Ratliff dated August 16, 2000 (Incorporated by reference to Exhibit 10.17(a) to the 2000 8-K)
10.24 Throughput Agreement between Tengasco Pipeline Corporation and Malcolm E. Ratliff dated August 16, 2000 (Incorporated by reference to Exhibit 10.17(b) to the 2000 8-K)
10.25 Loan Agreement between Tengasco Pipeline Corporation and Charles F. Smithers, Jr. dated August 16, 2000 (Incorporated by reference to Exhibit 10.18 to the 2000 8-K)
10.26 Promissory note made by Tengasco Pipeline Corporation and Charles F. Smithers, Jr. dated August 16, 2000 (Incorporated by reference to Exhibit 10.18(a) to the 2000 8-K)
10.27 Throughput Agreement between Tengasco Pipeline Corporation and Charles F. Smithers, Jr. dated August 16, 2000 (Incorporated by reference to Exhibit 10.18(b) to the 2000 8-K) Loan
10.28 Agreement between Tengasco Pipeline Corporation and Nick Nishiwaki dated August 16, 2000 (Incorporated by reference to Exhibit 10.19 to the 2000 8-K)
10.29 Promissory note made by Tengasco Pipeline Corporation and Nick Nishiwaki dated August 16, 2000 (Incorporated by reference to Exhibit 10.19(a) to the 2000 8-K)
10.30 Throughput Agreement between Tengasco Pipeline Corporation and Nick Nishiwaki dated August 16, 2000 (Incorporated by reference to Exhibit 10.19(b) to the 2000 8-K)
10.31 Memorandum Agreement between Tengasco, Inc. and the University of Tennessee dated February 13, 2001

                    (Incorporated   by  reference   to  Exhibit   10.19  to  the
                    registrant's  annual  report on Form 10-KSB  filed April 10,
                    2001 (the "2000 Form 10-KSB"))
10.32               Natural Gas Sales Agreement between  Tengasco,  Inc. and BAE
                    SYSTEMS   Ordnance   Systems  Inc.   dated  March  30,  2001
                    (Incorporated by reference to Exhibit 10.20 to the 2000 Form
                    10-KSB)
10.33               Reducing and Revolving Line of Credit Up to $35,000,000 from
                    Bank One, N.A. to Tengasco,  Inc.  Tennessee  Land & Mineral
                    Corporation and Tengasco Pipeline Corporation dated November
                    8, 2001  (Incorporated  by reference to Exhibit 10.21 to the registrant's  quarterly  report on Form 10-Q filed  November
                    14, 2001)
10.34               Tengasco,   Inc.   Incentive  Stock  Plan  (Incorporated  by
                    reference  to Exhibit 4.1 to the  registrant's  registration statement on Form S-8 filed October 26, 2000)
10.35**             Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation to Dolphin Offshore  Partners,  LP dated October
                    7, 2002 in the principal amount of $500,000
10.36**             Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation to Dolphin Offshore Partners,  LP dated December
                    4, 2002 in the principal amount of $250,000
10.37**             Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation to Dolphin Offshore Partners,  LP dated February
                    3, 2003 in the principal amount of $250,000
10.38**             Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation to Dolphin Offshore Partners,  LP dated February
                    28, 2003 in the principal amount of $250,000
10.39**             Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation to Dolphin Offshore  Partners,  LP dated May 20,
                    2003 in the principal amount of $750,000
10.40**             Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation to Dolphin Offshore Partners, LP dated August 6,
                    2003 in the principal amount of $150,000
10.41**             Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation  to Jeffrey R. Bailey  dated May 20, 2003 in the principal amount of $84,000
10.42               Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation to Dolphin Offshore Partners,  LP dated December
                    3, 2003 in the principal amount of $225,000 (Incorporated by reference  to  Exhibit  10.42  to the  registrant's  current report on Form 8-K dated  December  3, 2003 (the  "2003 Form
                    8-K")
10.43               Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation to Dolphin Offshore Partners,  LP dated December
                    9, 2003 in the principal amount of $250,000 (Incorporated by reference to Exhibit 10.43 to the 2003 Form 8-K)
10.44               Continuing  Security Agreement dated December 3, 2003 by the
                    Company and Tengasco  Pipeline  Corporation  as Obligors and
                    Dolphin Offshore Partners, LP as Secured Party (Incorporated
                    by reference to Exhibit 10.44 to the 2003 Form 8-K)
21                  List of subsidiaries  (Incorporated  by reference to Exhibit
                    21 to the  registrant's  annual  report on Form 10-KSB filed
                    March 31, 2003 (the "2002 Form 10-KSB"))
23.1*               Consent of Cary V. Sorensen,  Esq. (contained in Exhibit 5.1 hereto)
23.2*               Consent of BDO Seidman
23.3*               Consent of Ryder Scott Company, L.P.
24.1*               Power of Attorney
99.1                Ryder  Scott  Company,  L.P.  Report  dated  March 28,  2002
                    (Incorporated   by  reference   to  Exhibit   99.15  to  the
                    registrant's  annual  report on Form 10-KSB  filed April 10,
                    2002)
99.2                Ryder Scott  Company,  L.P.  Report dated  February 10, 2003
                    (Incorporated by reference to Exhibit 99.17 to the 2002 Form
                    10-KSB)
99.3*               Form of  Instructions  for Use of Rights Certificates
99.4*               Form of Letter to be sent by Company to Holders of Record of the Rights
99.5*               Form of Letter to be Sent to Beneficial Owners

---------------

   *  Filed herewith
   ** Previously filed

Item 17. Undertakings.

     (a) Regulation S-K, Item 512 Undertakings

     (1) The undersigned registrant hereby undertakes:

     (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To  include  any  prospectus   required  by  section  10(a)(3)  of  the
Securities Act of 1933;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that:

     (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us are against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the city of Knoxville, Tennessee.


                                    TENGASCO INC.


                                    By: /S/ RICHARD T.  WILLIAMS
                                       ---------------------------------------
                                       Richard T.  Williams
                                       Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                         TITLE                          DATE

/S/ RICHARD T. WILLIAMS      Chairman of the Board;        December 24, 2003
------------------------     Chief Executive Officer
Richard T. Williams          (principal executive
                             officer)

*
------------------------     Director; President           December 24, 2003
Jeffrey R. Bailey

*                            Chief Financial Officer       December 24, 2003
------------------------     (principal financial and
Mark A. Ruth                 accounting officer)

*                            Director                      December 24, 2003
------------------------
Stephen W. Akos

*                            Director                      December 24, 2003
------------------------
Joseph Earl Armstrong

*                            Director                      December 24, 2003
------------------------
John A. Clendening

*                            Director                      December 24, 2003
------------------------
Robert L. Devereux

*                            Director                      December 24, 2003
------------------------
Bill L. Harbert

*                            Director                      December 24, 2003
------------------------
Peter E. Salas

*                            Director                      December 24, 2003
------------------------
Charles M. Stivers

*/S/ RICHARD T. WILLIAMS                                   December 24, 2003
------------------------
Richard T. Williams,
as attorney-in-fact

                                  EXHIBIT INDEX


EXHIBIT NUMBER                             DESCRIPTION
--------------                             -----------

3.1                 Charter  (Incorporated  by  reference  to Exhibit 3.7 to the registrant's  registration  statement  on Form  10-SB  filed
                    August 7, 1997 (the "Form 10-SB"))
3.2                 Articles of Merger and Plan of Merger  (taking  into account the formation of the Tennessee  wholly-owned  subsidiary for the purpose of changing the Company's domicile and effecting reverse split)  (Incorporated by reference to Exhibit 3.8 to the Form 10-SB)
3.3                 Articles of  Amendment  to the  Charter  dated June 24, 1998
                    (Incorporated   by   reference   to   Exhibit   3.9  to  the
                    registrant's  annual  report on Form 10-KSB  filed April 15,
                    1999 (the "1998 Form 10-KSB"))
3.4                 Articles of Amendment to the Charter  dated October 30, 1998
                    (Incorporated  by reference to Exhibit 3.10 to the 1998 Form
                    10-KSB)
3.5                 Articles of  Amendment  to the Charter  filed March 17, 2000
                    (Incorporated   by   reference   to  Exhibit   3.11  to  the
                    registrant's  annual  report on Form 10-KSB  filed April 14,
                    2000 (the "1999 Form 10-KSB")) 3.6 By-laws  (Incorporated by reference to Exhibit 3.2 to the Form 10-SB)
4.1*                Form of Rights Certificate
5.1*                Opinion of Cary V. Sorensen, Esq.
10.1                Purchase  Agreement with IRC  (Incorporated  by reference to
                    Exhibit 10.1(a) to the Form 10-SB)
10.2                Amendment to Purchase  Agreement with IRC  (Incorporated  by reference to Exhibit 10.1(b) to the Form 10-SB)
10.3                General Bill of Sale and Promissory  Note  (Incorporated  by
                    reference to Exhibit 10.1(c) to the Form 10-SB)
10.4                Compensation  Agreement  -  M.E.  Ratliff  (Incorporated  by
                    reference  to  Exhibit  10.2(a)  to  the  Form  10-SB)  10.5
                    Compensation  Agreement - Jeffrey D. Jenson (Incorporated by
                    reference to Exhibit 10.2(b) to the Form 10-SB)
10.6                Compensation Agreement - Leonard W. Burningham (Incorporated
                    by reference to Exhibit 10.2(c) to the Form 10-SB)
10.7                Agreement  with the Natural Gas Utility  District of Hawkins
                    County, Tennessee (Incorporated by reference to Exhibit 10.3 to the Form 10-SB)
10.8                Agreement  with Powell  Valley  Electric  Cooperative,  Inc.
                    (Incorporated  by  reference  to  Exhibit  10.4 to the  Form
                    10-SB)
10.9                Agreement with Enserch Energy Services,  Inc.  (Incorporated by reference to Exhibit 10.5 to the Form 10-SB)
10.10               Amendment Agreement dated October 19, 1999 between Tengasco,
                    Inc. and the Natural Gas Utility District of Hawkins County,
                    Tennessee  (Incorporated by reference to Exhibit 10.9 to the registrant's  current  report on Form 8-K filed  October 25,
                    1999)
10.11               Natural Gas Sales  Agreement dated November 18, 1999 between
                    Tengasco, Inc. and Eastman Chemical Company (Incorporated by
                    reference  to  Exhibit  10.10  to the  registrant's  current report on Form 8-K filed November 23, 1999)
10.12               Agreement between A.M. Partners LLC and Tengasco, Inc. dated
                    October 6, 1999  (Incorporated by reference to Exhibit 10.11 to the registrant's 1999 Form 10-KSB)
10.13               Agreement between Southcoast Capital LLC and Tengasco,  Inc.
                    dated  February  25,  2000  (Incorporated  by  reference  to
                    Exhibit 10.12 to the registrant's 1999 Form 10-KSB)
10.14               Franchise  Agreement  between Powell Valley Utility District and Tengasco,  Inc. dated January 25, 2000  (Incorporated by reference  to Exhibit  10.13 to the  registrant's  1999 Form
                    10-KSB)
10.15               Amendment  Agreement  between Eastman  Chemical  Company and
                    Tengasco,   Inc.  dated  March  27,  2000  (Incorporated  by
                    reference  to Exhibit  10.14 to the  registrant's  1999 Form
                    10-KSB)

10.16 Loan Agreement between Tengasco Pipeline Corporation and Morita Properties, Inc. dated August 16, 2000 (Incorporated by reference to Exhibit 10.15 to the registrant's current report on Form 8-K dated August 22, 2000 (the "2000 8-K"))
10.17 Promissory note made by Tengasco Pipeline Corporation and Morita Properties, dated August 16, 2000 (Incorporated by reference to Exhibit 10.15(a) to the 2000 8-K)
10.18 Throughput Agreement between Tengasco Pipeline Corporation and Morita Properties, dated August 16, 2000 (Incorporated by reference to Exhibit 10.15(b) to the 2000 8-K)
10.19 Loan Agreement between Tengasco Pipeline Corporation and Edward W.T. Gray III dated August 16, 2000 (Incorporated by reference to Exhibit 10.16 to the 2000 8-K)
10.20 Promissory note made by Tengasco Pipeline Corporation and Edward W.T. Gray III dated August 16, 2000 (Incorporated by
                    10.20 reference to Exhibit 10.16(a) to the 2000 8-K)
10.21 Throughput Agreement between Tengasco Pipeline Corporation and Edward W.T. Gray III dated August 16, 2000 (Incorporated by reference to Exhibit 10.16(b) to the 2000 8-K)
10.22 Loan Agreement between Tengasco Pipeline Corporation and Malcolm E. Ratliff dated August 16, 2000 (Incorporated by
                    10.22 reference to Exhibit 10.17 to the 2000 8-K)
10.23 Promissory note made by Tengasco Pipeline Corporation and Malcolm E. Ratliff dated August 16, 2000 (Incorporated by reference to Exhibit 10.17(a) to the 2000 8-K)
10.24 Throughput Agreement between Tengasco Pipeline Corporation and Malcolm E. Ratliff dated August 16, 2000 (Incorporated by reference to Exhibit 10.17(b) to the 2000 8-K)
10.25 Loan Agreement between Tengasco Pipeline Corporation and Charles F. Smithers, Jr. dated August 16, 2000 (Incorporated by reference to Exhibit 10.18 to the 2000 8-K)
10.26 Promissory note made by Tengasco Pipeline Corporation and Charles F. Smithers, Jr. dated August 16, 2000 (Incorporated by reference to Exhibit 10.18(a) to the 2000 8-K)
10.27 Throughput Agreement between Tengasco Pipeline Corporation and Charles F. Smithers, Jr. dated August 16, 2000 (Incorporated by reference to Exhibit 10.18(b) to the 2000 8-K)
10.28 Loan Agreement between Tengasco Pipeline Corporation and Nick Nishiwaki dated August 16, 2000 (Incorporated by reference to Exhibit 10.19 to the 2000 8-K)
10.29 Promissory note made by Tengasco Pipeline Corporation and Nick Nishiwaki dated August 16, 2000 (Incorporated by reference to Exhibit 10.19(a) to the 2000 8-K)
10.30 Throughput Agreement between Tengasco Pipeline Corporation and Nick Nishiwaki dated August 16, 2000 (Incorporated by reference to Exhibit 10.19(b) to the 2000 8-K)
10.31 Memorandum Agreement between Tengasco, Inc. and the University of Tennessee dated February 13, 2001 (Incorporated by reference to Exhibit 10.19 to the registrant's annual report on Form 10-KSB filed April 10, 2001 (the "2000 Form 10-KSB"))
10.32 Natural Gas Sales Agreement between Tengasco, Inc. and BAE SYSTEMS Ordnance Systems Inc. dated March 30, 2001 (Incorporated by reference to Exhibit 10.20 to the 2000 Form 10-KSB)
10.33 Reducing and Revolving Line of Credit Up to $35,000,000 from Bank One, N.A. to Tengasco, Inc. Tennessee Land & Mineral Corporation and Tengasco Pipeline Corporation dated November 8, 2001 (Incorporated by reference to Exhibit 10.21 to the registrant's quarterly report on Form 10-Q filed November 14, 2001)
10.34 Tengasco, Inc. Incentive Stock Plan (Incorporated by reference to Exhibit 4.1 to the registrant's registration statement on Form S-8 filed October 26, 2000)
10.35** Promissory Note made by Tengasco, Inc. and Tengasco Pipeline Corporation to Dolphin Offshore Partners, LP dated October 7, 2002 in the principal amount of $500,000
10.36** Promissory Note made by Tengasco, Inc. and Tengasco Pipeline Corporation to Dolphin Offshore Partners, LP dated December 4, 2002 in the principal amount of $250,000
10.37** Promissory Note made by Tengasco, Inc. and Tengasco Pipeline Corporation to Dolphin Offshore Partners, LP dated February 3, 2003 in the principal amount of $250,000
10.38** Promissory Note made by Tengasco, Inc. and Tengasco Pipeline Corporation to Dolphin Offshore Partners, LP dated February 28, 2003 in the principal amount of $250,000
10.39** Promissory Note made by Tengasco, Inc. and Tengasco Pipeline Corporation to Dolphin Offshore Partners, LP dated May 20, 2003 in the principal amount of $750,000
10.40** Promissory Note made by Tengasco, Inc. and Tengasco Pipeline Corporation to Dolphin Offshore Partners, LP dated August 6, 2003 in the principal amount of $150,000

10.41**             Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation  to Jeffrey R. Bailey  dated May 20, 2003 in the principal amount of $84,000
10.42               Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation to Dolphin Offshore Partners,  LP dated December
                    3, 2003 in the principal amount of $225,000 (Incorporated by reference  to  Exhibit  10.42  to the  registrant's  current report on Form 8-K dated  December  3, 2003 (the  "2003 Form
                    8-K")
10.43               Promissory Note made by Tengasco, Inc. and Tengasco Pipeline
                    Corporation to Dolphin Offshore Partners,  LP dated December
                    9, 2003 in the principal amount of $250,000 (Incorporated by reference to Exhibit 10.43 to the 2003 Form 8-K)
10.44               Continuing  Security Agreement dated December 3, 2003 by the
                    Company and Tengasco  Pipeline  Corporation  as Obligors and
                    Dolphin Offshore Partners, LP as Secured Party (Incorporated
                    by reference to Exhibit 10.44 to the 2003 Form 8-K)
21                  List of subsidiaries  (Incorporated  by reference to Exhibit
                    21 to the  registrant's  annual  report on Form 10-KSB filed
                    March 31, 2003 (the "2002 Form 10-KSB"))
23.1*               Consent of Cary V. Sorensen,  Esq. (contained in Exhibit 5.1 hereto)
23.2*               Consent of BDO Seidman
23.3*               Consent of Ryder Scott Company, L.P.
24.1**              Power of Attorney
99.1                Ryder  Scott  Company,  L.P.  Report  dated  March 28,  2002
                    (Incorporated   by  reference   to  Exhibit   99.15  to  the
                    registrant's  annual  report on Form 10-KSB  filed April 10,
                    2002)
99.2                Ryder Scott  Company,  L.P.  Report dated  February 10, 2003
                    (Incorporated by reference to Exhibit 99.17 to the 2002 Form
                    10-KSB)
99.3*               Form of  Instructions  for Use of Rights Certificates
99.4*               Form of Letter to be Sent by  Company  to Holders of Records
                    of the Rights
99.5*               Form of Letter to be Sent to Beneficial Owners

---------------

   *  Filed herewith
   ** Previously filed